Filed Pursuant to Rule 424(b)(5)

Registration No. 333-133852

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
10.00% Reverse Mandatory Exchangeable Senior Notes with Partial Upside, due May 11, 2009 (Exchangeable for Common Shares of Johnson & Johnson)	851,000	68.1499	$57,995,564.90	$2,280.00
(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

Pricing Supplement No. 2

(To Prospectus dated May 5, 2006, Series L Prospectus Supplement dated April 10, 2008, and Product Supplement No. 5 relating to the

Reverse Mandatory Exchangeable Senior Notes dated April 15, 2008)

May 2, 2008

$57,995,564.90

10.00% Reverse Mandatory Exchangeable Senior Notes with Partial Upside, due May 11, 2009

(Exchangeable for Common Shares of Johnson & Johnson)

This pricing supplement, the accompanying product supplement relating to the Reverse Mandatory Exchangeable Senior Notes with Partial Upside, the accompanying Series L prospectus supplement, and the accompanying prospectus, should be read together. Terms used herein have the meanings given to them in the accompanying product supplement, unless the context requires otherwise.

The Reverse Mandatory Exchangeable Senior Notes with Partial Upside offered by this pricing supplement, which we call the “notes,” have the terms described in the accompanying product supplement, as supplemented and modified by the following:

Interest Rate: The notes accrue interest at a fixed rate of 10.00% per annum.

Interest Payment Dates: On the 11th day of each month, beginning June 11, 2008, and ending on the Maturity Date.

Minimum Denomination: The notes are issued in minimum denominations of $68.1499 (one unit (as defined below) of the notes), and increments of one unit in excess of $68.1499.

Initial Index Stock Price: $68.1499 per share was established on the pricing date.

Principal Amount: Each $68.1499 in principal amount of the notes constitutes one “unit” of the notes. Accordingly, the aggregate principal amount of the notes corresponds to 851,000 units of the notes.

Index Stock and Index Stock Issuer: Common shares of Johnson & Johnson. (ticker: JNJ).

Pricing Date: May 2, 2008.

Issue Date: May 9, 2008.

Final Valuation Date: May 4, 2009.

Final Valuation Period: Not Applicable

Maturity Date: May 11, 2009.

Base Exchange Ratio: Initially equal to 1; may be adjusted for certain corporate events relating to the Index Stock.

Initial Price Level: $68.1499, which is the product of the Initial Index Stock Price and the initial Base Exchange Ratio.

Put Strike Price (as described below): $72.7500, which is 106.75% of the Initial Price Level.

Call Strike Price: $73.7723, which is 108.25% of the Initial Price Level.

Downside Participation Rate: 93.6768%

Upside Participation Rate: 65.0000%

•	The notes are our unsecured senior notes. The notes are not principal protected.

•	Your return at maturity primarily depends on the performance of the Index Stock.

•	If the Final Price Level is less than the Put Strike Price, you will receive an amount of cash or Index Stock worth less than the principal amount of your notes.

•	The Base Exchange Ratio may be adjusted for certain corporate events relating to the Index Stock Issuer.

•	You cannot elect to exchange your notes for shares of the Index Stock prior to maturity.

•	The notes will not be listed on any securities exchange.

•	Banc of America Securities LLC (“BAS”) is acting as our selling agent to offer the notes on a best efforts basis. BAS will not receive any commission in connection with the sale of the notes.

Our notes are unsecured and are not savings accounts, deposits, or other obligations of a bank. Our notes are not guaranteed by Bank of America, N.A. or any other bank, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and involve investment risks. Potential purchasers of the notes should consider the information in “Risk Factors” beginning on page S-9 of the accompanying product supplement. The notes are not principal protected.

None of the Securities and Exchange Commission (the “SEC”), any state securities commission, or any other regulatory body has approved or disapproved of these notes or passed upon the adequacy or accuracy of this pricing supplement, the accompanying product supplement, the accompanying Series L prospectus supplement, or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Index Stock Issuer did not participate in the preparation of this pricing supplement, will not receive any of the proceeds from this offering, and will not have any obligation to make any payments to you.

We will deliver the notes in book-entry form only through The Depository Trust Company on or about May 9, 2008 against payment in immediately available funds.

Banc of America Securities LLC

Selling Agent

DESCRIPTION OF THE NOTES

General

The notes are senior notes issued under the senior indenture, which we describe more fully in the accompanying Series L prospectus supplement. The following description of the notes supplements and modifies the description of the general terms and provisions of the notes set forth in the accompanying prospectus, Series L prospectus supplement and product supplement no. 5 relating to the Reverse Mandatory Exchangeable Senior Notes with Partial Upside under the heading “Description of the Notes.”

The notes will mature on May 11, 2009.

Prior to maturity, the notes are not redeemable by us or repayable at the option of any holder.

The CUSIP number for the notes is 060505 666.

The notes will not be listed on any securities exchange.

Interest

The notes bear interest from May 9, 2008 at 10.00% per annum of the principal amount. Interest is payable monthly in arrears on each Interest Payment Date. Interest is computed on the basis of a 360-day year of twelve 30-day months.

Payment at Maturity

At maturity, unless certain corporate events relating to the Index Stock Issuer have occurred, for each unit of the notes, we will deliver to you the Final Redemption Amount, which will depend upon the Final Price Level. At our option, instead of paying the Final Redemption Amount in cash, we may deliver to you a number of shares of Index Stock based upon the closing price of the Index Stock on the Final Valuation Date.

The Final Redemption Amount will be determined as follows:

•	if the Final Price Level is less than the Put Strike Price, then the Final Redemption Amount will equal the Downside Participation Rate multiplied by the Final Price Level;
•	if the Final Price Level is greater than or equal to the Put Strike Price but less than the Call Strike Price, then the Final Redemption Amount will equal the Initial Price Level; and
•

if the Final Price Level is greater than or equal to the Call Strike Price, then the Final Redemption Amount will equal the Initial Price Level plus the Upside Participation Rate multiplied by the difference between the Final Price Level and the Call Strike Price.

The Final Price Level must exceed the Call Strike Price in order for you to receive a cash payment or amount of shares that exceeds the principal amount of your notes.

If the Final Price Level is less than the Put Strike Price, you will receive a number of shares of the Index Stock or cash worth less than the principal amount of your notes.

The Base Exchange Ratio and the calculation of the Final Redemption Amount may be adjusted for certain corporate events. See the section entitled “Description of the Notes—Dilution and Reorganization Adjustments” in the accompanying product supplement.

We expect that the cash and shares will be distributed to you on the maturity date in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See “—Same Day Settlement and Payment” below, and “Registration and Settlement” in the prospectus.

If any amount of cash payable on the units that you hold is less than one cent, we will round that amount to the nearest whole cent.

Modifications to the Terms Described in the Product Supplement

Please note that no “Lower Put Strike Price,” as described in product supplement no. 5, will apply to the notes. However, the “Upper Put Strike Price,” as described in product supplement no. 5, generally corresponds to the term “Put Strike Price,” as used in this pricing supplement.

Unlike the terms described in product supplement no. 5, you may lose the entire amount that you invest in your notes. There is no minimum amount of cash or shares of the Index Stock Issuer payable to you at maturity.

Examples of the Calculation of the Final Redemption Amount

Below are three examples of the calculation of the Final Redemption Amount for one unit of the notes. Each of the examples is based on the following terms of the notes:

•	the Initial Price Level of $68.1499;
•	the Put Strike Price of $72.7500;
•	the Call Strike Price of $73.7723;
•	the Downside Participation Rate of 93.6768%; and
•	the Upside Participation Rate of 65.0000%.

Example 1- The hypothetical Final Price Level has decreased from the Initial Price Level by 10.00%, and is less than the Put Strike Price.

Initial Price Level: 68.1499

Hypothetical Final Price Level: 61.3349

Put Strike Price: $72.7500

Final Redemption Amount = $61.3349 x .936768 = $57.4566

In this example, the Final Redemption Amount would be less than the principal amount of the notes.

Example 2- The hypothetical Final Price Level has increased by 8.00% from the Initial Price Level, is greater than the Put Strike Price, but less than the Call Strike Price.

Initial Price Level: 68.1499

Hypothetical Final Price Level: 73.6019

Put Strike Price: $72.7500

Call Strike Price: $73.7723

Since the Final Price Level is greater than the Put Strike Price, but less than the Call Strike Price, the Final Redemption Amount will be the Initial Price Level, $68.1499.

Example 3- The hypothetical Final Price Level has increased by 20.00% from the Initial Price Level, and is greater than the Call Strike Price.

Initial Price Level: 68.1499

Hypothetical Final Price Level: 81.7799

Call Strike Price: $73.7723

Final Redemption Amount = $68.1499 + (65.0000% x (81.7799 – 73.7723)) = $73.3548

Hypothetical Returns

Solely to help illustrate the terms of the notes, the following table sets forth, for a range of hypothetical closing prices of the Index Stock on the Final Valuation Date:

•	the hypothetical percentage change from the Initial Index Stock Price to the hypothetical closing price; and

•	the hypothetical Final Redemption Amount.

The amounts in the table are for purposes of illustration only. The table assumes that there are no anti-dilution or similar adjustments, no adjustments to the Base Exchange Ratio, and no Market Disruption Events.

Hypothetical Closing Price on Final Valuation Date	Percentage Change from the Initial Index Stock Price to the Hypothetical Closing Price on Final Valuation Date	Participation Rate	Final Redemption Amount
0.0000	-100.00%	93.6768%	$0.0000
34.0750	-50.00%	93.6768%	$31.9204
37.4824	-45.00%	93.6768%	$35.1123
40.8899	-40.00%	93.6768%	$38.3043
44.2974	-35.00%	93.6768%	$41.4964
47.7049	-30.00%	93.6768%	$44.6884
51.1124	-25.00%	93.6768%	$47.8805
54.5199	-20.00%	93.6768%	$51.0725
57.9274	-15.00%	93.6768%	$54.2645
61.3349	-10.00%	93.6768%	$57.4566
64.7424	-5.00%	93.6768%	$60.6486
68.1499	0.00%	93.6768%	$63.8406
68.8314	1.00%	93.6768%	$64.4791
69.5129	2.00%	93.6768%	$65.1175
70.1944	3.00%	93.6768%	$65.7559
70.8759	4.00%	93.6768%	$66.3943
71.5574	5.00%	93.6768%	$67.0327
72.2389	6.00%	93.6768%	$67.6711
72.7500	6.75%	N/A	$68.1499
72.9204	7.00%	N/A	$68.1499
73.6019	8.00%	N/A	$68.1499
73.7723	8.25%	65.0000%	$68.1499
74.2834	9.00%	65.0000%	$68.4821
74.9649	10.00%	65.0000%	$68.9251
78.3724	15.00%	65.0000%	$71.1400
81.7799	20.00%	65.0000%	$73.3548
85.1874	25.00%	65.0000%	$75.5697
88.5949	30.00%	65.0000%	$77.7846
92.0024	35.00%	65.0000%	$79.9995
95.4099	40.00%	65.0000%	$82.2143
98.8174	45.00%	65.0000%	$84.4292
102.2249	50.00%	65.0000%	$86.6441

THE INDEX STOCK

The Index Stock Issuer’s Business

Johnson & Johnson engages in the research and development, manufacture, and sale of various products in the healthcare field worldwide. Johnson & Johnson’s principal executive offices are located at One Johnson & Johnson Plaza, New Brunswick, New Jersey 08933.

Historical Data on the Index Stock

The following table sets forth the high, low, and period-end closing prices of the Index Stock. We obtained the prices shown below from Bloomberg Financial® service, without independent verification. According to the Index Stock Issuer’s most recent Annual Report on Form 10-K, there were 2,832,602,429 shares of the Index Stock outstanding. The Index Stock trades on the New York Stock Exchange under the symbol “JNJ.”

We have provided this historical information to help you evaluate the behavior of the Index Stock in recent periods. However, it is not possible to predict how the Index Stock will perform in the future.

	HIGH	LOW	CLOSE

2005
First Quarter	68.44	61.49	67.16
Second Quarter	69.40	65.00	65.00
Third Quarter	65.18	61.94	63.28
Fourth Quarter	64.32	60.04	60.10

2006
First Quarter	63.10	56.80	59.22
Second Quarter	61.79	57.65	59.92
Third Quarter	65.00	60.04	64.94
Fourth Quarter	69.10	64.58	66.02

2007
First Quarter	67.76	60.00	60.26
Second Quarter	65.12	60.10	61.62
Third Quarter	65.70	59.77	65.70
Fourth Quarter	68.40	63.91	66.70

2008
First Quarter	68.31	61.33	64.87
Second Quarter (through May 1st)	67.81	65.27	67.81

U.S. FEDERAL INCOME TAX TREATMENT OF THE NOTES

The following discussion supplements and should be read in connection with the discussion in the accompanying Reverse Mandatory Exchangeable Senior Notes with Partial Upside product supplement under “U.S. Federal Income Tax Summary.” For purposes of that summary, we have determined that the notes are Excess Interest Notes which are long-term obligations and that the Deposit Yield is 2.88%, compounded monthly. As set forth in the accompanying Reverse Mandatory Exchangeable Senior Notes with Partial Upside product supplement, you have agreed with us (in the absence of an administrative determination or judicial ruling to the contrary) to characterize the notes for all U.S. federal income tax purposes as investment units consisting of the following components (the “Components”): a deposit and a forward contract, as described in that product supplement in the section entitled “U.S. Federal Income Tax Summary—General.”

Based on our determination of the relative fair market values of the Components, we have allocated 100% of the Issue Price of the notes to the Deposit and none to the Forward Contract. Our allocation of the Issue Price among the components is binding on you, unless you timely and explicitly disclose to the Internal Revenue Service (“IRS”) that your allocation is different from ours.

For more details, see “U.S. Federal Income Tax Summary” in the accompanying product supplement.

The treatment of the notes described herein and our allocation are not, however, binding on the IRS or the courts. No statutory, judicial, or administrative authority directly addresses the characterization of the notes or instruments similar to the notes for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to the notes. Due to the absence of authorities that directly address instruments that are similar to the notes, significant aspects of the U.S. federal income tax consequences of an investment in the notes are uncertain and no assurance can be given that the IRS or the courts will agree with the characterization described herein or the statements made in the section entitled “U.S. Federal Income Tax Summary” in the accompanying product supplement.

The IRS or a court may adopt other treatments of the notes, in which case the timing and character of any income or loss on the notes could be significantly and adversely affected.

On December 7, 2007, the IRS released Notice 2008-2 (“Notice”) seeking comments from the public on the taxation of financial instruments currently taxed as “prepaid forward contracts.” While it is not clear whether the notes would be viewed as similar to the instruments described in the Notice, it is possible that the U.S. Treasury Department (“Treasury”) regulations or other guidance promulgated after consideration of the issues set forth in the Notice could materially and adversely affect the tax consequences to you of an investment in the notes, possibly with retroactive effect. According to the Notice, the IRS and Treasury are considering a number of issues, including whether income should be recognized on an accelerated schedule and whether all or a portion of such income should be treated as ordinary income rather than capital gain. Any future guidance may materially and adversely affect the timing and character of your income in respect of the notes.

In addition, legislation recently was introduced in the United States Congress which, if enacted, would also impact the taxation of prepaid forward contracts. Under the proposed legislation, a United States holder that acquires a prepaid forward contract after the date of enactment of the legislation would be required to include income in respect of such prepaid forward contract on a current basis. It is not possible to predict whether the legislation will be enacted in its proposed form or whether any other legislative action may be taken in the future that may adversely affect the taxation of prepaid forward contracts. Further, it is possible that any such legislation, if enacted, may apply on a retroactive basis. It is impossible to predict whether and how any future legislation would affect the consequences to you of investing in the notes.

You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of an investment in the notes (including alternative characterization of the notes) and with respect to any tax consequences arising under the laws of any state, local, or foreign taxing jurisdiction.

Product Supplement No. 5	Filed Pursuant to Rule 424(b)(5)
(To Prospectus dated May 5, 2006	Registration No. 333-133852
and Series L Prospectus Supplement dated April 10, 2008)
April 15, 2008

Reverse Mandatory Exchangeable Senior Notes with Partial Upside

We may offer and sell reverse mandatory exchangeable senior notes with partial upside from time to time. This product supplement describes the terms that will apply generally to these notes. A separate pricing supplement will describe the terms that apply specifically to your note, including any changes to the terms described in this product supplement.

•	The notes are our unsecured senior notes. The notes are only partially principal protected.

•

Your return at maturity depends on the performance of the common stock or similar common equity security (the “Index Stock”) of the company (the “Index Stock Issuer”) that will be specified in the applicable pricing supplement.

•	The applicable pricing supplement will specify, among other things:

•	the maturity date of the notes;

•	the rate of interest payable on the notes and the related interest payment dates;

•	the Final Valuation Date or the Final Valuation Period (each as defined below), as applicable, in which the return on the notes will be determined;

•	the minimum denominations, or “units,” of the notes;

•	the number of shares of the Index Stock initially represented by one unit of the notes (the “Base Exchange Ratio”); and

•	the settlement date for each issuance of the notes.

•

Unless otherwise specified in the applicable pricing supplement, each unit of the notes will have both an original issue price and a principal amount equal to the “Initial Price Level” (as defined below). The Initial Price Level will be set on the pricing date for the notes and will be set forth in the applicable pricing supplement. The Initial Price Level will be equal to the product of the initial Base Exchange Ratio and the reference price of the Index Stock that we will establish on the pricing date (the “Initial Index Stock Price”).

•

At maturity, unless certain corporate events relating to the Index Stock Issuer have occurred, for each unit of the notes, we will deliver to you the Final Redemption Amount (as defined below), which will depend upon the Final Price Level (as defined below). Unless otherwise specified in the applicable pricing supplement, at our option, instead of paying the Final Redemption Amount in cash, we may deliver to you a number of shares of Index Stock based upon the closing price of the Index Stock on the Final Valuation Date. You may receive cash or a number of shares worth less than the principal amount of your notes.

•	The Final Redemption Amount will be determined as follows:

•

if the Final Price Level is less than or equal to the “Lower Put Strike Price” (as defined below), then the Final Redemption Amount will equal the “Downside Participation Rate” multiplied by the “Lower Put Strike Price” (each as defined below);

•

if the Final Price Level is greater than the Lower Put Strike Price but less than the “Upper Put Strike Price” (as defined below), then the Final Redemption Amount will equal the Downside Participation Rate multiplied by the Final Price Level;

•

if the Final Price Level is greater than or equal to the Upper Put Strike Price but less than the “Call Strike Price” (as defined below), then the Final Redemption Amount will equal the Initial Price Level; and

•

if the Final Price Level is greater than or equal to the Call Strike Price, then the Final Redemption Amount will equal the Initial Price Level plus the “Upside Participation Rate” (as defined below) multiplied by the difference between the Final Price Level and the Call Strike Price.

•

Unless otherwise set forth in the applicable pricing supplement, the Upper Put Strike Price and the Call Strike Price (which will exceed the Upper Put Strike Price), will represent a percentage increase from the Initial Price Level that we will specify in the applicable pricing supplement. The Final Price Level must exceed the Call Strike Price in order for you to receive a cash payment or amount of shares that exceeds the principal amount of your notes.

•

The “Final Price Level” will equal the product of (a) the closing price of the Index Stock on the Final Valuation Date and (b) the Base Exchange Ratio on the Final Valuation Date. However, if a Final Valuation Period is applicable to the notes, then the Final Price Level will equal the arithmetic average of, for each trading day during the Final Valuation Period, the product of (a) the closing price of the Index Stock and (b) the then-current Base Exchange Ratio.

•	If the Final Price Level is less than the Upper Put Strike Price, you will receive a number of shares of the Index Stock or cash worth less than the principal amount of your notes.

•	The Base Exchange Ratio may be adjusted for certain corporate events relating to Index Stock Issuer.

(continued on next page)

Our notes are unsecured and are not savings accounts, deposits, or other obligations of a bank. Our notes are not guaranteed by Bank of America, N.A. or any other bank, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and involve investment risks. The value of the notes at maturity is uncertain. Potential purchasers of the notes should consider the information in “ Risk Factors” beginning on page S-9 of this product supplement. You may lose a significant portion of your investment in the notes.

None of the Securities and Exchange Commission (the “SEC”), any state securities commission, or any other regulatory body has approved or disapproved of these notes or passed upon the adequacy or accuracy of this product supplement, the accompanying Series L prospectus supplement, or the accompanying prospectus. Any representation to the contrary is a criminal offense.

No Index Stock Issuer participated or will participate in the preparation of this product supplement or any pricing supplement. No Index Stock Issuer will receive any of the proceeds from any offering of the notes, nor will any Index Stock Issuer have any obligation under the notes to make any payments to you.

Banc of America Securities LLC

Selling Agent

(continued from prior page)

•	The pricing supplement for your notes will specify for your notes:

•	the Initial Price Level;

•	the Lower Put Strike Price;

•	the Upper Put Strike Price;

•	the Call Strike Price;

•	the Downside Participation Rate; and

•	the Upside Participation Rate.

•	You cannot elect to exchange your notes for Index Stock prior to maturity.

•	Unless otherwise specified in the applicable pricing supplement, the notes will not be listed on any securities exchange.

•

Banc of America Securities LLC (“BAS”) is acting as our selling agent to offer the notes on a best efforts basis. Unless otherwise specified in the applicable pricing supplement, BAS will not receive any commission in connection with the sale of the notes.

SUMMARY

This product supplement relates only to our notes and does not relate to the securities of any Index Stock Issuer. This summary includes questions and answers that highlight selected information from the accompanying prospectus, the accompanying Series L prospectus supplement, and this product supplement to help you understand these notes. You should read carefully the entire prospectus, the accompanying Series L prospectus supplement, this product supplement, and the applicable pricing supplement to understand fully the terms of the notes, as well as the tax and other considerations important to you in making a decision about whether to invest in the notes. In particular, you should review carefully the section in this product supplement entitled “Risk Factors,” which highlights a number of risks of an investment in the notes, to determine whether an investment in the notes is appropriate for you. If information in this product supplement is inconsistent with the prospectus or the accompanying Series L prospectus supplement, this product supplement will supersede those documents. If information in this product supplement is inconsistent with the applicable pricing supplement, the applicable pricing supplement will supersede this product supplement.

Certain capitalized terms used and not defined in this product supplement have the meanings ascribed to them in the accompanying Series L prospectus supplement and the prospectus.

The transactions described in this product supplement are complex. You are urged to consult with your own attorneys and business and tax advisors before making a decision to purchase any of the notes.

The information in this “Summary” section is qualified in its entirety by the more detailed explanation set forth elsewhere in this product supplement, the applicable pricing supplement, and the accompanying Series L prospectus supplement and the prospectus. You should rely only on the information contained in this product supplement, the applicable pricing supplement, the accompanying Series L prospectus supplement, and the prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the selling agent will make an offer to sell these notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this product supplement, the applicable pricing supplement, the accompanying Series L prospectus supplement, and prospectus is accurate only as of the date on their respective front covers.

What are the notes?

The notes are senior debt securities issued by Bank of America Corporation and are not secured by collateral. The notes rank equally with all of our other unsecured senior indebtedness from time to time outstanding. The notes will mature on the maturity date specified in the applicable pricing supplement. The notes are only partially principal protected.

How much interest will you receive on the notes?

The applicable pricing supplement will state the interest rate, the interest payment dates, and the method of determining the amount of interest payable on your notes.

How will the interest rates on the notes compare to the interest rate on a conventional debt security?

We expect that the interest rates payable on the notes will be higher than the interest rate payable on a conventional debt security with the same maturity issued by us or by an issuer with a comparable credit rating. This is because you are deemed to be indirectly selling a put option to us on the Index Stock. Your return attributable to the put option is combined with a market interest rate on our senior debt to produce an interest rate that may be higher than conventional debt securities.

What will you receive on the stated maturity date of the notes?

The amount of cash or the number of shares that you will receive on the maturity date will depend on the closing price of the Index Stock and the Base Exchange Ratio on the Final Valuation Date or on each trading day in the Final Valuation Period, as described in the applicable pricing supplement. The Final Price Level will equal the product of (a) the closing price of the Index Stock on the Final Valuation Date and (b) the Base Exchange Ratio on the Final Valuation Date. However, if a Final Valuation Period is applicable to the notes, then the Final Price Level will equal the arithmetic average of, for each trading day during the Final Valuation Period, the product of (a) the closing price of the Index Stock and (b) the Base Exchange Ratio. The applicable pricing supplement will state whether a single Final Valuation Date or a Final Valuation Period consisting of more than a single trading day will be used to determine the Final Price Level. If a Final Valuation Period is applicable to your notes, the last trading day of that period will be the “Final Valuation Date” for certain calculations that may be made, as described below.

At maturity, unless certain corporate events relating to the Index Stock Issuer have occurred, for each unit of the notes, we will deliver to you the Final Redemption Amount, which will depend upon the Final Price Level. Unless otherwise specified in the applicable pricing supplement, at our option, instead of paying the Final Redemption Amount in cash, we may deliver to you a number of shares of Index Stock based upon the closing price of the Index Stock on the Final Valuation Date. You may receive cash or a number of shares worth less than the principal amount of your notes.

The Final Redemption Amount will be determined as follows:

•	if the Final Price Level is less than or equal to the Lower Put Strike Price, then the Final Redemption Amount will equal the Downside Participation Rate multiplied by the Lower Put Strike Price;

•

if the Final Price Level is greater than the Lower Put Strike Price but less than the Upper Put Strike Price, then the Final Redemption Amount will equal the Downside Participation Rate multiplied by the Final Price Level;

•	if the Final Price Level is greater than or equal to the Upper Put Strike Price but less than the Call Strike Price, then the Final Redemption Amount will equal the Initial Price Level; and

•

if the Final Price Level is greater than or equal to the Call Strike Price, then the Final Redemption Amount will equal the Initial Price Level plus the Upside Participation Rate (as defined below) multiplied by the difference between the Final Price Level and the Call Strike Price.

Unless otherwise set forth in the applicable pricing supplement, the Upper Put Strike Price and the Call Strike Price (which will exceed the Upper Put Strike Price), will represent a percentage increase from the Initial Price Level that we will specify in the applicable pricing supplement. The Final Price Level must exceed the Call Strike Price in order for you to receive a cash payment or amount of shares that exceeds the principal amount of your notes.

If the Final Price Level is less than the Upper Put Strike Price, you will receive a number of shares of the Index Stock or cash worth less than the principal amount of your notes.

The pricing supplement for your notes will specify for your notes:

•	the Initial Price Level;

•	the Lower Put Strike Price;

•	the Upper Put Strike Price;

•	the Call Strike Price;

•	the Downside Participation Rate; and

•	the Upside Participation Rate.

The Base Exchange Ratio and the calculation of the Final Redemption Amount may be adjusted for certain corporate events. See the section entitled “Description of the Notes—Dilution and Reorganization Adjustments.”

Is it possible for you to receive shares of the Index Stock instead of cash at maturity?

Yes. Unless otherwise specified in the applicable pricing supplement, at our option, instead of paying the Final Redemption Amount in cash, we may deliver to you a number of shares of Index Stock based upon the closing price of the Index Stock on the Final Valuation Date.

At maturity, can you receive cash or shares having a value that is less than the principal amount of your notes?

Yes. If at maturity, the Final Price Level is less than the Upper Put Strike Price, then the value of the cash or the Index Stock that you receive will be less than the principal amount of your notes. In addition, if the Downside Participation Rate of your notes is less than one, your return on the notes will be even less than the negative return of the Index Stock (provided that the Final Redemption Amount will not be less than the product of the Downside Participation Rate and the Lower Put Strike Price). Moreover, because the payment amount on your note will be determined on the Final Valuation Date, if we deliver shares rather than cash, you may be subject to adverse price movements in the share price of the Index Stock between the Final Valuation Date and the maturity date.

Do you have the right to exchange your notes for cash or Index Stock prior to maturity?

No. You cannot elect to exchange your notes for cash or Index Stock prior to maturity.

Is the return on the notes limited in any way?

Yes. At maturity, you will only receive cash or shares of Index Stock with a value greater than the principal amount of your notes if the Final Price Level exceeds the Call Strike Price. Even in such a case, unless otherwise set forth in the applicable pricing supplement, your return on the notes will be less than the percentage increase in the Final Price Level, because your return in excess to the principal amount of your notes will be limited to the difference between the Final Price Level and the Call Strike Price, multiplied by the Upside Participation Rate, which we expect to be less than 100%.

Can the maturity date be postponed if a Market Disruption Event occurs?

No. See the section entitled “Description of the Notes—Market Disruption Events.”

Do we have the right to call the notes?

No. We do not have the right to call the notes.

Is it possible for the notes to become linked to the value of securities of companies other than the Index Stock Issuer?

Yes. Following some types of corporate events relating to the Index Stock Issuer, such as a stock-for-stock merger where the Index Stock Issuer is not the surviving entity, you will receive at maturity the cash value of the applicable number of securities of the successor corporation to the Index Stock Issuer. Following some other types of corporate events relating to the Index Stock Issuer, such as a merger where holders of the Index Stock would receive all or a substantial portion of their consideration in cash, or a significant cash dividend or distribution of property occurs with respect to the Index Stock, you will receive at maturity the cash value of the applicable number of shares of the common stock of three companies in the same industry group as the Index Stock Issuer in lieu of the Index Stock or the cash value of the common stock of those three companies in addition to the cash value of a number of shares of the Index Stock, as applicable. If a corporate event of this kind occurs, the equity-linked nature of the notes will be affected. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting those other reference stocks in “Description of the Notes—Dilution and Reorganization Adjustments.”

Who will determine the amounts payable on the notes?

A calculation agent will make all calculations associated with determining the Final Price Level, the Final Redemption Amount, the Base Exchange Ratio on the Final Valuation Date (or during the Final Valuation Period, if applicable), and the amount of cash or securities payable at maturity. The calculation agent also will (a) adjust the Base Exchange Ratio for certain corporate events affecting the Index Stock and (b) determine the appropriate securities to be used in calculating the amount of cash to be delivered at maturity if certain reorganization events occur relating to the Index Stock that we describe in “Description of the Notes—Dilution and Reorganization Adjustments.” We have appointed our subsidiary, BAS, to act as calculation agent. See the sections entitled “Description of the Notes—Role of the Calculation Agent” and “Description of the Notes—Dilution and Reorganization Adjustments.”

What is the Index Stock Issuer?

Each Index Stock Issuer will be a company that has registered its common equity securities under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, each Index Stock Issuer will be a company required to file periodically financial and other information specified by the SEC. Information that the Index Stock Issuer provides or files with the SEC can be inspected at the SEC’s public reference facilities or accessed over the Internet through the SEC’s web site, http://www.sec.gov. In addition, information regarding the Index Stock Issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles, and other publicly disseminated information. We make no representation or warranty as to the accuracy or completeness of any of this information. For further information, please see the section entitled “The Index Stock.” If the Index Stock Issuer is not a U.S. company, the references in this product supplement to the Index Stock Issuer’s common shares may be to the Index Stock Issuer’s American Depositary Shares,

ordinary shares, or other comparable common equity security, as specified in the applicable pricing supplement.

What will be the Index Stock Issuer’s role in the notes?

The amount we will pay at maturity will be determined according to the price of the Index Stock on the Final Valuation Date (or during the Final Valuation Period, if applicable). In either case, the Index Stock Issuer will have no obligations relating to, or any role in connection with, the notes or the amounts of cash or shares to be delivered to you. The Index Stock Issuer will have no obligation to take our needs or your needs into consideration for any reason. The Index Stock Issuer will not receive any of the proceeds from the offering of any of the notes and will not be responsible for, and will not endorse or participate in, any offering of the notes. The Index Stock Issuer will not be responsible for, and will not participate in, the determination or calculation of the amounts that you may receive. Unless otherwise specified in the applicable pricing supplement, we will not be an affiliate of any Index Stock Issuer.

Will you have an ownership interest in the Index Stock during the term of the notes?

No. An investment in the notes does not entitle you to any ownership interest in the Index Stock, including any voting rights, dividends paid, or other distributions by the Index Stock Issuer, unless and until those shares are delivered to you at maturity.

Are the notes transferable?

Yes. You may transfer the notes. You will not have the right to receive physical certificates evidencing your ownership except under limited circumstances. Instead, we will issue the notes in the form of a global certificate, which will be held by The Depository Trust Company (“DTC”) or its nominee. Direct and indirect participants in DTC will record beneficial ownership of the notes by individual investors. You should refer to the section entitled “Registration and Settlement” in the prospectus and “Description of the Notes—Same-Day Settlement and Payment” in this product supplement.

Will the notes be listed on an exchange?

No. Unless otherwise specified in the applicable pricing supplement, the notes will not be listed on any securities exchange. A market for the notes may never develop.

Who is the selling agent for the notes?

Our subsidiary, BAS, is acting as our selling agent in connection with the offering of the notes. In this capacity, BAS is not your fiduciary or advisor, and you should not rely upon any communication from BAS in connection with the notes as investment advice or a recommendation to purchase the notes. You should make your own investment decision regarding the notes after consulting with your legal, tax, and other advisors.

How will the notes be offered?

The selling agent will offer the notes to selected investors on a best efforts basis. We have registered the notes with the SEC in the United States. However, we are not registering the notes for public distribution in any jurisdiction other than the United States. The selling agent may solicit offers to purchase the notes from non-United States investors in reliance on available private placement exemptions. See the section in the attached Series L prospectus supplement entitled “Supplemental Plan of Distribution—Selling Restrictions.”

Does ERISA impose any limitations on purchases of the notes?

Yes. An employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974 (commonly referred to as “ERISA”) or a plan that is subject to Section 4975 of the Internal Revenue Code, or the “Code,” including individual retirement accounts, individual retirement annuities or Keogh plans, or any entity the assets of which are deemed to be “plan assets” under the ERISA regulations, should not purchase, hold, or dispose of the notes unless that plan or entity has determined that its purchase, holding, or disposition of the notes will not constitute a prohibited transaction under ERISA or Section 4975 of the Code.

Any plan or entity purchasing the notes will be deemed to be representing that it has made such determination, or that a prohibited transaction class exemption (“PTCE”) or other statutory or administrative exemption exists and can be relied upon by such plan or entity. See the section entitled “ERISA Considerations.”

Are there any risks associated with your investment?

Yes. You may lose your principal investment and the notes are subject to a number of additional risks. Please refer to the section “Risk Factors” in this product supplement and page S-4 of the attached Series L prospectus supplement.

RISK FACTORS

Your investment in the notes entails significant risks. Your decision to purchase the notes should be made only after carefully considering the risks of an investment in the notes, including those discussed below, with your advisors in light of your particular circumstances. The notes are not an appropriate investment for you if you are not knowledgeable about the significant elements of the notes or financial matters in general.

Your investment may result in a loss; there is no guaranteed return of principal. The notes are only partially principal protected. The notes combine features of equity and debt. The notes differ from ordinary debt securities in that we will not pay you a fixed amount at maturity. Our payout to you at the scheduled maturity date will be the Final Redemption Amount, or a number of shares of Index Stock determined by the calculation agent, unless certain corporate events relating to the Index Stock Issuer have occurred (in which case you may receive an amount of cash determined as described below under “Description of the Notes—Dilution and Reorganization Adjustments”). If the Final Price Level is less than the Call Strike Price, we will pay to you an amount of cash, or, at our option (unless otherwise set forth in the applicable pricing supplement), deliver to you a number of shares of Index Stock, with a value that is less than the principal amount of your notes. In addition, because the payment amount on your note will be determined on the Final Valuation Date, if we deliver shares rather than cash, the share price may be subject to adverse price movements between the Final Valuation Date and the maturity date.

The potential appreciation of the value of the notes is less than the potential appreciation of the Index Stock. Unless otherwise set forth in the applicable pricing supplement, the appreciation potential of the notes is limited. At maturity, you will only receive cash or shares of Index Stock with a value greater than the principal amount of your notes if the Final Price Level exceeds the Call Strike Price. Even in such a case, unless otherwise set forth in the applicable pricing supplement, your return on the notes will be less than the percentage increase in the Final Price Level, because any return on your notes that exceeds the principal amount will be limited to the difference between the Final Price Level and the Call Strike Price, multiplied by the Upside Participation Rate, which we expect to be less than 100.00%. Accordingly, unless otherwise set forth in the applicable pricing supplement, you should assume that, even if the value of the Index Stock increases after the pricing date, you will receive at maturity cash or shares of Index Stock that with a value that represent less than the full appreciation of the Index Stock as of the Final Valuation Date.

Your yield may be lower than the yield on a standard debt security of comparable maturity. The notes are only partially principal protected, and your payments in excess of the principal amount may be limited. Accordingly, notwithstanding the interest payments that will be made on the notes, any yield that you receive on the notes, which could be negative, may be less than the overall return that you would earn if you purchased a conventional debt security with the same maturity date. As a result, your investment in the notes may not reflect the full opportunity cost to you when you consider factors that affect the time value of money.

We cannot assure you that a trading market for the notes will ever develop or be maintained. Unless otherwise specified in the applicable pricing supplement, we will not list any of the notes on any securities exchange. We cannot predict how the notes will trade in the secondary market or whether that market will be liquid or illiquid. The number of potential buyers of the notes in any secondary market may be limited. Under ordinary market conditions, BAS intends to indicate prices on the notes on request; however, there can be no assurance at which price any bid would be made. BAS may discontinue buying and selling any of the notes at any time. In addition, the development of a liquid trading market for any of the notes may depend on our financial performance and other factors such as the appreciation, if any, in the price of the applicable Index Stock.

To the extent that BAS engages in any market-making activities, it may bid for or offer notes. Any price at which BAS may bid for, offer, purchase, or sell any notes may differ from the values determined by pricing models that may be used by BAS, whether as a result of dealer discounts, mark-ups, or other transaction costs. These bids, offers, or completed transactions may affect the prices, if any, at which the notes might otherwise trade in the market.

In addition, if at any time BAS were to cease acting as a market-maker for any of the notes, it is likely that there would be significantly less liquidity in the secondary market, in which case the price at which the notes could be sold likely would be lower than if an active market existed.

If you attempt to sell the notes prior to maturity, the market value of the notes, if any, may be less than the principal amount of the notes or less than the value of the shares you would receive at maturity. Unlike savings accounts, certificates of deposit, and other similar investment products, you will have no right to redeem the notes prior to maturity. If you wish to liquidate your investment in the notes prior to maturity, your only option would be to sell them. At that time, there may be a very illiquid market for the notes, or no market at all. Even if you were able to sell your notes, there are many factors outside of our control that may affect their market value, some of which, but not all, are stated below. Some of these factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. The following paragraphs describe the expected impact on the market value of the notes from a change in a specific factor, assuming all other conditions remain constant.

•

Market value of the Index Stock. The value of the notes will depend substantially on the market value of the Index Stock. Even if the market price of the Index Stock increases after the pricing date, if you sell your notes before the Final Valuation Date, you may receive substantially less than the amount that would be payable at maturity based on that market price. If you choose to sell your notes when the product of the Base Exchange Ratio and the market price of the Index Stock is less than, or not sufficiently above, the Call Strike Price, you may receive less than the principal amount of your notes. In general, the market value of the notes will decrease as the market value of the Index Stock decreases, and the market value of the notes will increase as the market value of the Index Stock increases. Trading prices of the Index Stock also may be influenced if we, our affiliates, or any other entity issue securities with terms similar to the notes or transfer shares of the Index Stock. In addition, the market price of the Index Stock could become more volatile and could be depressed by hedging or arbitrage activity that may develop involving the notes or the Index Stock. We expect that the notes will trade differently from the Index Stock.

•

Volatility of the Index Stock. Volatility is the term used to describe the size and frequency of market fluctuations. Volatility of the Index Stock may affect the market value of the notes. The generally unsettled international environment and related uncertainties may result in greater market volatility, which may continue over the term of the notes. In general, if the volatility of the Index Stock increases, or is anticipated to increase, we expect that the market value of the notes will decrease, and if the volatility of the Index Stock decreases, or is anticipated to decrease, we expect that the market value of the notes will increase. This volatility also may increase the risk that the Final Price Level of the Index Stock will be less than the Call Strike Price.

•

Interest rates. We expect that changes in interest rates will affect the trading value of the notes. In general, if U.S. interest rates increase, we expect that the trading value of the notes will decrease, and, conversely, if U.S. interest rates decrease, we expect that the trading value of the notes will increase. The level of prevailing interest rates also may affect the U.S. economy, and, in turn, the market value of the Index Stock.

•	Dividend yield on the Index Stock. In general, if the dividend yield on the Index Stock increases, we expect that the market value of the notes will decrease.

•

Economic and other conditions generally. The general economic conditions of the capital markets, as well as geopolitical conditions and other financial, political, regulatory, and judicial events that affect stock markets generally, and the market segment of which the Index Stock is a part, in particular, may affect the market value of the notes.

•

Earnings performance and creditworthiness of the Index Stock Issuer. The general economic conditions and earnings results and creditworthiness of the Index Stock Issuer, and real or anticipated changes in those conditions or results, may affect the market value of the notes.

The Final Redemption Amount will not be affected by all developments relating to the Index Stock. Changes in the market price of the Index Stock during the term of the notes before the Final Valuation Date or the Final Valuation Period will not be reflected in the calculation of the Final Redemption Amount. The calculation agent will calculate your payment at maturity only based upon the Initial Price Level and the Final Price Level. No other prices of the Index Stock will be taken into account. As a result, you may receive less than the principal amount of your notes even if the market price of the Index Stock has increased at certain times during the term of notes before decreasing to a level below the Call Strike Price prior to the Final Valuation Date or the Final Valuation Period.

Changes in our credit ratings are expected to affect the market value of the notes. Our credit ratings are an assessment by ratings agencies of our ability to pay our obligations. Consequently, actual or anticipated changes in our credit ratings may affect the trading value of the notes. However, because your return on the notes depends upon factors in addition to our ability to pay our obligations, such as the market price of the Index Stock, an improvement in our credit ratings will not reduce the other investment risks related to the notes.

Hedging activities may affect your return at maturity and the market value of the notes. One or more of our affiliates, including BAS, may engage in hedging activities that may affect the market value of the Index Stock, and accordingly, increase or decrease the market value of the notes prior to maturity and amounts of cash or shares that you receive at maturity. In addition, we or one or more of our affiliates, including BAS, may purchase or otherwise acquire a long or short position in the notes. We or one of our affiliates, including BAS, may hold or resell the notes. Although we have no reason to believe that any of those activities will have a material impact on the market value of the Index Stock, we cannot assure you that these activities will not affect that price and the market value of the notes prior to maturity or the amount you will receive at maturity.

The historical performance of the Index Stock is not an indication of its future performance. Changes in the prices of the Index Stock will affect the trading price of the notes, but it is impossible to predict whether the prices of the Index Stock will rise or fall. The price of the Index Stock may decrease so that you will receive at maturity cash, or, at our option (unless otherwise set forth in the applicable pricing supplement), shares of Index Stock, worth less than the principal amount of your notes. In addition, there can be no assurance that the price of the Index Stock will increase so that you will receive at maturity cash or an amount of the Index Stock worth more than the principal amount of your notes.

The amount payable to you at maturity is not subject to adjustment for all corporate events. The amount that you are entitled to receive at maturity may be adjusted for the specified corporate events affecting the Index Stock described in the section entitled “Description of the Notes—Dilution and Reorganization Adjustments.” However, these adjustments do not cover all corporate events that could affect the market price of the Index Stock, such as offerings of common shares for cash or in connection with acquisition transactions. The occurrence of any event not described under “Description of the Notes—Dilution and Reorganization Adjustments” may adversely affect the determination of the closing price of the Index Stock, the Final Price Level, and the Final Redemption Amount, and, as a result, the market value of the notes.

The notes may be exchangeable into an amount of cash based on the value of shares of companies other than the Index Stock Issuer. Following some corporate events relating to the Index Stock, such as a merger where holders of the Index Stock would receive all or a substantial portion of their consideration in cash, or if a significant cash dividend or distribution of property occurs with respect to the Index Stock, you will receive at maturity the cash value of the applicable number of shares of common stock of three companies in the same industry group as the Index Stock Issuer in lieu of the Index Stock. Alternatively, you may receive the cash value of the common stock of those three companies in addition to the cash value of a number of shares of the Index Stock. Following some other corporate events, such as a stock-for-stock merger in which the Index Stock Issuer is not the surviving entity, you will receive at maturity shares or the cash value of the applicable number of shares of common stock of a successor corporation to the Index Stock Issuer. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting those other reference stocks in the section entitled “Description of the Notes—Dilution and Reorganization Adjustments.” The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the market price of the notes. In addition, if the notes become exchangeable into shares or an amount of cash based on the value of securities of companies other than the Index Stock Issuer, the value of the notes may be affected by the market value of those securities, the volatility of those securities, the dividend yield, if any, on those securities, earnings results and creditworthiness of the issuers of those securities, and other factors affecting those securities and the issuers of those securities.

You will not have rights as a shareholder of the Index Stock Issuer. Unless and until you receive shares of the Index Stock at maturity, if at all, you will have no rights against the Index Stock Issuer, including the right to vote, or to receive dividends or other distributions, if any, even though:

•	you may receive shares of the Index Stock at maturity; and

•	the market value of the notes is expected to depend primarily on the market price of the Index Stock.

You have no assurance that you will continue to receive current information on the Index Stock Issuer. There can be no assurance that the Index Stock Issuer will continue to be subject to the reporting requirements of the Exchange Act, or that it will distribute any reports, proxy statements, or other information required to be disclosed to its shareholders. In the event that the Index Stock Issuer ceases to be subject to those reporting requirements and the notes continue to be outstanding, pricing information for the notes may be more difficult to obtain, and the market value and liquidity of the notes may be adversely affected.

We will not hold any shares of the Index Stock for your benefit. The Senior Indenture governing the notes does not contain any restriction on our ability or the ability of any of our affiliates to sell, pledge, or otherwise convey all or any portion of any shares of the Index Stock acquired by us or them. Neither we nor any of our affiliates will pledge or otherwise hold any of those shares for your benefit in order to enable you to exchange your notes for shares under any circumstances. As a result, in the event of our bankruptcy, insolvency, or liquidation, any shares of the Index Stock that we own will be subject to the claims of our creditors generally and will not be available for your benefit specifically.

Unless otherwise specified in the applicable pricing supplement, we and our affiliates are not affiliated with the Index Stock Issuer, and are not responsible for any disclosures made by the Index Stock Issuer. No Index Stock Issuer will be involved in any offering of the notes, or have any obligations with respect to the notes. As a result, no Index Stock Issuer will have any obligation to take your needs into consideration for any reason, including taking any corporate actions that might affect the value of the notes. No Index Stock Issuer will receive any of the proceeds from any offering of the notes, or participate in the determination of the timing of, prices for, or quantities of the notes to be issued. No Index Stock Issuer will participate in the determinations to be made by the calculation agent. No Index Stock Issuer will be involved with the administration, marketing, or trading of the notes.

Neither we nor any of our affiliates assume any responsibility for the adequacy or accuracy of the information about the Index Stock Issuer contained in the applicable pricing supplement or in the Index Stock Issuer’s publicly available filings. The material provided in the pricing supplement concerning the Index Stock Issuer and its equity securities will be derived from publicly available information. The Index Stock Issuer will not provide or approve of this information. We will not make any attempt to confirm any of this information. Before you invest in the notes, you should make your own investigation into the Index Stock Issuer.

Our trading and hedging activities may create conflicts of interest with you. We or one or more of our affiliates, including BAS, may engage in trading activities related to the Index Stock Issuer that are not for your account or on your behalf. We and our affiliates from time to time may buy or sell shares of the Index Stock or futures or options contracts based on the Index Stock for our own accounts, for business reasons, or in connection with hedging our obligations under the notes. In addition, we may enter into one or more arrangements with one or more of our affiliates to hedge the market risks associated with our obligation to pay the amounts due under the notes. We or our affiliates expect to make a profit in connection with these arrangements. If we enter into an arrangement of this kind with one or more of our affiliates, we do not intend to seek competitive bids from unaffiliated parties.

We or our affiliates may enter into these transactions on or prior to the pricing date, in order to hedge some or all of our anticipated obligations under the notes. This hedging activity could increase the Initial Index Stock Price and the Initial Price Level. If this occurs, your return on the notes could be adversely affected.

In addition, from time to time during the term of the notes and in connection with the maturity of the notes, we or our affiliates may enter into additional hedging transactions or adjust or close out existing hedging transactions. We or our affiliates also may enter into hedging transactions relating to other notes or instruments that we issue, some of which may have returns calculated in a manner related to that of the notes, or to the Index Stock. We or our affiliates will price these hedging transactions with the intent to realize a profit, considering the risks inherent in these hedging activities, whether the value of the notes increases or decreases. However, these hedging activities may result in a profit that is more or less than initially expected, or could result in a loss.

These trading activities may present a conflict of interest between your interest in your notes and the interests we and our affiliates may have in our proprietary accounts, in facilitating transactions, including block trades, for our other customers, and in accounts under our management. These trading activities, if they influence the market price of the Index Stock or secondary trading in the notes, could be adverse to your interests as a beneficial owner of the notes.

Our business activities relating to the Index Stock Issuer may create conflicts of interest with you. We and our affiliates, including BAS, may have engaged in business with the Index Stock Issuer, and also may do so at present or in the future. These activities may include making loans to, equity investments in, or providing investment banking, asset management, or other services to the Index Stock Issuer, its affiliates, and its competitors. In connection with these activities, we may receive information about those companies that we will not divulge to you or other third parties. One or more of our affiliates may have published, and in the future may publish, research reports on the Index Stock Issuer. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. Any of these activities may affect the market value of the notes.

Secondary market prices of the notes may be affected adversely by the inclusion in the original issue price of the notes of any selling agent commissions and the costs of hedging our obligations under the notes. Assuming no change in market conditions or any other relevant factors, the market price, if any, at which a party will be willing to purchase notes in secondary market transactions likely will be lower than the original issue price since the original issue price will include, and secondary market prices are likely to exclude, any selling agent commissions (if applicable to your notes) and the potential profit included in the cost of hedging our obligations under the notes. The price of hedging our obligations was determined with the intent to realize a profit. However, because hedging our obligations entails risks and may be influenced by market forces beyond our control or our affiliates’ control, these hedging activities may result in a profit that is more or less than initially expected, or could result in a loss.

There may be potential conflicts of interest involving the calculation agent. We have the right to appoint and remove the calculation agent. Our subsidiary, BAS, is the calculation agent for the notes and, as such, will determine the cash amount or securities that will be payable to you at maturity. Under some circumstances, these duties could result in a conflict of interest between BAS’s status as our subsidiary and its responsibilities as calculation agent. These conflicts could occur, for instance, in connection with the calculation agent’s determination as to whether a “Market Disruption Event” has occurred, or in connection with adjustments to the Base Exchange Ratio that it would be required to make in the event of certain corporate actions involving the Index Stock Issuer. See the section entitled “Description of the Notes—Dilution and Reorganization Adjustments.”

The U.S. federal income tax consequences of the notes are uncertain. No statutory, judicial, or administrative authority directly addresses the characterization of the notes or securities similar to the notes for U.S. federal income tax purposes. As a result, significant aspects of the U.S. federal income tax consequences of an investment in the notes are uncertain. No ruling is being requested from the Internal Revenue Service (“IRS”) with respect to the notes and no assurance can be given that the IRS or a court will agree with the statements made in the section entitled “U.S. Federal Income Tax Summary” or in the applicable pricing supplement.

You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the notes, as well as any tax consequence arising under the laws of any state, local, or foreign taxing jurisdiction.

USE OF PROCEEDS

We will use the net proceeds we receive from the sale of the notes for the purposes described in the accompanying prospectus under “Use of Proceeds.” In addition, we expect that we or our affiliates will use a portion of the net proceeds from each offering to hedge our obligations under the notes.

DESCRIPTION OF THE NOTES

General

The notes are part of a series of medium-term notes entitled “Medium-Term Notes, Series L” issued under the Senior Indenture, which we describe more fully in the accompanying prospectus and the accompanying Series L prospectus supplement. The following description of the notes supplements the description of the general terms and provisions of the notes and debt securities set forth under the headings “Description of the Notes” in the accompanying Series L prospectus supplement and “Description of Debt Securities” in the prospectus.

The notes will be issued in minimum denominations and increments at or above the minimum denominations set forth in the applicable pricing supplement.

The notes will mature on the maturity date set forth in the applicable pricing supplement, subject to acceleration as described below in “Alternate Exchange Calculation in Case of an Event of Default.”

The notes are not principal protected.

Prior to maturity, the notes are not redeemable by us or repayable at the option of any holder. The notes will not have the benefit of any sinking fund. The notes will be issued in book-entry form only.

Interest

The notes will bear interest from their issue date at the interest rate that will be specified in the applicable pricing supplement. Interest will be payable on the interest payment dates set forth in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, interest will be computed on the basis of a 360-day year of twelve 30-day months. Each interest payment on an interest payment date will include interest accrued from, and including, the issue date or the preceding interest payment date, as the case may be, to, but excluding, that interest payment date. Unless otherwise specified in the applicable pricing supplement, if an interest payment date falls on a day that is not a business day, the applicable payment will be made on the next business day as if it were the date that payment was due, and no interest will accrue as a result of the postponement.

Unless otherwise specified in the applicable pricing supplement, for so long as the notes are represented by a global certificate, the record date for each interest payment will be one business day prior to the interest payment date.

Unless otherwise specified in the applicable pricing supplement, “business day” means a day that is a business day of the kind described in the accompanying prospectus.

Payment at Maturity

The amount of cash or the number of shares that you will receive on the maturity date will depend on the closing price of the Index Stock and the Base Exchange Ratio on the Final Valuation Date or on each trading day in the Final Valuation Period, as described in the applicable pricing supplement. The Final Price Level will equal the product of (a) the closing price of the Index Stock on the Final Valuation Date and (b) the Base Exchange Ratio on the Final Valuation Date. However, if a Final Valuation Period is applicable to the notes, then the Final Price Level will equal the arithmetic average of, for each trading day during the Final

Valuation Period, the product of (a) the closing price of the Index Stock and (b) the then-current Base Exchange Ratio.

At maturity, unless certain corporate events relating to the Index Stock Issuer have occurred, for each unit of the notes, we will deliver to you the Final Redemption Amount, which will depend upon the Final Price Level. Unless otherwise specified in the applicable pricing supplement, at our option, instead of paying the Final Redemption Amount in cash, we may deliver to you a number of shares of Index Stock based upon the closing price of the Index Stock on the Final Valuation Date. You may receive cash or a number of shares worth less than the principal amount of your notes.

The Final Redemption Amount will be determined as follows:

•	if the Final Price Level is less than or equal to the Lower Put Strike Price, then the Final Redemption Amount will equal the Downside Participation Rate multiplied by the Lower Put Strike Price;

•

if the Final Price Level is greater than the Lower Put Strike Price but less than the Upper Put Strike Price, then the Final Redemption Amount will equal the Downside Participation Rate multiplied by the Final Price Level;

•	if the Final Price Level is greater than or equal to the Upper Put Strike Price but less than the Call Strike Price, then the Final Redemption Amount will equal the Initial Price Level; and

•

if the Final Price Level is greater than or equal to the Call Strike Price, then the Final Redemption Amount will equal the Initial Price Level plus the Upside Participation Rate (as defined below) multiplied by the difference between the Final Price Level and the Call Strike Price.

The Upper Put Strike Price and the Call Strike Price (which will exceed the Upper Put Strike Price), will each represent a percentage increase from the Initial Price Level that we will specify in the applicable pricing supplement. The Final Price Level must exceed the Call Strike Price in order for you to receive a cash payment or amount of shares that exceeds the principal amount of your notes.

If the Final Price Level is less than the Upper Put Strike Price, you will receive a number of shares of the Index Stock or cash worth less than the principal amount of your notes.

The pricing supplement for your notes will specify for your notes:

•	the Initial Price Level;

•	the Lower Put Strike Price;

•	the Upper Put Strike Price;

•	the Call Strike Price;

•	the Downside Participation Rate; and

•	the Upside Participation Rate.

The Base Exchange Ratio and the calculation of the Final Redemption Amount may be adjusted for certain corporate events. See the section entitled “Description of the Notes—Dilution and Reorganization Adjustments.”

Option to Pay in Cash or Shares

Unless otherwise set forth in the applicable pricing supplement, at our option, on the scheduled maturity date, instead of paying the Final Redemption Amount in cash, we may deliver to you a number of shares of Index Stock based upon the closing price of the Index Stock on the Final Valuation Date.

We will, or will cause the calculation agent to:

•

provide written notice to the trustee under the Senior Indenture and to DTC, on or prior to 10:30 a.m. on the trading day immediately prior to the scheduled maturity date of the notes (but if that trading day is not a business day, prior to the close of business on the business day preceding the maturity date), of the Final Redemption Amount (or, if applicable, the number of shares of Index Stock) to be delivered with respect to each unit of the notes; and

•

deliver that cash or those shares, as applicable, and cash in respect of interest and any fractional shares, to the trustee under the Senior Indenture for delivery to DTC, as holder of the notes, on the scheduled maturity date.

We expect that the cash and shares will be distributed to you on the maturity date in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See “—Same Day Settlement and Payment” below, and “Registration and Settlement” in the prospectus.

Certain Definitions

Unless otherwise specified in the applicable pricing supplement, a “trading day” means any day, as determined by the calculation agent, on which trading generally is conducted on the New York Stock Exchange, Inc. (“NYSE”), the American Stock Exchange LLC, The Nasdaq Stock Market, Inc., and the Chicago Mercantile Exchange and in the over-the-counter market for equity securities in the United States.

The “closing price” for one share of the Index Stock (or one unit of any other security for which a closing price must be determined) on any particular day means the last reported sales price for that security on the relevant exchange at the scheduled weekday closing time of the regular trading session of the relevant exchange. If, however, the security is not listed on an exchange or traded on a bulletin board, then the closing price of the security will be determined using the average execution price per share that we or one of our affiliates pays or receives upon the purchase or sale of the security used to hedge our obligations under the notes.

Market Disruption Events

If on the Final Valuation Date, a Market Disruption Event (as defined below) has occurred, or if the closing price per share of the Index Stock (or one unit of any other security) cannot be determined according to the immediately preceding provisions, then the closing price per share of the Index Stock (or one unit of any other security) for that trading day will be the mean, as determined by the calculation agent, of the bid prices for the applicable security obtained from as many recognized dealers in that security, but not exceeding three, as will make those bid prices available to the calculation agent; provided that if no such bids are available, then the closing price per share of the Index Stock (or one unit of any other security) for that trading day will equal the calculation agent’s good faith estimate of the value of that security as of that trading day. A bid by BAS or any of our other affiliates may be included in the calculation of the mean, but only if that bid is the highest of the bids obtained.

If a Final Valuation Period is applicable to your notes and there is a Market Disruption Event on any day in the Final Valuation Period, then the closing price per share of the Index Stock (or one unit of any other security) on such a date will be equal to the closing price per share of the Index Stock (or one unit of any other security) on the next day in the Final Valuation Period in which a market disruption event did not occur. For example, if there is a Market Disruption Event on the second and third days in a Final Valuation Period, but there is no Market Disruption Event on the fourth day in the Final Valuation Period, then the closing price for that fourth day will also be the closing price for the second and third days.

If there is a Market Disruption Event on the final trading day of the Final Valuation Period, then the calculation agent will determine the closing price for that day by applying the procedures specified in the definition of closing price above for use when a Market Disruption Event has occurred on the Final Valuation Date.

“Market Disruption Event” means:

•

a suspension, absence, or material limitation of trading of the Index Stock on the primary market in the U.S. for the Index Stock for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in that market; or a breakdown or failure in the price and trade reporting systems of the primary market in the U.S. for the Index Stock as a result of which the reported trading prices for the Index Stock during the last one-half hour preceding the close of the principal trading session in that market are materially inaccurate; or the suspension, absence, or material limitation of trading on the primary market in the U.S. for trading in options contracts or futures contracts related to the Index Stock, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, or a material disruption in securities settlement, payment, or clearance services in the United States, in each case as determined by the calculation agent in its sole discretion; and

•

a determination by the calculation agent, in its sole discretion, that any event described in the preceding paragraph materially interferes or interfered with the ability of BAS or any of its affiliates to unwind or adjust all or a material portion of any hedge with respect to the notes.

For purposes of determining whether a Market Disruption Event has occurred:

•	a limitation on the number of hours or days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange;

•	a decision to permanently discontinue trading in the relevant options contract will not constitute a Market Disruption Event;

•

limitations under any rule or regulation enacted or promulgated by the NYSE, any other self-regulatory organization, or the SEC on trading during significant market fluctuations will constitute a suspension, absence, or material limitation of trading;

•

a suspension of trading in options contracts on the Index Stock by the primary securities market in the U.S. trading in those options, if available, by reason of (a) a price change exceeding limits set by that securities exchange or market, (b) an imbalance of orders relating to those contracts, or (c) a disparity in bid and ask quotes relating to those contracts will constitute a suspension, absence, or material limitation of trading in options contracts related to the Index Stock; and

•

a suspension, absence, or material limitation of trading on the primary securities market in the U.S. on which options contracts related to the Index Stock are traded will not include any time when that securities market is itself closed for trading under ordinary circumstances.

Fractional Shares

If we elect to pay the amount due at maturity by delivering shares of the Index Stock, you may be entitled to receive a number of shares that is not divisible by a whole number. We will not distribute any fractional shares of the Index Stock. Instead, we will aggregate all amounts due to you, and in lieu of delivering a fractional share of the Index Stock, we will pay the cash value of the fractional share based on the closing price as of the Final Valuation Date. While the notes are issued in global form, the sole holder will be DTC. DTC participants have different policies pertaining to fractional shares. You should consult the participant through which you hold the notes to ascertain a participant’s specific policy.

Alternate Exchange Calculation in Case of an Event of Default

If an event of default with respect to the notes shall have occurred and be continuing, the amount declared due and payable per unit of the notes upon acceleration of the notes will be determined by the calculation agent. The amount will be a cash amount, for each unit of the notes, equal to the sum of:

•

the value of a number of shares of the Index Stock (based on the closing price of the Index Stock on the date of default) equal to the Final Redemption Amount (calculated as if the date of default is the Final Valuation Date); and

•	accrued but unpaid interest to, but excluding, the date of acceleration.

If a bankruptcy proceeding is commenced in respect of us, your claim may be limited, under the United States Bankruptcy Code, to the original issue price of the notes plus an additional amount of contingent interest calculated as if the date of commencement of the proceeding were the maturity date of the notes.

Unless otherwise specified in the applicable pricing supplement, if the maturity of the notes is accelerated because of an event of default, we will provide notice of that acceleration event to the holders of the notes as promptly as possible, and in no event later than two trading days after the date of acceleration (but if that second trading day is not a business day, prior to the close of business on the business day preceding that second trading day).

Dilution and Reorganization Adjustments

The Base Exchange Ratio and the Final Redemption Amount may be adjusted by the calculation agent for certain dilution and reorganization events as follows:

1. If shares of the Index Stock are subject to a stock split or reverse stock split, then once that split has become effective, the Base Exchange Ratio will be adjusted to equal the product of the prior Base Exchange Ratio and the number of shares outstanding after giving effect to that stock split or reverse stock split with respect to one share of the Index Stock.

2. If shares of the Index Stock are subject (a) to a stock dividend (an issuance of additional shares of the Index Stock that is given ratably to all holders of the Index Stock) or (b) to a distribution of the Index Stock as a result of the triggering of any provision of the corporate charter or other organizational documents of the Index Stock Issuer, then once the dividend has become effective and shares of the Index Stock are trading ex-dividend, the Base Exchange Ratio will be adjusted to equal the product of the prior Base Exchange Ratio and the number of shares outstanding after giving effect to that transaction with respect to one share of the Index Stock.

3. If the Index Stock Issuer issues rights or warrants to all holders of the Index Stock to subscribe for or purchase additional common shares, then the Base Exchange Ratio will be adjusted on the trading day immediately following the issuance of those rights or warrants so that the new Base Exchange Ratio will equal the product of the prior Base Exchange Ratio and the sum of (a) one plus (b) the number of shares of Index Stock that can be purchased with the cash value of those warrants or rights distributed on a single share of Index Stock. The number of shares that can be purchased will be based on the closing price of the Index Stock on the date the new Base Exchange Ratio is determined. The cash value of those rights or warrants, if the warrants or rights are traded on a U.S. national securities exchange, will equal the closing price of those warrants or rights, or, if the warrants or rights are not traded on a U.S. national securities exchange, will be determined by the calculation agent and will equal the average (mean) of the bid prices obtained from three dealers at 3:00 p.m., New York City time, on the date the new Base Exchange Ratio is determined, provided that if only two bid prices are available, then the cash value of those warrants or rights will equal the average (mean) of those bids, and if only one bid is available, then the cash value of those warrants or rights will equal that bid; provided that if no such bids are available, then the cash value of those warrants or rights on that date will equal the calculation agent’s good faith estimate of that value as of that date. A bid of BAS or any of its affiliates may be included in the calculation of the mean, but only if that bid is the highest of the bids obtained.

4. Unless otherwise stated in the applicable pricing supplement, there will be no adjustments to the Base Exchange Ratio to reflect cash dividends or other distributions paid with respect to the Index Stock other than distributions described in paragraph 2, paragraph 3, and clauses (1), (4), and (5) of paragraph 5(a), and Extraordinary Dividends. “Extraordinary Dividend” means each of (a) the full amount per share of Index Stock of any cash dividend or special dividend or distribution that is identified by the Index Stock Issuer as an extraordinary or special dividend or distribution, (b) the amount per share of Index Stock of any cash dividend or other cash distribution (that is not otherwise identified by the Index Stock Issuer as an extraordinary or special dividend or distribution) that exceeds the immediately preceding non-Extraordinary Dividend (as adjusted for any subsequent corporate event requiring an adjustment as provided in this section, such as a stock split or reverse stock split) by more than 10% of the closing price of the Index Stock on the trading day preceding the “ex-dividend date” for that dividend or distribution, and (c) the full cash value of any non-cash dividend or distribution per share of Index Stock (excluding Marketable Securities, as defined in paragraph 5(b) below). Subject to the following sentence, if an Extraordinary Dividend occurs, the Base Exchange Ratio with respect to the Index Stock will be adjusted on the ex-dividend date with respect to the Extraordinary Dividend to equal the product of (a) the prior Base Exchange Ratio and (b) a fraction, the numerator of which is the closing price per share of the Index Stock on the trading day preceding the ex-dividend date, and the denominator of which is the amount by which that closing price exceeds the Extraordinary Dividend. If any Extraordinary Dividend is at least 50% of the closing price per share of the Index Stock on the trading day preceding the ex-dividend date, then, instead of adjusting the Base Exchange Ratio, the amount payable at maturity will be determined as described in paragraph 5(b) below, and the Extraordinary Dividend will be allocated to Reference Basket Stocks (as defined below) in accordance with the procedures for a Reference Basket Event as described in clause 3(ii) of paragraph 5(b) below. The value of the non-cash component of an Extraordinary Dividend will be determined on the ex-dividend date for that distribution by the calculation agent, whose determination will be conclusive in the absence of manifest error. A distribution on the Index Stock described in clause (1), (4), or (5) of paragraph 5(a) below will cause an adjustment to the Base Exchange Ratio only under paragraph 5(a), as applicable.

5. (a) Any of the following will constitute a “reorganization event”:

(1) shares of the Index Stock are reclassified or changed, including, without limitation, as a result of the issuance of any tracking stock by the Index Stock Issuer, (2) the Index Stock Issuer has been subject to any merger, combination, or consolidation and is not the surviving entity, (3) the Index Stock Issuer transfers or sells all or substantially all of its assets, (4) the Index Stock Issuer completes a statutory exchange of securities with another corporation (other than under clause (2) above), (5) the Index Stock Issuer is liquidated, dissolved, or wound up, (6) the Index Stock Issuer issues to all of its shareholders equity securities of an issuer other than the Index Stock Issuer (other than in a transaction described in clause (2), (3), (4), or (5) above) (a “spinoff stock”), or (7) shares of the Index Stock are the subject of a tender or exchange offer or a going private transaction on all of the outstanding shares.

(b) If any reorganization event occurs, and as a result the holders of the Index Stock receive any equity security listed on a U.S. national securities exchange (a “Marketable Security”), other securities or other property, assets, or cash, then immediately thereafter the Final Redemption Amount shall be based upon the following property with respect to each unit of the notes (collectively, the “Exchange Property”):

(1) if shares of the Index Stock continue to be outstanding after the reorganization event, the number of shares of Index Stock (if applicable, as reclassified upon the issuance of any tracking stock) that a holder of the Index Stock would continue to hold with respect to one share of Index Stock multiplied by the Base Exchange Ratio in effect for the Index Stock on the trading day immediately prior to the effective date of the reorganization event (plus any additional shares of the Index Stock to be included in the Exchange Property after giving effect to clause (3)(i) below); and

(2) for each Marketable Security received in the reorganization event (each a “New Stock”), including the issuance of any tracking stock or spinoff stock, or the receipt of any stock received in exchange for shares of the Index Stock where the Index Stock Issuer is not the surviving entity, the number of shares of the New Stock received for one share of Index Stock multiplied by the Base Exchange Ratio in effect for the Index Stock on the trading day immediately prior to the effective date of the reorganization event (the “New Stock exchange ratio”) (plus any additional shares of New Stock to be included in the Exchange Property after giving effect to clause (3)(i) below); and

(3) for any cash and any other property or securities other than Marketable Securities received in the reorganization event (the “Non-Stock Exchange Property”),

(i) if the combined value of the amount of Non-Stock Exchange Property received per share of Index Stock, as determined by the calculation agent in its sole discretion on the effective date of the reorganization event (the “Non-Stock Exchange Property Value”), by holders of the Index Stock is less than 35% (or such other percentage as shall be set forth in the applicable pricing supplement) of the closing price of the Index Stock on the trading day immediately prior to the effective date of the reorganization event, then a number of additional shares of Index Stock (but only if shares of the Index Stock continue to be outstanding after the reorganization event) and additional shares of New Stock will be added at the time of adjustment to the Exchange Property with the number of such additional shares being determined as follows: (x) the aggregate cash value of all of such additional shares shall equal the Non-Stock Exchange Property Value and (y) the ratio of the number of additional shares of Index

Stock to the number of additional shares of New Stock shall be the same as the ratio of the number of shares of Index Stock determined under clause (1) above to the number of shares of New Stock determined under clause (2) above, in each case prior to giving effect to this clause 3(i); or

(ii) if the Non-Stock Exchange Property Value is equal to or exceeds 35% (or such other percentage as shall be set forth in the applicable pricing supplement) of the closing price of the Index Stock on the trading day immediately prior to the effective date relating to the reorganization event, or if shares of the Index Stock are exchanged in the reorganization event exclusively for Non-Stock Exchange Property (in each case, a “Reference Basket Event”), an initially equal-dollar weighted basket of three Reference Basket Stocks (as defined below) with an aggregate value on the effective date of the reorganization event equal to the Non-Stock Exchange Property Value multiplied by the Base Exchange Ratio in effect for the Index Stock on the trading day immediately prior to the effective date of the reorganization event. The “Reference Basket Stocks” will be the three stocks with the largest market capitalization among the stocks that then comprise the S&P 500® Index (or, if publication of that index is discontinued, any successor or substitute index selected by the calculation agent in its sole discretion) with the same primary Standard Industrial Classification Code (“SIC Code”) as the Index Stock Issuer; provided, however, that a Reference Basket Stock will not include any stock that is subject to a trading restriction under the trading restriction policies of BAS or any of its affiliates that would materially limit the ability of BAS or any of its affiliates to hedge the notes with respect to that stock (a “Hedging Restriction”); provided further that if three Reference Basket Stocks cannot be identified from the S&P 500® Index by primary SIC Code for which a Hedging Restriction does not exist, the remaining Reference Basket Stock(s) will be selected by the calculation agent from the largest market capitalization stock(s) within the same Division and Major Group classification (as defined by the Office of Management and Budget) as the primary SIC Code for the Index Stock Issuer. Each Reference Basket Stock will be assigned a Basket Stock exchange ratio equal to the number of shares of the Reference Basket Stock with a closing price on the effective date of the reorganization event equal to the product of (x) the Non-Stock Exchange Property Value, (y) the Base Exchange Ratio in effect for the Index Stock on the trading day immediately prior to the effective date of the reorganization event, and (z) 0.3333333.

In the event of an allocation of any Extraordinary Dividend to the Reference Basket Stocks under paragraph 4 above or any reorganization event described in this paragraph 5, the amount payable upon exchange at maturity for each unit of the notes will be an amount of cash equal to the value of the following property:

•	if applicable, shares of the Index Stock at the Base Exchange Ratio then in effect; and

•	if applicable, for each New Stock, that New Stock based upon the New Stock exchange ratio then in effect for that New Stock; and

•	if applicable, for each Reference Basket Stock, that Reference Basket Stock based upon the Basket Stock exchange ratio then in effect for that Reference Basket Stock.

In each case, the applicable exchange ratio (including for this purpose, any New Stock exchange ratio or Basket Stock exchange ratio) will be determined by the calculation agent on the first trading day following the reorganization event.

The cash value of any shares will be calculated by the calculation agent as of the relevant date of determination using the closing price of those shares on that day; provided that if that business day is not a trading day or if a Market Disruption Event for those shares occurs on that day, the closing price of those shares will be determined above under “—Market Disruption Events.” If a closing price for the Index Stock, any New Stock, or any Reference Basket Stock is no longer available for that stock for whatever reason, including the liquidation of the issuer of that stock or the subjection of that issuer to a proceeding under any applicable bankruptcy, insolvency, or other similar law, then the value of that stock will equal zero. There will be no substitution for any such stock.

For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving Exchange Property of a particular type, Exchange Property will be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer for the Exchange Property (in an amount determined on the basis of the rate of exchange in the tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property will be deemed to include the kind and amount of cash and other property received by offerees who elect to receive the maximum amount of cash possible.

Following the occurrence of any reorganization event referred to in paragraphs 4 or 5 above, (a) references to “the Index Stock” under “—Fractional Shares,” the definitions of “closing price” and “—Market Disruption Event” will be deemed also to refer to any New Stock or Reference Basket Stock, and (b) all other references in this product supplement and the applicable pricing supplement to “the Index Stock” will be deemed to refer to the Exchange Property upon which the Final Redemption Amount is determined, and references to a “share” or “shares” of the Index Stock will be deemed to refer to the applicable unit or units of the Exchange Property, including any New Stock or Reference Basket Stock, unless the context otherwise requires. The New Stock exchange ratio(s) or Basket Stock exchange ratios resulting from any reorganization event described in paragraph 5 above or similar adjustment under paragraph 4 above will be subject to the adjustments set forth in paragraphs 1 through 5 above. If a Reference Basket Event occurs, we will, or will cause the calculation agent to, provide written notice to the trustee under the Senior Indenture at its New York office, on which notice the trustee under the Senior Indenture conclusively may rely, and to DTC of the occurrence of the Reference Basket Event and of the three Reference Basket Stocks selected as promptly as possible. In no event will we provide that notice later than five business days after the date of the Reference Basket Event.

No adjustment to any exchange ratio (including for this purpose, any New Stock exchange ratio or Basket Stock exchange ratio) will be required unless the adjustment would require a change of at least 0.1% in the exchange ratio then in effect. The exchange ratio resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward. Adjustments to the exchange ratios will be made up to the close of business on the third business day prior to the scheduled maturity date.

No adjustments to the Base Exchange Ratio or method of calculating the Base Exchange Ratio will be required other than those specified above. The adjustments specified above do not cover all events that could affect the closing price of the Index Stock, including, without limitation, a partial tender or exchange offer for the Index Stock or a public offering of the Index Stock for cash.

If any adjustments in this section are required to be made, in order to determine the amount of cash or securities payable to you, the calculation agent equitably will adjust the Final Price Level, and the securities or other assets used to calculate any of the foregoing, as applicable, if necessary to maintain your economic rights as holders of the notes and our obligations as issuer of the notes.

The calculation agent will be solely responsible for the determination and calculation of any adjustments to the Base Exchange Ratio, any New Stock exchange ratio, or Basket Stock exchange ratio, any method of calculating the Exchange Property Value, and any related determinations and calculations with respect to any distributions of stock, other securities, or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 5 above, and its determinations and calculations with respect to these matters will be conclusive in the absence of manifest error.

The calculation agent will provide information as to any adjustments to the Base Exchange Ratio or to the method of calculating the amount payable upon exchange at maturity of the notes made under paragraphs 1 through 5 above upon your written request.

Same-Day Settlement and Payment

The notes will be delivered in book-entry form only through DTC against your payment in immediately available funds. We will make payments of interest and any cash payments to you, as well as any payment in lieu of fractional shares, in cash in immediately available funds so long as the notes are maintained in book-entry form.

Unless otherwise set forth in the applicable pricing supplement, we may deliver shares of the Index Stock at maturity as described in this product supplement by causing our subsidiary, BAS, to deliver the applicable number of shares to the trustee under the Senior Indenture through the facilities of DTC. If we do so, the trustee under the Senior Indenture will in turn be obligated to deliver those securities to you. If physical or book-entry delivery of shares of the Index Stock cannot be made at any time, we will pay you the Final Redemption Amount only in cash.

Role of the Calculation Agent

The calculation agent has the sole discretion to make all determinations regarding the notes as described in this product supplement, including the Final Price Level, the Final Exchange Ratio, the Base Exchange Ratio on the Final Valuation Date (or during the Final Valuation Period, if applicable), and the amount of cash or securities payable at maturity. The calculation agent also will (a) adjust the Base Exchange Ratio for certain corporate events affecting the Index Stock and (b) determine the appropriate securities to be used in calculating the amount of cash to be delivered at maturity if certain reorganization events occur relating to the Index Stock that we describe in “—Dilution and Reorganization Adjustments.” Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

We have initially appointed our subsidiary, BAS, as the calculation agent, but we may change the calculation agent at any time without notifying you.

Listing

Unless otherwise specified in the applicable pricing supplement, the notes will not be listed on any securities exchange.

THE INDEX STOCK

General

No Index Stock Issuer will authorize or sanction the notes or has participated or will participate in the preparation of this product supplement or any pricing supplement. Each Index Stock Issuer will be subject to the informational requirements of the Exchange Act and will be a filer of reports and other information with the SEC. In addition, the common equity securities of each Index Stock Issuer will be registered under the Exchange Act. Companies with securities registered under the Exchange Act are required to file periodically financial and other information required by the SEC. Information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material also can be obtained from the Public Reference Section at prescribed rates. In addition, information that each Index Stock Issuer electronically files with the SEC can be reviewed through a web site maintained by the SEC. The address of the SEC’s web site is http://www.sec.gov.

This product supplement and each pricing supplement relates only to our notes and does not relate to the securities of any Index Stock Issuer. We are not offering or selling securities of any Index Stock Issuer. All disclosures contained in any pricing supplement regarding the applicable Index Stock Issuer will be derived from the publicly available documents described in the preceding paragraph. Unless otherwise set forth in the applicable pricing supplement, neither we, nor any of our affiliates, including BAS, will have participated in the preparation of those documents, verified the accuracy or the completeness of the information concerning the Index Stock Issuer included in the publicly available documents or made any diligence inquiry with respect to the Index Stock Issuer. We do not make any representation that the publicly available documents or any other publicly available information about the Index Stock Issuer will be accurate or complete. There can be no assurance that events occurring prior or subsequent to the date of the applicable pricing supplement (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that might affect the trading price of the Index Stock have been or will be publicly disclosed. Because the payment to you will be related to the trading prices of the Index Stock, those events, if any, also would affect the trading prices of the notes. We do not intend to furnish to you any additional information about the Index Stock except as set forth in the applicable pricing supplement. Neither we nor any of our affiliates, including BAS, make any representation to you as to the future performance of any Index Stock.

You should make your own investigation into the Index Stock Issuer.

Foreign Index Stock Issuers

Each Index Stock Issuer will have a class of common equity securities registered under the Exchange Act. However, if the Index Stock Issuer is not a U.S. company, the notes may be linked to shares of the Index Stock Issuer’s common equity securities, as specified in the applicable pricing supplement, that are not listed or traded in the United States. This may occur, for example, if American Depositary Shares of the Index Stock Issuer are traded in the United States, but your notes are linked to a class of common equity securities of the Index Stock Issuer that are traded on one or more foreign stock exchanges.

If the notes may be linked to shares of the Index Stock Issuer’s common equity securities that are not listed or traded in the United States, those shares will be subject to the trading parameters of the foreign market or markets on which they are listed and traded. Any such foreign market may have less liquidity, and be more volatile, than the United States or other securities markets. Market and other political or economic developments may affect the applicable foreign market or markets differently from United States or other securities markets. These factors may adversely affect the value of the applicable Index Stock. If you receive on the maturity date shares of the Index Stock Issuer that are not listed or traded in the United States, you may receive shares for which there is a market abroad, but not necessarily in the United States.

SUPPLEMENTAL PLAN OF DISTRIBUTION

Our subsidiary, BAS, will serve as our selling agent to solicit offers on a best efforts basis to purchase the notes. BAS is a party to the distribution agreement described in the “Supplemental Plan of Distribution” on page S-13 of the accompanying prospectus supplement. Unless otherwise specified in the applicable pricing supplement, the selling agent will not receive any commission from the sale of any of the notes. Each initial purchaser of notes must have an account with the selling agent.

BAS is not acting as your fiduciary or advisor, and you should not rely upon any communication from BAS in connection with the notes as investment advice or a recommendation to purchase notes. You should make your own investment decision regarding the notes after consulting with your legal, tax, and other advisors.

BAS and any of our other affiliates and subsidiaries may use this product supplement, the applicable pricing supplement, the accompanying prospectus supplement, and the prospectus in a market-making transaction for any notes after their initial sale.

U.S. FEDERAL INCOME TAX SUMMARY

The following summary of certain U.S. federal income tax consequences of the purchase, ownership, and disposition of the notes is based upon laws, regulations, rulings, and decisions now in effect, all of which are subject to change (including changes in effective dates) or possible differing interpretations, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. It deals only with initial purchasers of the notes at the Issue Price, as defined below, who hold notes as capital assets. It is for general information only, and does not describe all U.S. federal income tax consequences that may be relevant to an investor in light of its particular circumstances or to investors that are subject to specific rules such as partnerships or other entities classified as partnerships, subchapter S corporations, or other pass through entities, Non-United States Holders (as defined below), banks, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, trusts and estates, dealers in securities or currencies, tax-exempt entities, persons holding notes in a tax-deferred or tax-advantaged account, persons holding notes as a hedge, a position in a “straddle” or as part of a “constructive sale” or “conversion” transaction for tax purposes, persons who are required to mark-to-market for tax purposes, persons whose functional currency for tax purposes is not the U.S. dollar, and persons subject to the alternative minimum tax provisions of the Code. You must consult your own tax advisor concerning the application of U.S. federal income tax laws to your particular situation as well as any consequences of the purchase, ownership, and disposition of the notes arising under the laws of any state, local or foreign jurisdiction and the possible effects of changes in U.S. federal income or other tax laws.

The following discussion is a general discussion of U.S. federal income tax consequences that may be applicable to the notes. This discussion should be read together with the discussion set forth in the applicable pricing supplement. This discussion assumes that there is a significant possibility of loss of principal on an investment in the notes and that there is a significant possibility that the amount paid or value of shares of Index Stock issued at maturity will exceed the principal of the notes.

As used in this product supplement, the term “United States Holder” means a beneficial owner of a note that is for U.S. federal income tax purposes (1) an individual who is a citizen or resident of the United States, (2) an entity which is a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States or of any state of the United States or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income tax regardless of its source, or (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons also will be United States Holders. A “Non-United States Holder” is a holder that is not a United States Holder.

General

Under the terms of the notes, you agree with us (in the absence of an administrative determination or judicial ruling to the contrary) to characterize the notes for all U.S. federal income tax purposes as an investment unit consisting of the following components (the “Components”):

•

a deposit (the “Deposit”) with us of a fixed amount of cash equal to the amount paid for the notes (the “Issue Price,” which, for each unit of the notes, equals the Initial Price Level), to secure your obligation to purchase the Index Stock under the Forward Contract (as defined below), which Deposit bears a yield stated in the applicable pricing supplement (the “Deposit Yield”), which yield is based on our cost of borrowing; and

•

a forward contract (the “Forward Contract”) that requires you to purchase, and us to sell, for an amount equal to the Forward Price (as separately defined below for each category of notes), a variable number of shares of Index Stock equal to the Final Exchange Ratio, subject to adjustment, at maturity, which Forward Contract, at our option, may be settled in cash (unless otherwise set forth in the applicable pricing supplement).

Based on our determination of the relative fair market values of the Components at the time of issuance of the notes, we will allocate the Issue Price of the notes between the Deposit and the Forward Contract; such allocation will be set forth in the applicable pricing supplement. The following discussion assumes that we will allocate 100% of the Issue Price of the notes to the Deposit and none to the Forward Contract. Our allocation of the Issue Price among the Components will be binding on you, unless you timely and explicitly disclose to the IRS that your allocation is different from ours.

The treatment of the notes described herein and our allocation are not, however, binding on the IRS or the courts. No statutory, judicial, or administrative authority directly addresses the characterization of the notes or instruments similar to the notes for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to the notes. Due to the absence of authorities that directly address instruments that are similar to the notes, significant aspects of the U.S. federal income tax consequences of an investment in the notes are uncertain, and no assurance can be given that the IRS or the courts will agree with the characterization described herein. In particular, it is possible that the IRS may successfully assert that the notes should properly be characterized as debt instruments. If the notes were successfully characterized as indebtedness for U.S. federal income tax purposes, among other consequences, U.S. Holders would be required to include income on the notes at a rate equal to our normal borrowing rate and any gain on the sale or redemption of the notes would be ordinary interest income rather than capital gain. No assurance can be given that the IRS will not assert such treatment. Accordingly, you are urged to consult your own tax advisor regarding the U.S. federal income tax consequences of an investment in the notes (including alternative characterizations of the notes) and with respect to any tax consequences arising under the laws of any state, local, or foreign taxing jurisdiction. Unless otherwise stated, the following discussion is based on the treatment and the allocation described above.

Excess Interest Notes and Excess Yield Notes

The periodic interest actually paid on the notes may equal or exceed the Deposit Yield as set forth in the applicable pricing supplement, and those notes are referred to herein as “Excess Interest Notes.” The periodic interest actually paid on the notes may be less than the Deposit Yield as set forth in the applicable pricing supplement, and those notes are referred to herein as “Excess Yield Notes.” The notes may be “short-term obligations,” i.e., obligations with a fixed maturity date not more than one year from the date of issue, or may be “long-term obligations,” i.e., obligations which are not short-term obligations.

Excess Interest Notes Which Are Long-Term Obligations

As set forth above, under the terms of the notes, you agree with us (in the absence of an administrative determination or judicial ruling to the contrary) to characterize the notes for all U.S. federal income tax purposes as an investment unit consisting of the following Components:

•

the Deposit with us of a fixed amount of cash equal to the Issue Price, which Deposit bears a yield stated in the applicable pricing supplement (the “Deposit Yield”), which yield is based on our cost of borrowing; and

•

a Forward Contract that requires you to purchase, and us to sell, for an amount equal to the Forward Price (as defined below), a number of shares of Index Stock equal to the Final Exchange Ratio, subject to adjustment, at maturity, which Forward Contract, at our option, may be settled in cash (unless otherwise set forth in the applicable pricing supplement).

Under this characterization, the excess, if any, of the periodic interest payments on the notes over the portion of the payments attributable to the Deposit Yield will represent payments attributable to your entry into the Forward Contract (the “Contract Adjustment Payments”).

Payments on the Notes. Although the U.S. federal income tax treatment of Contract Adjustment Payments is uncertain, we intend to take the position for purposes of any applicable information reporting requirements, and the following discussion assumes, that any Contract Adjustment Payments with respect to the notes constitute taxable income to a United States Holder at the time received or accrued in accordance with the United States Holder’s method of accounting for U.S. federal income tax purposes. By purchasing the notes, you agree with us that for U.S. federal income tax purposes you will treat the Contract Adjustment Payments as includable in income in the year received or accrued in accordance with your method of accounting.

To the extent attributable to the Deposit Yield, periodic interest payments on the notes generally will be taxable to United States Holders as ordinary income at the time received or accrued in accordance with the United States Holder’s method of accounting for U.S. federal income tax purposes.

Tax Basis. Based on our assumption set forth above that 100% of the Issue Price of the notes will be allocated to the Deposit and none to the Forward Contract, and unless otherwise set forth in the applicable pricing supplement, the United States Holder’s initial tax basis in the Deposit will equal the Issue Price and the United States Holder’s initial tax basis in the Forward Contract will be zero.

Settlement of the Forward Contract. Upon settlement of the Forward Contract for Index Stock, a United States Holder will be deemed to have received cash equal to the Issue Price in repayment of the Deposit. The United States Holder will be deemed to apply the amount deemed received (the “Forward Price”) toward the purchase of the Index Stock, and the United States Holder would not recognize any gain or loss with respect to any Index Stock received. With respect to any cash received upon maturity of the note in addition to Index Stock (other than any interest paid on the note on the maturity date and any amounts representing Contract Adjustment Payments, which would be taxed as described above under “— Payments on the Notes”), a United States Holder would recognize gain or loss. The amount of gain or loss would be the extent to which the amount of cash received differs from the pro rata portion of the Forward Price allocable to the cash as described in the following paragraph. Any such gain or loss generally would be capital gain or loss, as the case may be.

With respect to any Index Stock received upon maturity of the note, the United States Holder would have an adjusted tax basis in the Index Stock equal to the pro rata portion of the Forward Price allocable to it. The allocation of the Forward Price between the right to receive cash and Index Stock should be based on the amount of the cash received (excluding any interest paid on the note on the maturity date and any amounts representing Contract Adjustment Payments), if any, and the relative fair market value of the Index Stock received, if any, as of the maturity date. The holding period for any Index Stock received would start on the day after the maturity date. Although the matter is not free from doubt, the occurrence of a reorganization event will not cause a taxable event to occur with respect to the Forward Contract.

If we pay cash in settlement of the Forward Contract to a United States Holder, such United States Holder would recognize gain or loss equal to the difference between the amount of cash received (other than any interest paid on the note on the maturity date and any amounts representing Contract Adjustment Payments, which would be taxed as described above under “— Payments on the Notes”) and the Forward Price. Any such gain or loss generally would be capital gain or loss, as the case may be.

United States Holders should note that while any income in respect of interest paid on the note on the maturity date and amounts representing Contract Adjustment Payments would be taxable as ordinary income, any gain or loss recognized upon the final settlement of the Forward Contract generally would be capital gain or loss. The distinction between capital gain or loss and ordinary gain or loss is potentially significant in several respects. For example, limitations apply to a United States Holder’s ability to offset capital losses against ordinary income. United States Holders should consult their tax advisors with respect to the treatment of capital gain or loss on the notes.

Price Event Acceleration. Although the U.S. federal income tax consequences of a price event acceleration are uncertain, we intend to treat a price event acceleration as (i) the repayment by us of the Deposit in an amount equal to the Forward Price plus the present value of the portion of the remaining scheduled payments on the notes (from and including the date of acceleration) that is attributable to interest on the Deposit, and (ii) the settlement of the Forward Contract through the delivery by the United States Holder to us of the Forward Price in exchange for (a) Index Stock or, at our option (unless otherwise set forth in the applicable pricing supplement), cash in lieu of such shares and (b) cash equal to the present value of the portion of the remaining scheduled payments on the notes (from and including the date of acceleration) that is attributable to Contract Adjustment Payments. We also will pay cash representing unpaid interest on the Deposit and unpaid Contract Adjustment Payments that accrued up to but excluding the date of acceleration.

Assuming the characterization of the price event acceleration described above, a United States Holder, with respect to the price paid by us to repay the Deposit, would recognize capital gain or loss equal to the difference between such amount and the United States Holder’s adjusted tax basis in the Deposit, which difference would be equal to the present value of the portion of remaining scheduled payments on the notes attributable to the interest on the Deposit. In general, the U.S. federal income tax treatment of the settlement of the Forward Contract upon a price event acceleration would be the same as described above under “— Settlement of the Forward Contract.” However, the U.S. federal income tax treatment of cash received with respect to the present value of the portion of the remaining scheduled payments on the notes that is attributable to Contract Adjustment Payments is uncertain. Such amount could be treated as an adjustment to the Forward Price, which would reduce a United States Holder’s basis in the Index Stock received (or, if the Forward Contract is settled for cash, increase the amount of gain or decrease the amount of loss realized with respect to the Forward Contract), or as additional cash proceeds with respect to the Forward Contract, which would be taxable as described above under “— Settlement of the Forward Contract.” United States Holders are urged to consult their own tax advisors regarding the U.S. federal income tax treatment of cash received with respect to the Forward Contract upon a price event acceleration.

Any cash received with respect to accrued interest on the notes for the period up to but excluding the date of acceleration and any amounts representing Contract Adjustment Payments will be taxed as described above under “— Payments on the Notes.”

Sale, Exchange, or Early Retirement of the Notes. Upon a sale or exchange of notes prior to the maturity of the notes, or upon retirement of the notes prior to maturity upon the occurrence of an event of default acceleration, a United States Holder would recognize taxable capital gain or loss equal to the difference between the amount realized on such sale, exchange, or retirement and such United States Holder’s adjusted tax basis in the notes sold, exchanged or retired. Any gain not recognized as capital gain pursuant to the preceding sentence will be recognized as ordinary income. A United States Holder’s adjusted tax basis in the notes would generally equal the United States Holder’s adjusted tax basis in the Deposit. For these purposes, the amount realized does not include any amount attributable to accrued interest on the Deposit, which would be taxed as described above under “— Payments on the Notes.” It is uncertain whether the amount realized includes any amount attributable to accrued but unpaid Contract Adjustment Payments. United States Holders should consult their own tax advisors regarding the treatment of accrued but unpaid Contract Adjustment Payments upon the sale, exchange, or retirement of the notes.

Possible Alternative Tax Treatments of an Investment in the Notes. Due to the absence of authorities that directly address the proper characterization of the notes, no assurance can be given that the IRS will accept, or that a court will agree with, the characterization and U.S. federal income tax treatment described above. The IRS could seek to analyze the U.S. federal income tax consequences of owning the notes under Treasury regulations governing contingent payment debt instruments (the “Contingent Payment Debt Regulations”). If the IRS were successful in asserting that the Contingent Payment Debt Regulations applied to the notes, the timing and character of income to a holder of the notes would be significantly affected. Among other things, a United States Holder would be required to accrue interest income as original issue discount, subject to adjustments, at a “comparable yield” on the Issue Price. In addition, a United States Holder would recognize income upon maturity of the notes to the extent that the value of Index Stock or cash received, if any, exceeded the adjusted issue price. Furthermore, any gain recognized with respect to the notes on sale, exchange or retirement at maturity generally would be treated as ordinary income.

Other alternative U.S. federal income tax characterizations or treatments of the notes are also possible, and if applied, these characterizations or treatments also could affect the timing and the character of the income or loss with respect to the notes. It is possible, for example, that the notes could be treated as constituting an “open transaction,” with the result that the payments on the notes would first constitute a return of basis and then, after basis was fully recovered, ordinary income to a United States Holder. Other alternative characterizations are also possible. Accordingly, prospective purchasers are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of an investment in the notes.

Excess Interest Notes Which Are Short-Term Obligations

As set forth above, under the terms of the notes, you agree with us (in the absence of an administrative determination or judicial ruling to the contrary) to characterize the notes for all U.S. federal income tax purposes as an investment unit consisting of the following Components:

•

the Deposit with us of a fixed amount of cash equal to the Issue Price, which Deposit bears a yield stated in the applicable pricing supplement (the “Deposit Yield”), which yield is based on our cost of borrowing; and

•

a Forward Contract that requires you to purchase, and us to sell, for an amount equal to the Forward Price (as defined below), a number of shares of Index Stock equal to the Final Exchange Ratio, subject to adjustment, at maturity, which Forward Contract, at our option, may be settled in cash (unless otherwise set forth in the applicable pricing supplement).

Under this characterization, the excess, if any, of the periodic interest payments on the notes over the portion of those payments attributable to the Deposit Yield will represent payments attributable to your entry into the Forward Contract (or “Contract Adjustment Payments”).

Payments on the Notes and OID. Although the U.S. federal income tax treatment of Contract Adjustment Payments is uncertain, we intend to take the position for purposes of any applicable information reporting requirements, and the following discussion assumes, that any Contract Adjustment Payments with respect to the notes constitute taxable income to a United States Holder at the time received or accrued in accordance with the United States Holder’s method of accounting for U.S. federal income tax purposes. By purchasing the notes, you agree with us that for U.S. federal income tax purposes you will treat the Contract Adjustment Payments as includable in income in the year received or accrued in accordance with your method of accounting.

The Deposit will be subject to the special rules governing short-term obligations for U.S. federal income tax purposes, except with respect to Contract Adjustment Payments, if any, which will be treated as set forth above. United States Holders who use the accrual method of accounting, and certain other holders including banks and dealers in securities, should be required to accrue original issue discount (“OID”) on the Deposit on a straight-line basis unless an election is made to accrue the OID under a constant yield method (based on daily compounding). The accrual will be based on the Deposit Yield, without regard to the Contract Adjustment Payments. United States Holders who are cash method taxpayers will be required to include the interest on a Deposit in income at the time it is paid, unless such holders elect to accrue such income as OID based on the Deposit Yield. If a United States Holder is a cash method taxpayer and does not elect to accrue such income as OID, such holder will be required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry the Deposit, in an amount equal to the deferred interest income, until the deferred interest is included in income.

Tax Basis. Based on our assumption set forth above that 100% of the Issue Price of the notes will be allocated to the Deposit and none to the Forward Contract, and except as set forth in the applicable pricing supplement, the United States Holder’s initial tax basis in the Deposit will equal the Issue Price and the United States Holder’s initial tax basis in the Forward Contract will be zero. The United States Holder’s tax basis in the Deposit will be subsequently increased by any OID accrued with respect thereto other than interest actually paid on the note.

Settlement of the Forward Contract. Upon settlement of the Forward Contract for Index Stock, a United States Holder will be deemed to have received cash equal to the Issue Price in repayment of the Deposit. The United States Holder will be deemed to apply the amount deemed received (the “Forward Price”) toward the purchase of the Index Stock, and the United States Holder would not recognize any gain or loss with respect to any Index Stock received. With respect to any cash received upon maturity of the note in addition to Index Stock (other than any interest paid on the note on the maturity date and any amounts representing Contract Adjustment Payments, which would be taxed as described above under “— Payments on the Notes and OID”), a United States Holder would recognize gain or loss. The amount of gain or loss would be the extent to which the amount of cash received differs from the pro rata portion of the Forward Price allocable to the cash as described in the following paragraph. Any such gain or loss generally would be capital gain or loss, as the case may be.

With respect to any Index Stock received upon maturity of the note, the United States Holder would have an adjusted tax basis in the Index Stock equal to the pro rata portion of the Forward Price allocable to it. The allocation of the Forward Price between the right to receive cash and Index Stock should be based on the amount of the cash received (excluding any interest paid on the note on the maturity date and any amounts representing Contract Adjustment Payments), if any, and the relative fair market value of the Index Stock received, if any, as of the maturity date. The holding period for any Index Stock received would start on the day after the maturity date. Although the matter is not free from doubt, the occurrence of a reorganization event will not cause a taxable event to occur with respect to the Forward Contract.

If we pay cash in settlement of the Forward Contract to a United States Holder, such United States Holder would recognize gain or loss equal to the difference between the amount of cash received (other than any interest paid on the note on the maturity date and any amounts representing Contract Adjustment Payments, which would be taxed as described above under “— Payments on the Notes and OID”) and the Forward Price. Any such gain or loss generally would be capital gain or loss, as the case may be.

United States Holders should note that while any income in respect of interest paid on the note on the maturity date and amounts representing Contract Adjustment Payments would be taxable as ordinary income, any gain or loss recognized upon the final settlement of the Forward Contract generally would be capital gain or loss. The distinction between capital gain or loss and ordinary gain or loss is potentially significant in several respects. For example, limitations apply to a United States Holder’s ability to offset capital losses against ordinary income. United States Holders should consult their tax advisors with respect to the treatment of capital gain or loss on the notes.

Price Event Acceleration. Although the U.S. federal income tax consequences of a price event acceleration are uncertain, we intend to treat a price event acceleration as (i) the repayment by us of the Deposit in an amount equal to the Forward Price plus the present value of the portion of the remaining scheduled payments on the notes (from and including the date of acceleration) that is attributable to interest on the Deposit, and (ii) the settlement of the Forward Contract through the delivery by the United States Holder to us of the Forward Price in exchange for (a) Index Stock or, at our option (unless otherwise set forth in the applicable pricing supplement), cash in lieu of such shares and (b) cash equal to the present value of the portion of the remaining scheduled payments on the notes (from and including the date of acceleration) that is attributable to Contract Adjustment Payments. We also will pay cash representing unpaid interest on the Deposit and unpaid Contract Adjustment Payments that accrued up to but excluding the date of acceleration.

Assuming the characterization of the price event acceleration described above, a United States Holder, with respect to the price paid by us to repay the Deposit, would recognize capital gain or loss equal to the difference between such amount and the United States Holder’s adjusted tax basis in the Deposit, which difference would be equal to the present value of the portion of remaining scheduled payments on the notes attributable to the interest on the Deposit. In general, the U.S. federal income tax treatment of the settlement of the Forward Contract upon a price event acceleration would be the same as described above under “— Settlement of the Forward Contract.” However, the U.S. federal income tax treatment of cash received with respect to the present value of the portion of the remaining scheduled payments on the notes that is attributable to Contract Adjustment Payments is uncertain. Such amount could be treated as an adjustment to the Forward Price, which would reduce a United States Holder’s basis in the Index Stock received (or, if the Forward Contract is settled for cash, increase the amount of gain or decrease the amount of loss realized with respect to the Forward Contract), or as additional cash proceeds with respect to the Forward Contract, which would be treated as described above under “— Settlement of the Forward Contract.” United States Holders are urged to consult their own tax advisors regarding the U.S. federal income tax treatment of cash received with respect to the Forward Contract upon a price event acceleration.

Any cash received with respect to accrued interest on the notes for the period up to but excluding the date of acceleration and any amounts representing Contract Adjustment Payments will be taxed as described above under “— Payments on the Notes and OID.”

Sale, Exchange, or Early Retirement of the Notes. Upon a sale or exchange of notes prior to the maturity of the notes, or upon retirement of the notes prior to maturity upon the occurrence of an event of default acceleration, a United States Holder would recognize taxable capital gain or loss equal to the difference between the amount realized on such sale, exchange, or retirement and such United States Holder’s adjusted tax basis in the notes sold, exchanged or retired. Any gain not recognized as capital gain pursuant to the preceding sentence will be recognized as ordinary income. A United States Holder’s adjusted tax basis in the notes would generally equal the United States Holder’s adjusted tax basis in the Deposit. For these purposes, the amount realized does not include any amount attributable to accrued interest on the Deposit, which would be taxed as described above under “— Payments on the Notes and OID.” It is uncertain whether the amount realized includes any amount attributable to accrued but unpaid Contract Adjustment Payments. United States Holders should consult their own tax advisors regarding the treatment of accrued but unpaid Contract Adjustment Payments upon the sale, exchange, or retirement of the notes.

Possible Alternative Tax Treatments of an Investment in the Notes. Due to the absence of authorities that directly address the proper characterization of the notes, no assurance can be given that the IRS will accept, or that a court will agree with, the characterization and U.S. federal income tax treatment described above. Other alternative U.S. federal income tax characterizations or treatments of the notes are also possible, and if applied, these characterizations or treatments also could affect the timing and the character of the income or loss with respect to the notes. It is possible, for example, that the notes could be treated as constituting an “open transaction,” with the result that the payments on the notes would first constitute a return of basis and then, after basis was fully recovered, ordinary income to a United States Holder. Other alternative characterizations are also possible.

Accordingly, prospective purchasers are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of an investment in the notes.

Excess Yield Notes Which Are Long-Term Obligations

As set forth above, under the terms of the notes, you agree with us (in the absence of an administrative determination or judicial ruling to the contrary) to characterize the notes for all U.S. federal income tax purposes as an investment unit consisting of the following Components:

•

the Deposit with us of a fixed amount of cash equal to the Issue Price, which Deposit bears a yield stated in the applicable pricing supplement (the “Deposit Yield”), which yield is based on our cost of borrowing; and

•

a Forward Contract that requires you to purchase, and us to sell, for an amount equal to the Forward Price (as defined below), a number of shares of Index Stock equal to the Final Exchange Ratio, subject to adjustment, at maturity, which Forward Contract, at our option, may be settled in cash (unless otherwise set forth in the applicable pricing supplement).

Under this characterization, the excess of the amount attributable to the Deposit Yield over the periodic interest payments on the notes will result in your accrual of OID or inclusion of interest income, as described below.

Payments on the Notes and OID. The Deposit will be subject to the OID rules. The periodic interest payments on the notes will be treated as “qualified stated interest” and included in income at the time received or accrued in accordance with the United States Holder’s method of accounting for federal income tax purposes. Additionally, if the OID is more than a de minimis amount, each United States Holder, including a taxpayer who otherwise uses the cash method of accounting, will be required to include OID on the Deposit in income as it accrues, in accordance with a constant yield method based on a compounding of interest. This method will generally cause the United States Holder to include OID in each accrual period in an amount equal to the product of the “adjusted issue price” of the Deposit (which generally is the Issue Price increased by OID previously accrued on the Deposit) at the beginning of the accrual period and the Deposit Yield, minus the amount of any qualified stated interest allocable to the accrual period.

Tax Basis. Based on our assumption set forth above that 100% of the Issue Price of the notes will be allocated to the Deposit and none to the Forward Contract, and except as set forth in the applicable pricing supplement, the United States Holder’s initial tax basis in the Deposit will equal the Issue Price and the United States Holder’s initial tax basis in the Forward Contract will be zero. The United States Holder’s tax basis in the Deposit will be subsequently increased by any OID accrued with respect thereto.

Settlement of the Forward Contract. Upon settlement of the Forward Contract for Index Stock, a United States Holder will be deemed to have received in repayment of the Deposit cash equal to the Issue Price, plus, an amount that, when added to the periodic interest payments on the notes, results in an overall compounded yield to maturity on the Deposit equal to the Deposit Yield. The amount deemed to have been received will equal the adjusted issue price of the Deposit. The United States Holder will be deemed to apply the amount deemed received (the “Forward Price”) toward the purchase of the Index Stock, and the United States Holder would not recognize any gain or loss with respect to any Index Stock received. With respect to any cash received upon maturity of the note in addition to Index Stock (other than any interest paid on the note on the maturity date, which would be taxed as described above under “— Payments on the Notes and OID,” and cash deemed to have been received in respect of any accrued interest on the Deposit), a United States Holder would recognize gain or loss. The amount of gain or loss would be the extent to which the amount of cash received differs from the pro rata portion of the Forward Price allocable to the cash as described in the following paragraph. Any such gain or loss generally would be capital gain or loss, as the case may be.

With respect to any Index Stock received upon maturity of the note, the United States Holder would have an adjusted tax basis in the Index Stock equal to the pro rata portion of the Forward Price allocable to it. The allocation of the Forward Price between the right to receive cash and Index Stock should be based on the amount of the cash received excluding any interest paid on the note on the maturity date and cash deemed to have been received in respect of any accrued interest on the Deposit), if any, and the relative fair market value of the Index Stock received, if any, as of the maturity date. The holding period for any Index Stock received would start on the day after the maturity date. Although the matter is not free from doubt, the occurrence of a reorganization event will not cause a taxable event to occur with respect to the Forward Contract.

If we pay cash in settlement of the Forward Contract to a United States Holder, such United States Holder would recognize gain or loss equal to the difference between the amount of cash received (other than any interest paid on the note on the maturity date, which would be taxed as described above under “— Payments on the Notes and OID,” and cash deemed to have been received in respect of any accrued interest on the Deposit) and the Forward Price. Any such gain or loss generally would be capital gain or loss, as the case may be.

United States Holders should note that while any income in respect of (i) interest paid on the note on the maturity date, and (ii) cash deemed to have been received for accrued interest on the Deposit, would be taxable as ordinary income, any gain or loss recognized upon the final settlement of the Forward Contract generally would be capital gain or loss. The distinction between capital gain or loss and ordinary gain or loss is potentially significant in several respects. For example, limitations apply to a United States Holder’s ability to offset capital losses against ordinary income. United States Holders should consult their tax advisors with respect to the treatment of capital gain or loss on the notes.

Price Event Acceleration. Although the U.S. federal income tax consequences of a price event acceleration are uncertain, we intend to treat a price event acceleration as (i) the repayment by us of the Deposit in an amount equal to the Forward Price plus the present value of the remaining scheduled payments on the notes (from and including the date of acceleration), and (ii) the settlement of the Forward Contract through the delivery by the United States Holder to us of the Forward Price in exchange for Index Stock or, at our option (unless otherwise set forth in the applicable pricing supplement), cash in lieu of such shares. We also will pay cash representing unpaid interest on the Deposit that accrued up to but excluding the date of acceleration.

Assuming the characterization of the price event acceleration described above, a United States Holder, with respect to the price paid by us to repay the Deposit, would recognize capital gain or loss equal to the difference between such amount (other than amounts representing unpaid interest on the Deposit that accrued up to but excluding the date of acceleration) and the United States Holder’s adjusted tax basis in the Deposit, which difference would be equal to the present value of the portion of remaining scheduled payments on the notes. In general, the U.S. federal income tax treatment of the settlement of the Forward Contract upon a price event acceleration would be the same as described above under “— Settlement of the Forward Contract.” United States Holders are urged to consult their own tax advisors regarding the U.S. federal income tax treatment of cash received with respect to the Forward Contract upon a price event acceleration.

Any cash received with respect to accrued interest paid on the notes up to but excluding the date of acceleration will be taxed as described above under “— Payments on the Notes and OID.”

Sale, Exchange, or Early Retirement of the Notes. Upon a sale or exchange of notes prior to the maturity of the notes, or upon retirement of the notes prior to maturity upon the occurrence of an event of default acceleration, a United States Holder would recognize taxable capital gain or loss equal to the difference between the amount realized on such sale, exchange, or retirement and such United States Holder’s adjusted tax basis in the notes sold, exchanged or retired. Any gain not recognized as capital gain pursuant to the preceding sentence will be recognized as ordinary income. A United States Holder’s adjusted tax basis in the notes would generally equal the United States Holder’s adjusted tax basis in the Deposit. For these purposes, the amount realized does not include any amount attributable to accrued interest on the Deposit, which would be taxed as described above under “— Payments on the Notes and OID.”

Possible Alternative Tax Treatments of an Investment in the Notes. Due to the absence of authorities that directly address the proper characterization of the notes, no assurance can be given that the IRS will accept, or that a court will agree with, the characterization and U.S. federal income tax treatment described above. The IRS could seek to analyze the U.S. federal income tax consequences of owning the notes under the Contingent Payment Debt Regulations. If the IRS were successful in asserting that the Contingent Payment Debt Regulations applied to the notes, the timing and character of income to a holder of the notes would be significantly affected. Among other things, a United States Holder would be required to accrue interest income as original issue discount, subject to adjustments, at a “comparable yield” on the Issue Price. In addition, a United States Holder would recognize income upon maturity of the notes to the extent that the value of Index Stock or cash received, if any, exceeded the adjusted issue price. Furthermore, any gain recognized with respect to the notes on sale, exchange or retirement at maturity generally would be treated as ordinary income.

Other alternative U.S. federal income tax characterizations or treatments of the notes are also possible, and, if applied, these characterizations or treatments also could affect the timing and the character of the income or loss with respect to the notes. It is possible, for example, that the notes could be treated as constituting an “open transaction,” with the result that the payments on the notes would first constitute a return of basis and then, after basis was fully recovered, ordinary income to a United States Holder. Other alternative characterizations are also possible. Accordingly, prospective purchasers are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of an investment in the notes.

Excess Yield Notes Which Are Short-Term Obligations

As set forth above, under the terms of the notes, you agree with us (in the absence of an administrative determination or judicial ruling to the contrary) to characterize the notes for all U.S. federal income tax purposes as an investment unit consisting of the following Components:

•

the Deposit with us of a fixed amount of cash equal to the Issue Price, which Deposit bears a yield stated in the applicable pricing supplement (the “Deposit Yield”), which yield is based on our cost of borrowing; and

•	a Forward Contract that requires you to purchase, and us to sell, for an amount equal to the Forward Price (as defined below), a number of shares of

Index Stock equal to the Final Exchange Ratio, subject to adjustment, at maturity, which Forward Contract, at our option, may be settled in cash (unless otherwise set forth in the applicable pricing supplement).

Under this characterization, the excess of the amount attributable to the Deposit Yield over the periodic interest payments on the notes will result in your accrual of OID or inclusion of interest income, as described below.

Payments on the Notes and OID. The Deposit will be subject to the special rules governing short-term obligations for U.S. federal income tax purposes. United States Holders who use the accrual method of accounting, and certain other holders including banks and dealers in securities, should be required to accrue OID on the Deposit on a straight-line basis unless an election is made to accrue the OID under a constant yield method (based on daily compounding). The accrual will be based on the Deposit Yield, even though that yield is higher than the periodic interest payments on the notes. United States Holders who are cash method taxpayers will be required to include the interest on a Deposit in income at the time it is paid, unless such holders elect to accrue such income as OID based on the Deposit Yield. If a United States holder is a cash method taxpayer and does not elect to accrue such income as OID, such holder will be required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry the Deposit, in an amount equal to the deferred interest income, until the deferred interest is included in income.

Tax Basis. Based on our assumption set forth above that 100% of the Issue Price of the notes will be allocated to the Deposit and none to the Forward Contract, and except as set forth in the applicable pricing supplement, the United States Holder’s initial tax basis in the Deposit will equal the Issue Price and the United States Holder’s initial tax basis in the Forward Contract will be zero. The United States Holder’s tax basis in the Deposit will be subsequently increased by any OID accrued with respect thereto other than interest actually paid on the note.

Settlement of the Forward Contract. Upon settlement of the Forward Contract for Index Stock, a United States Holder will be deemed to have received in repayment of the Deposit cash equal to the Issue Price, plus an amount that, when added to the periodic interest payments on the notes, results in an overall compounded yield to maturity on the Deposit equal to the Deposit Yield. The portion of the amount deemed received in excess of the Issue Price will be taxable to the United States Holder as interest to the extent not previously included in income as OID. The United States Holder will be deemed to apply the amount deemed received (the “Forward Price”) toward the purchase of the Index Stock, and the United States Holder would not recognize any gain or loss with respect to any Index Stock received. With respect to any cash received upon maturity of the note in addition to Index Stock (other than any interest paid on the note on the maturity date, which would be taxed as described above under “— Payments on the Notes and OID,” and cash deemed to have been received in respect of any accrued interest on the Deposit, which will be taxable as interest to the extent not previously included as OID) a United States Holder would recognize gain or loss. The amount of gain or loss would be the extent to which the amount of cash received differs from the pro rata portion of the Forward Price allocable to the cash as described in the following paragraph. Any such gain or loss generally would be capital gain or loss, as the case may be.

With respect to any Index Stock received upon maturity of the note, the United States Holder would have an adjusted tax basis in the Index Stock equal to the pro rata portion of the Forward Price allocable to it. The allocation of the Forward Price between the right to receive cash and Index Stock should be based on the amount of the cash received (excluding any interest paid on the note on the maturity date and cash deemed to have been received in respect of any accrued interest on the Deposit), if any, and the relative fair market value of the Index Stock received, if any, as of the maturity date. The holding period for any Index Stock received would start on the day after the maturity date. Although the matter is not free from doubt, the occurrence of a reorganization event will not cause a taxable event to occur with respect to the Forward Contract.

If we pay to a United States Holder cash in settlement of the Forward Contract, such United States Holder would recognize gain or loss equal to the difference between the amount of cash received (other than any interest paid on the note on the maturity date, which would be taxed as described above under “— Payments on the Notes and OID,” and cash deemed to have been received in respect of any accrued interest on the Deposit, which will be taxable as interest to the extent not previously included as OID) and the Forward Price. Any such gain or loss generally would be capital gain or loss, as the case may be.

United States Holders should note that while any income in respect of (i) interest paid on the note on the maturity date and (ii) cash deemed to have been received for accrued interest on the Deposit would be taxable as ordinary income, any gain or loss recognized upon the final settlement of the Forward Contract generally would be capital gain or loss. The distinction between capital gain or loss and ordinary gain or loss is potentially significant in several respects. For example, limitations apply to a United States Holder’s ability to offset capital losses against ordinary income. United States Holders should consult their tax advisors with respect to the treatment of capital gain or loss on the notes.

Price Event Acceleration. Although the U.S. federal income tax consequences of a price event acceleration are uncertain, we intend to treat a price event acceleration as (i) the repayment by us of the Deposit in an amount equal to the Forward Price plus the present value of the remaining scheduled payments on the notes (from and including the date of acceleration) and (ii) the settlement of the Forward Contract through the delivery by the United States Holder to us of the Forward Price in exchange for Index Stock or, at our option (unless otherwise set forth in the applicable pricing supplement), cash in lieu of such shares. We will also pay cash representing unpaid interest on the Deposit that accrued up to but excluding the date of acceleration.

Assuming the characterization of the price event acceleration described above, a United States Holder, with respect to the price paid by us to repay the Deposit, would recognize capital gain or loss equal to the difference between such amount (other than amounts representing unpaid interest on the Deposit that accrued up to but excluding the date of acceleration and amounts deemed received in respect of accrued interest on the Deposit, which will be taxable as interest to the extent not previously included as OID) and the United States Holder’s adjusted tax basis in the Deposit. In general, the U.S. federal income tax treatment of the settlement of the Forward Contract upon a price event acceleration would be the same as described above under “—Settlement of the Forward Contract.” United States Holders are urged to consult their own tax advisors regarding the U.S. federal income tax treatment of cash received with respect to the Forward Contract upon a price event acceleration.

Any cash received with respect to accrued interest paid on the notes up to but excluding the date of acceleration will be taxed as described above under “— Payments on the Notes and OID.”

Sale, Exchange, or Early Retirement of the Notes. Upon a sale or exchange of notes prior to the maturity of the notes, or upon retirement of the notes prior to maturity upon the occurrence of an event of default acceleration, a United States Holder would recognize taxable capital gain or loss equal to the difference between the amount realized on such sale, exchange, or retirement and such United States Holder’s adjusted tax basis in the notes sold, exchanged or retired. Any gain not recognized as capital gain pursuant to the preceding sentence will be recognized as ordinary income. A United States Holder’s adjusted tax basis in the notes would generally equal the United States Holder’s adjusted tax basis in the Deposit. For these purposes, the amount realized does not include any amount attributable to accrued interest on the Deposit, which would be taxed as described above under “— Payments on the Notes and OID.”

Possible Alternative Tax Treatments of an Investment in the Notes. Due to the absence of authorities that directly address the proper characterization of the notes, no assurance can be given that the IRS will accept, or that a court will agree with, the characterization and tax treatment described above. Other alternative U.S. federal income tax characterizations or treatments of the notes are also possible, and if applied, these characterizations or treatments also could affect the timing and the character of the income or loss with respect to the notes. It is possible, for example, that the notes could be treated as constituting an “open transaction,” with the result that the payments on the notes would first constitute a return of basis and then, after basis was fully recovered, ordinary income to a United States Holder. Other alternative characterizations are also possible. Accordingly, prospective purchasers are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of an investment in the notes.

Backup Withholding and Information Reporting

Generally, payments with respect to the notes will be subject to information reporting and possibly to backup withholding. Information reporting means that the payment is required to be reported to you and the IRS. Backup withholding means that we are required to collect and deposit a portion of the payment with the IRS as a tax payment on your behalf. Backup withholding will be imposed at a rate of 28%. This rate is scheduled to increase to 31% after 2010.

Payments with respect to notes held by a United States Holder, other than certain exempt recipients such as corporations, and proceeds from the sale of notes through the U.S. office of a broker will be subject to backup withholding unless the United States Holder supplies us with a taxpayer identification number and certifies that its taxpayer identification number is correct or otherwise establishes an exemption. In addition, backup withholding will be imposed on any payment with respect to notes held by a United States Holder that is informed by the U.S. Secretary of the Treasury that it has not reported all dividend and interest income required to be shown on its U.S. federal income tax return or that fails to certify that it has not underreported its interest and dividend income.

Payments of the proceeds from the sale of the notes to or through a foreign office of a broker, custodian, nominee, or other foreign agent acting on behalf of a United States Holder will not be subject to information reporting or backup withholding. If, however, the nominee, custodian, agent, or broker is, for U.S. federal income tax purposes, (1) a United States person, (2) the government of the United States or the government of any State or political subdivision of any State (or any agency or instrumentality of any of these governmental units), (3) a controlled foreign corporation, (4) a foreign partnership that is either engaged in a U.S. trade or business or whose U.S. partners in the aggregate hold more than 50% of the income or capital interests in the partnership, (5) a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, or (6) a U.S. branch of a foreign bank or foreign insurance company, the payments will be subject to information reporting, unless (a) the custodian, nominee, agent, or broker has documentary evidence in its records that the holder is not a United States person and certain other conditions are met or (b) the holder otherwise establishes an exemption from information reporting.

A United States Holder that does not provide us with its correct taxpayer identification number may be subject to penalties imposed by the IRS. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the holder’s U.S. federal income tax liability provided certain required information is furnished to the IRS.

Applicable Treasury regulations require taxpayers that participate in “reportable transactions” to disclose their participation to the IRS by attaching Form 8886 to their tax returns and to retain a copy of all documents and records related to the transaction. In addition, “material advisors” with respect to such a transaction may be required to file returns and maintain records, including lists identifying investors in the transaction, and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based on any of several criteria, one or more of which may be present with respect to an investment in the notes. Whether an investment in the notes constitutes a “reportable transaction” for any investor depends on your particular circumstances. You should consult your own tax advisor concerning any possible disclosure obligation you may have for your investment in the notes and should be aware that, should any “material advisor” determine that the return filing or investor list maintenance requirements apply to this transaction, they would be required to comply with these requirements.

ERISA CONSIDERATIONS

A fiduciary of a pension plan or other employee benefit plan (including a governmental plan, an individual retirement account, or a Keogh plan) subject to ERISA should consider fiduciary standards under ERISA in the context of the particular circumstances of the plan before authorizing an investment in the notes. A fiduciary also should consider whether the investment is authorized by, and in accordance with, the documents and instruments governing the plan. In addition, ERISA and the Code prohibit a number of transactions (referred to as “prohibited transactions”) involving the assets of a plan subject to ERISA or the assets of an individual retirement account, or plan subject to Section 4975 of the Code (referred to here as an “ERISA plan”), on the one hand, and persons who have specified relationships of the plan (“parties in interest” within the meaning of ERISA or “disqualified persons” within the meaning of the Code), on the other.

Treatment of Our Underlying Assets Under ERISA and the Internal Revenue Code

As discussed above, provisions of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of plans. The Department of Labor has issued regulations concerning the definition of what constitutes the assets of an ERISA Plan (“the plan asset regulations”). These regulations provide that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a plan purchases an “equity interest” will be deemed, for purposes of ERISA, to be assets of the investing plan unless certain exceptions apply. The plan asset regulations define an “equity interest” as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. Debt-related instruments incorporating substantial equity features are generally subject to the plan assets regulations to the same extent as equity interests. Although some of the notes that may be offered hereunder will be regarded as indebtedness lacking substantial equity features, certain of the notes (including linked notes and physical delivery notes) may instead be regarded as incorporating substantial equity features (“restricted notes”).

An investing plan’s assets will not include any of the underlying assets of an entity if at all times less than 25% of each class of “equity” interests in the entity is held by “benefit plan investors,” which, in accordance with Section 3(42) of ERISA, is defined to include employee benefit plans that are subject to part 4 of ERISA, any plan subject to Section 4975 of the Code, and any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity. For purposes of this determination, equity interests held by a person who has discretionary authority or control over the entity’s assets or who provides investment advice for a fee (direct or indirect) with respect to such assets, and affiliates of any such persons, are disregarded.

We will take such steps as may be necessary to qualify for one or more of the exceptions available under the plan asset regulations and thereby prevent our assets from being treated as assets of any investing plan. More specifically, we intend to limit the offering of any class of notes that may be restricted notes by benefit plan investors to less than 25% of the value of that class of securities, unless and until we comply with another available exception under the plan asset regulations.

If none of the exceptions under the plan asset regulations were applicable and we were deemed to hold plan assets by reason of a plan’s investment in the restricted notes, that plan’s assets would include an undivided interest in the assets held by us. In such event, those assets, transactions involving those assets and the persons with authority or control over and otherwise providing services with respect to those assets would be subject to the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code, and we cannot assure you that any statutory or administrative exemption from the application of those rules would be available.

Accordingly, we intend to offer the notes so that, following each offering, less than 25% of the value of any restricted notes and any other class of security that is treated as an equity interest in us for purposes of the plan asset regulations, as modified by Section 3(42) of ERISA, is held by (a) employee benefit plans (as defined in Section 3(3) of ERISA) subject to part 4 of ERISA; (b) plans described in Section 4975 of the Code; (c) entities whose underlying assets include plan assets by reason of a plan’s investment in such entities; or (d) entities that otherwise constitute “benefit plan investors” within the meaning of the plan asset regulations determined without regard to the value of any such interests held by persons with authority or control with respect to our assets (other than benefit plan investors).

Treatment of Parties in Interest and Disqualified Persons

If we (or an affiliate) are considered a party in interest or disqualified person for an ERISA plan, then the investment in the notes by that ERISA plan may give rise to a prohibited transaction. There are several ways by which we or our affiliates may be considered a party in interest or a disqualified person for an ERISA plan. For example, if we provide banking or financial advisory services to an ERISA plan, or act as a trustee or in a similar fiduciary role for ERISA plan assets, we may be considered a party in interest or a disqualified person for that ERISA plan.

A violation of the prohibited transaction rules may result in civil penalties or other liabilities under ERISA and an excise tax under Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory, or administrative exemption. In addition, a prohibited transaction may require “correction” of the transaction. Some types of employee benefit plans and arrangements including those that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), and foreign plans (as described in Section 4(b)(4) of ERISA) (“non-ERISA arrangements”) are not subject to the requirements of ERISA or Section 4975 of the Code, but may be subject to similar provisions under applicable federal, state, local, foreign, or other regulations, rules, or laws (“similar laws”).

Therefore, an ERISA plan should not invest in the notes unless the plan fiduciary or other person acquiring them on behalf of the ERISA plan determines that neither we nor any of our affiliates is a party in interest or a disqualified person or, alternatively, that an exemption from the prohibited transaction rules is available. The United States Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the notes. These exemptions include:

(1) PTCE 84-14, an exemption for some transactions determined by independent qualified professional asset managers;

(2) PTCE 90-1, an exemption for some types of transactions involving insurance company pooled separate accounts;

(3) PTCE 91-38, an exemption for some types of transactions involving bank collective investment funds;

(4) PTCE 95-60, an exemption for transactions involving some types of insurance company general accounts; and

(5) PTCE 96-23, an exemption for plan asset transactions managed by in-house asset managers.

There also may be other statutory or administrative exemptions, depending on the particular circumstances.

Because we may be considered a party in interest or a disqualified person with respect to many plans, the notes may not be purchased, held, or disposed of by any ERISA plan or any person investing “plan assets” of any ERISA plan, unless the purchase, holding, or disposition is eligible for exemptive relief or that purchase, holding, or disposition is otherwise not prohibited. Therefore, any purchaser, including any fiduciary purchasing on behalf of an ERISA plan, transferee, or holder of the notes will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding, that either (a) it is not an ERISA plan and is not purchasing the notes on behalf of or with “plan assets” of any ERISA plan, or with any assets of a non-ERISA arrangement, or (b) its purchase, holding, and disposition are eligible for exemptive relief or the purchase, holding, or disposition are not prohibited by ERISA or Section 4975 of the Code (or, in the case of a non-ERISA arrangement, any similar laws).

The sale of the notes to an ERISA plan or non-ERISA arrangement is not a representation by us to you or any other person associated with the sale that those securities meet any legal requirements for investments by those entities generally or any particular entities.

If you are the fiduciary of a pension plan or non-ERISA arrangement, or an insurance company that is providing investment advice or other features to a pension plan or other ERISA plan, and you propose to invest in the notes with the assets of the ERISA plan or a non-ERISA arrangement, you should consult your own legal counsel for further guidance.

Medium-Term Notes, Series L

We may offer from time to time our Bank of America Corporation Medium-Term Notes, Series L. The specific terms of any notes that we offer will be determined before each sale and will be described in a separate product supplement and/or pricing supplement. Terms may include:

•	Priority: senior or subordinated

•	Interest rate: notes may bear interest at fixed or floating rates, or may not bear any interest

•	Base floating rates of interest:

¡	federal funds rate
¡	LIBOR
¡	EURIBOR
¡	prime rate
¡	treasury rate
¡	any other rate we specify
•	Maturity: three months or more

•	Indexed notes: principal, premium, or interest payments linked to the price or performance, either directly or indirectly, of one or more reference assets, including securities, currencies, commodities, interest rates, stock indices, or other indices or formulae

•	Payments: U.S. dollars or any other currency that we specify in the applicable product supplement or pricing supplement

We may sell notes to the selling agents as principal for resale at varying or fixed offering prices or through the selling agents as agents using their best efforts on our behalf. We also may sell the notes directly to investors.

We may use this prospectus supplement and the accompanying prospectus in the initial sale of any notes. In addition, Banc of America Securities LLC, or any of our other affiliates, may use this prospectus supplement and the accompanying prospectus in a market-making transaction in any notes after their initial sale. Unless we or one of our selling agents informs you otherwise in the confirmation of sale, this prospectus supplement and the accompanying prospectus are being used in a market-making transaction.

Unless otherwise specified in the applicable product supplement and/or pricing supplement, we do not intend to list the notes on any securities exchange.

Investing in the notes involves risks. See “ Risk Factors” beginning on page S-4.

Our notes are unsecured and are not savings accounts, deposits, or other obligations of a bank. Our notes are not guaranteed by Bank of America, N.A. or any other bank, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, and involve investment risks.

None of the Securities and Exchange Commission, any state securities commission, or any other regulatory body has approved or disapproved of these notes or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Banc of America Securities LLC	Banc of America Investment Services, Inc.

Prospectus Supplement to Prospectus dated May 5, 2006

April 10, 2008

S-2

ABOUT THIS PROSPECTUS SUPPLEMENT

We have registered the notes on a registration statement on Form S-3 with the Securities and Exchange Commission under Registration No. 333-133852.

From time to time, we intend to use this prospectus supplement, the accompanying prospectus, and a related product supplement and/or pricing supplement to offer the notes. You should read each of these documents before investing in the notes.

This prospectus supplement describes additional terms of the notes and supplements the description of our debt securities contained in the accompanying prospectus. If the information in this prospectus supplement is inconsistent with the prospectus, this prospectus supplement will supersede the information in the prospectus.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy the notes in any jurisdiction in which that offer or solicitation is unlawful. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in some jurisdictions may be restricted by law. If you have received this prospectus supplement and the accompanying prospectus, you should find out about and observe these restrictions. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes outside of the United States. See “Supplemental Plan of Distribution.”

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any member state of the European Economic Area (each, a “Relevant Member State”) which has implemented the Prospectus Directive (2003/71/EC) (the “Prospectus Directive”) will be made pursuant to an exemption under the Prospectus Directive, as implemented in that Relevant Member State, from the requirement to publish a prospectus for offers of notes. Accordingly, any person making or intending to make an offer in that Relevant Member State of any notes which are contemplated in this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for us or any of the selling agents to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive, in each case, in relation to such offer. Neither we nor the selling agents have authorized, and neither we nor they authorize, the making of any offer of notes in circumstances in which an obligation arises for us or any selling agent to publish or supplement a prospectus for such offer. Neither this prospectus supplement nor the accompanying prospectus constitutes an approved prospectus for the purposes of the Prospective Directive.

For each offering of notes, we will issue a product supplement and/or a pricing supplement which will contain additional terms of the offering and a specific description of the notes being offered. The product supplement and/or pricing supplement also may add, update, or change information in this prospectus supplement or the accompanying prospectus, including provisions describing the calculation of interest and the method of making payments under the terms of a note. We will state in the product supplement and/or pricing supplement the interest rate or interest rate basis or formula, issue price, any relevant index or indices or other reference asset, the maturity date, interest payment dates, redemption or repayment provisions, if any, and other relevant terms and conditions for each note at the time of issuance. The product supplement and/or pricing supplement also may include a discussion of any risk factors or other special additional considerations that apply to a particular type of note. The pricing supplement and any product supplement can be quite detailed and always should be read carefully.

Any term that is used, but not defined, in this prospectus supplement has the meaning set forth in the accompanying prospectus.

S-3

RISK FACTORS

Your investment in the notes involves significant risks. Your decision to purchase the notes should be made only after carefully considering the risks of an investment in the notes, including those discussed below, in the accompanying prospectus beginning on page 8, and in the relevant product supplement and/or pricing supplement for the specific notes, with your advisors in light of your particular circumstances. The notes are not an appropriate investment for you if you are not knowledgeable about significant elements of the notes or financial matters in general. For information regarding risks that may materially affect our business and results, please refer to the information under the caption “Item 1A. Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2007, which is incorporated by reference in this prospectus supplement.

The market value of the notes may be less than the principal amount of the notes.

The market for, and market value of, the notes may be affected by a number of factors. These factors include:

•	the time remaining to maturity of the notes;

•	the aggregate amount outstanding of the relevant notes;

•	any redemption or exchange features of the notes;

•	the level, direction, and volatility of market interest rates generally;

•	general economic conditions of the capital markets in the United States;

•	geopolitical conditions and other financial, political, regulatory, and judicial events that affect the stock markets generally; and

•	any market-making activities with respect to the notes.

Often, the only way to liquidate your investment in the notes prior to maturity will be to sell the notes. At that time, there may be a very illiquid market for the notes or no market at all.

For indexed notes that have very specific investment objectives or strategies, the applicable market may be more limited, and the price may be more volatile, than for other notes. The market value of indexed notes may be adversely affected by the complexity of the formula and volatility of the applicable reference asset, including any dividend rates or yields of other securities or financial instruments that relate to the indexed notes. Moreover, the market value of indexed notes could be adversely affected by changes in the amount of outstanding equity or other securities linked to those notes.

Hedging activities may affect your return at maturity and the market value of the notes.

Hedging activities we or one or more of our affiliates, including the selling agents, may engage in contemporaneously with an offering of the notes may increase or decrease the value of the notes. In addition, we or one or more of our affiliates, including the selling agents, may purchase or otherwise acquire a long or short position in the notes from time to time. In the case of indexed notes, we or our affiliates, including the selling agents, may engage in hedging activities related to the indexed notes or to a component of the index or formula applicable to the indexed notes. All or a portion of these positions may be liquidated at or about the time of the maturity date of the notes. The aggregate amount and the composition of these positions are likely to vary over time. Although we have no reason to believe that any of those activities will have a material effect on the notes, we cannot assure you that those activities will not affect the prices at which you may sell your notes or your return at maturity.

Holders of indexed notes are subject to important risks that are not associated with more conventional debt securities.

If you invest in indexed notes, you will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities. These risks include the possibility that the particular index or indices or other reference asset may be subject to fluctuations, and the possibility that you will receive a lower, or no, amount of principal, premium, or interest, and at different times than expected. In recent years, many securities, currencies, commodities, interest rates, indices, and other reference assets have experienced volatility, and this volatility may be expected in the future. However, past experience is not necessarily indicative of what may occur in the future. We have no control over a number of factors, including economic, financial, and political events, that are important in determining the existence,

S-4

magnitude, and longevity of market volatility and other risks and their impact on the value of, or payments made on, the indexed notes. Some of the additional risks that you should consider in connection with an investment in indexed notes are as follows:

•	You may lose some or all of your principal. The principal amount of an indexed note may or may not be fully “principal protected.” This means that the principal amount you will receive at maturity may be less than the original purchase price of the indexed note. It also is possible that principal will not be repaid.

•	Your yield may be less than the yield on a conventional debt security of comparable maturity. Any yield on your investment in an indexed note (whether or not the principal amount is indexed) may be less than the overall return that you would earn if you purchased at the same time a conventional fixed-rate or floating-rate debt security that had the same maturity date. Your investment return may not reflect the full opportunity cost to you when you consider factors that affect the time value of money.

•	The existence of a multiplier or leverage factor may result in the loss of your principal and interest. Some indexed notes may have interest and principal payments that increase or decrease at a rate that is greater than the rate of a favorable or unfavorable movement in the reference asset. This is referred to as a multiplier or leverage factor. A multiplier or leverage factor in a principal or interest index will increase the risk that no principal or interest will be paid.

•	Payment on the indexed note prior to maturity may result in a reduced return on your investment. The terms of an indexed note may require that the indexed note be paid prior to its scheduled maturity date. That early payment could reduce your anticipated return. In addition, you may not be able to invest the funds you receive in a new investment that yields a similar return.

•	Historical information about a reference asset may not be indicative of future performance. We will provide you with historical information about the underlying security, currency, commodity, index, or other reference asset for an indexed note. This information may not be indicative of the range of, or trends in, fluctuations in the reference asset that may occur in the future or the impact of those fluctuations on an indexed note.

•	Any reference asset to which an indexed note is linked may change or become unavailable. An underlying security for an indexed note may cease to exist due to events out of our control, such as merger or consolidation. A published index to which an indexed note is linked may become unavailable due to several factors out of our control. Any such events would require an alternative method of valuation for that indexed note. Each of those events could result in a decrease in the value of your return on an indexed note linked to that reference asset.

•	The U.S. federal income tax consequences of the indexed notes may be uncertain. No statutory, judicial, or administrative authority directly addresses the characterization for U.S. federal income tax purposes of many of the indexed notes that we may offer. As a result, significant U.S. federal income tax consequences of an investment in those indexed notes may not be certain. We are not requesting a ruling from the Internal Revenue Service (the “IRS”) for any of the indexed notes and we give no assurance that the IRS will agree with the statements made in this prospectus supplement or in the product supplement and/or pricing supplement applicable to those notes.

•	Your investment return may be less than a comparable direct investment in the applicable reference asset or in a fund that invests in that reference asset. A direct investment in the applicable reference asset or in a fund that invests in that reference asset would allow you to receive the full benefit of any appreciation in the price of the reference asset, as well as in any dividends or distributions paid on any shares of capital stock that constitute the reference asset.

Our employees who purchase the notes must comply with policies that limit their ability to trade the notes, and that may affect the value of their notes.

If you are our employee or an employee of one of our affiliates, including one of the selling agents, you may acquire notes for investment purposes only, and you must comply with all of our internal policies and procedures. Because these policies and procedures limit the dates and times that you may effect a transaction in the notes, you may not be able to purchase any of the notes from us, and your ability to trade or sell any of the notes in any secondary market may be limited.

S-5

DESCRIPTION OF THE NOTES

This section describes the general terms and conditions of the notes, which may be senior or subordinated medium-term notes. This section supplements, and should be read together with, the general description of our debt securities included in “Description of Debt Securities” in the accompanying prospectus. If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

We will describe the particular terms of the notes we sell in a separate product supplement and/or pricing supplement. The terms and conditions stated in this section will apply to each note unless the note, the product supplement, the pricing supplement, or an amendment or supplement to the registration statement indicates otherwise.

General

The following summary of the terms of the notes and the indentures is not complete and is qualified in its entirety by reference to the actual notes and the specific provisions of the Senior Indenture and the Subordinated Indenture, as applicable.

We will issue the notes as part of a series of debt securities under the Senior Indenture or the Subordinated Indenture, as applicable, which are exhibits to our registration statement and are contracts between us and The Bank of New York Trust Company, N.A., as successor trustee. In this prospectus supplement, we refer to The Bank of New York Trust Company, N.A., as the “trustee,” and we refer to the Senior Indenture and the Subordinated Indenture individually as the “Indenture” and together as the “Indentures.”

The Indentures are subject to, and governed by, the Trust Indenture Act of 1939. We, the selling agents, and the depository, in the ordinary course of our respective businesses, have conducted and may conduct business with the trustee or its affiliates. See “Description of Debt Securities—The Indentures” beginning on page 13 of the accompanying prospectus for more information about the Indentures and the functions of the trustee.

The notes are our direct unsecured obligations and are not obligations of our subsidiaries. The notes are being offered on a continuous basis. There is no limit under our registration statement on the total initial public offering price or aggregate principal amount of the Senior and Subordinated Medium-Term Notes, Series L, that may be offered using this prospectus supplement. We may issue other debt securities under the Indentures from time to time in one or more series up to the aggregate principal amount of the then-existing grant of authority by our board of directors.

Unless otherwise provided in the applicable product supplement and/or pricing supplement, the minimum denomination of the notes will be $1,000 and any larger amount that is a whole multiple of $1,000 (or the equivalent in other currencies).

Types of Notes

Fixed-Rate Notes. We may issue notes that bear interest at a fixed rate described in the applicable pricing supplement, which we refer to as “fixed-rate notes.” We also may issue fixed-rate notes that combine principal and interest payments in installment payments over the life of the note, which we refer to as “amortizing notes.” For more information on fixed-rate notes and amortizing notes, see “Description of Debt Securities—Fixed-Rate Notes” on page 16 of the accompanying prospectus.

Floating-Rate Notes. We may issue notes that bear interest at a floating rate of interest determined by reference to one or more base interest rates, or by reference to one or more interest rate formulae, described in the applicable product supplement and/or pricing supplement, which we refer to as “floating-

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rate notes.” In some cases, the interest rate of a floating-rate note also may be adjusted by adding or subtracting a spread or by multiplying the interest rate by a spread multiplier. A floating-rate note also may be subject to a maximum interest rate limit, or ceiling, and/or a minimum interest rate limit, or floor, on the interest that may accrue during any interest period. For more information on floating-rate notes, including a description of the manner in which interest payments will be calculated, see “Description of Debt Securities—Floating-Rate Notes” beginning on page 16 of the accompanying prospectus.

Indexed Notes. We may issue notes that provide that the rate of return, including the principal, premium (if any), interest, or other amounts payable (if any), is determined by reference, either directly or indirectly, to the price or performance of one or more securities, currencies or composite currencies, commodities, interest rates, stock indices, or other indices or formulae, in each case as specified in the applicable product supplement and/or pricing supplement. We refer to these notes as “indexed notes.”

If you purchase an indexed note, you may receive an amount at maturity that is greater than or less than the face amount of your note, depending upon the formula used to determine the amount payable and the relative value at maturity of the reference asset to which your indexed note is linked. We expect that the value of the applicable reference asset will fluctuate over time.

An indexed note may provide either for cash settlement or for physical settlement by delivery of the reference asset. An indexed note also may provide that the form of settlement may be determined at our option or the holder’s option. Some indexed notes may be convertible, exercisable, or exchangeable prior to maturity, at our option or the holder’s option, for the reference asset or the cash value of the reference asset.

We will specify in the applicable product supplement and/or pricing supplement the method for determining the principal, premium (if any), interest, or other amounts payable (if any) in respect of particular indexed notes, as well as certain historical or other information with respect to the specified index or other reference asset, specific risk factors relating to that particular type of indexed note, and tax considerations associated with an investment in the indexed notes.

The product supplement and/or pricing supplement for any particular indexed notes also will identify the calculation agent that will calculate the amounts payable with respect to the indexed note. The calculation agent may be one of our affiliates, including Bank of America, N.A. or Banc of America Securities LLC. We may appoint different calculation agents from time to time after the original issue date of an indexed note without your consent and without notifying you of the change. Absent manifest error, all determinations of the calculation agent will be final and binding on you, the selling agents, and us. Upon request of the holder of an indexed note, the calculation agent will provide, if applicable, information relating to the current principal, premium (if any), rate of interest, interest payable, or other amounts payable (if any) in connection with that indexed note.

For more information about indexed notes, see “Description of Debt Securities—Indexed Notes” beginning on page 23 of the accompanying prospectus.

Original Issue Discount Notes. We may issue notes at a price lower than their principal amount or lower than their minimum guaranteed repayment amount at maturity, which we refer to as “original issue discount notes.” Original issue discount notes may be fixed-rate, floating-rate, or indexed notes and may bear no interest (“zero coupon notes”) or may bear interest at a rate that is below market rates at the time of issuance. For more information on original issue discount notes, see “Description of Debt Securities—Original Issue Discount Notes” on page 24 of the accompanying prospectus.

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Specific Terms of the Notes. The applicable product supplement and/or pricing supplement for each offering of notes will contain additional terms of the offering and a specific description of those notes, including:

•	the specific designation of the notes;

•	the issue price;

•	the principal amount;

•	the issue date;

•	the maturity date, and any terms providing for the extension or postponement of the maturity date;

•	the denominations or minimum denominations, if other than $1,000;

•	the currency or currencies, if not U.S. dollars, in which payments will be made on the notes;

•	whether the note is a fixed-rate note, a floating-rate note, or an indexed note;

•	whether the note is senior or subordinated;

•	the method of determining and paying interest, including any applicable interest rate basis or bases, any initial interest rate, any interest reset dates, any payment dates, any index maturity, and any maximum or minimum rate of interest;

•	any spread or spread multiplier applicable to a floating-rate note or an indexed note;

•	the method for the calculation and payment of principal, premium (if any), interest, and other amounts payable (if any);

•	for exchangeable notes, the securities or other property for which the notes may be exchanged, the rate of exchange, whether the notes are exchangeable at your option or our option, and other terms of the exchangeable notes;

•	if applicable, the circumstances under which the note may be redeemed at our option or repaid at your option prior to the maturity date set forth on the face of the note, including any repayment date, redemption commencement date, redemption price, and redemption period;

•	if applicable, the circumstances under which the maturity date set forth on the face of the note may be extended at our option or renewed at your option, including the extension or renewal periods and the final maturity date;

•	whether the notes will be listed on any stock exchange; and

•	if applicable, any other material terms of the note which are different from those described in this prospectus supplement and the accompanying prospectus.

Each note will mature on a business day (as defined in the accompanying prospectus) three or more months from the issue date. Unless we specify otherwise in the applicable product supplement and/or pricing supplement, the record dates for any book-entry notes denominated in U.S. dollars will be one business day (in Charlotte, North Carolina and New York City) prior to the applicable payment date, and for any book-entry notes denominated in a currency other than U.S. dollars will be the fifteenth calendar day preceding the applicable payment date.

Unless we specify otherwise in the applicable product supplement and/or pricing supplement, the notes will not be entitled to the benefit of any sinking fund.

Payment of Principal, Interest, and Other Amounts Due

Paying Agents. Unless otherwise provided in the applicable product supplement and/or pricing supplement, the trustee will act as our paying agent, security registrar, and transfer agent with respect to the notes through the trustee’s corporate trust office. That office is currently located at 101 Barclay Street, New York, New York 10286. If specified in the applicable pricing supplement, with respect to some of our notes, including notes denominated in euro, The Bank of New York will act as the London paying agent (the “London paying agent”) through its London branch, which is located at the 48th Floor, One Canada Square, London, E14 5AL. At any time, we may rescind the designation of a paying agent, appoint a successor paying agent, or approve a change in the office through which any successor paying agent acts in accordance with the applicable Indenture. In addition, we may decide to act as our own paying agent with respect to some or all of the notes, and the paying agent may resign.

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Calculation Agents. The trustee or the London paying agent also will act as the calculation agent for floating-rate notes, unless otherwise specified in the applicable product supplement and/or pricing supplement. We will identify the calculation agent for any indexed notes in the applicable product supplement and/or pricing supplement. The calculation agent will be responsible for calculating the interest rate, reference rates, principal, premium (if any), interest, or other amounts payable (if any) applicable to the floating-rate notes or indexed notes, as the case may be, and for certain other related matters. The calculation agent, at the request of the holder of any floating-rate note, will provide the interest rate then in effect and, if already determined, the interest rate that is to take effect on the next interest reset date, as described below, for the floating-rate note. At the request of the holder of any floating-rate note that is an indexed note, the calculation agent will provide the reference rate or formula then in effect. We may replace any calculation agent or elect to act as the calculation agent for some or all of the notes, and the calculation agent may resign.

Manner of Payment. Unless otherwise stated in the applicable product supplement and/or pricing supplement, we will pay principal, premium (if any), interest, and other amounts payable (if any) on the notes in book-entry form in accordance with arrangements then in place between the applicable paying agent and the applicable depository. Unless otherwise stated in the applicable product supplement and/or pricing supplement, we will pay any interest on notes in certificated form on each interest payment date other than the maturity date by check mailed to holders of the notes on the applicable record date at the address appearing on our records. Unless otherwise stated in the applicable product supplement and/or pricing supplement, we will pay any principal, premium (if any), interest, and other amounts payable (if any) at the maturity date of a note in certificated form by wire transfer of immediately available funds upon surrender of the note at the corporate trust office of the trustee or the London paying agent, as applicable.

Currency Conversions and Payments on Notes Denominated in Currencies Other Than U.S. Dollars. For any notes denominated in a currency other than U.S. dollars, the initial investors will be required to pay for the notes in that foreign currency. The applicable selling agent may arrange for the conversion of U.S. dollars into the applicable foreign currency to facilitate payment for the notes by U.S. purchasers electing to make the initial payment in U.S. dollars. Any such conversion will be made by that selling agent on the terms and subject to the conditions, limitations, and charges as it may establish from time to time in accordance with its regular foreign exchange procedures, and subject to United States laws and regulations. All costs of any such conversion for the initial purchase of the notes will be borne by the initial investors using those conversion arrangements.

We generally will pay principal, premium (if any), interest, and other amounts payable (if any) on notes denominated in a currency other than U.S. dollars in the applicable foreign currency. Holders of beneficial interests in notes through a participant in The Depository Trust Company, or “DTC,” will receive payments in U.S. dollars, unless they elect to receive payments on those notes in the applicable foreign currency. If a holder through DTC does not make an election to receive payments in the applicable foreign currency, the trustee will convert payments to that holder into U.S. dollars, and all costs of those conversions will be borne by that holder by deduction from the applicable payments.

For holders not electing payment in the applicable foreign currency, the U.S. dollar amount of any payment will be the amount of the applicable foreign currency otherwise payable, converted into U.S. dollars at the applicable exchange rate prevailing as of 11:00 a.m. (New York City time) on the second business day prior to the relevant payment dates, less any costs incurred by the trustee for that conversion. The costs of those conversions will be shared pro rata among the holders of beneficial interests in the applicable global notes receiving U.S. dollar payments in the proportion of their respective holdings. The trustee will make those conversions in accordance with the terms of the applicable note and with any applicable arrangements between us and the trustee.

If an exchange rate quotation is unavailable from the entity or source ordinarily used by the trustee in the normal course of business, the trustee will obtain a quotation from a leading foreign exchange bank in New York City, which may be an affiliate of the trustee or another entity selected by the trustee for that purpose after consultation with us. If no quotation from a leading foreign exchange bank is available, payment will be made in the applicable foreign currency to the account or accounts specified by DTC to the

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trustee, unless the applicable foreign currency is unavailable due to the imposition of exchange controls or other circumstances beyond our control. If payment on a note is required to be made in a currency other than U.S. dollars and that currency is unavailable due to the imposition of exchange controls or other circumstances beyond our control, or is no longer used by the government of the relevant country or for the settlement of transactions by public institutions of or within the international banking community (and is not replaced by another currency), then all payments on that note will be made in U.S. dollars on the basis of the most recently available market exchange rate for the applicable foreign currency. Any payment on a note so made in U.S. dollars will not constitute an event of default under the applicable notes.

The holder of a beneficial interest in global notes held through a DTC participant may elect to receive payments on those notes in a foreign currency by notifying the DTC participant through which it holds its beneficial interests on or prior to the fifteenth business day prior to the record date for the applicable notes of (1) that holder’s election to receive all or a portion of the payment in the applicable foreign currency and (2) wire transfer instructions to an account for the applicable foreign currency outside the United States. DTC must be notified of that election and wire transfer instructions (a) on or prior to the fifth business day after the record date for any payment of interest and (b) on or prior to the tenth business day prior to the date for any payment of principal. DTC will notify the trustee of the election and wire transfer instructions (1) on or prior to 5:00 p.m. New York City time on the fifth business day after the record date for any payment of interest and (2) on or prior to 5:00 p.m. New York City time on the tenth business day prior to the date for any payment of principal. If complete instructions are forwarded to and received by DTC through a DTC participant and forwarded by DTC to the trustee and received on or prior to the dates described above, the holder will receive payment in the applicable foreign currency outside DTC; otherwise, only U.S. dollar payments will be made by the trustee to DTC.

For purposes of the above discussion about currency conversions and payments on notes denominated in a foreign currency, the term “business day” means any weekday that is not a legal holiday in New York, New York or Charlotte, North Carolina and is not a day on which banking institutions in those cities are authorized or required by law or regulation to be closed.

For information regarding risks associated with foreign currencies and exchange rates, see “Risk Factors—Currency Risks” beginning on page 8 of the accompanying prospectus.

Payment of Additional Amounts. If we so specify in the applicable pricing supplement, additional amounts will be payable to a beneficial holder of notes that is a non-U.S. person. Our obligation to pay additional amounts to non-U.S. persons is subject to the limitations described under “Description of Debt Securities—Payment of Additional Amounts” beginning on page 32 of the accompanying prospectus. If we so specify in the applicable pricing supplement, we may redeem the notes in whole, but not in part, at any time before maturity if we have or will become obligated to pay additional amounts as a result of a change in, or amendment to, U.S. tax laws or regulations, as described under “Description of Debt Securities—Redemption for Tax Reasons” on page 35 of the accompanying prospectus.

For more information about payment procedures, including payments in a currency other than U.S. dollars, see “Description of Debt Securities—Payment of Principal, Interest, and Other Amounts Due” beginning on page 24 of the accompanying prospectus.

Ranking

Under United States law, claims of our subsidiaries’ creditors, including their depositors, would be entitled to priority over the claims of our unsecured general creditors, including holders of our senior or subordinated notes, in the event of our liquidation or other resolution.

Senior Notes. The senior notes will be unsecured and will rank equally with all our other unsecured and unsubordinated obligations from time to time outstanding, except obligations, including deposit liabilities, that are subject to any priorities or preferences by law.

The Senior Indenture and the senior notes do not contain any limitation on the amount of obligations that we may incur in the future.

Subordinated Notes. Our indebtedness evidenced by the subordinated notes, including the principal, premium (if any), interest, and other amounts payable (if any) will be subordinate and junior in right of

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payment to all of our senior indebtedness from time to time outstanding. Payment of principal of our subordinated indebtedness, including any subordinated notes, may not be accelerated if there is a default in the payment of amounts due under, or a default in any of our other covenants applicable to, our subordinated indebtedness.

The Subordinated Indenture and the subordinated notes do not contain any limitation on the amount of obligations ranking senior to the subordinated notes, or the amount of obligations ranking equally with the subordinated notes, that we may incur in the future.

For more information about our subordinated notes, see “Description of Debt Securities—Subordination” on page 29 of the accompanying prospectus.

Redemption

The applicable product supplement and/or pricing supplement will indicate whether we have the option to redeem notes prior to their maturity date. If we may redeem the notes prior to maturity, the applicable product supplement and/or pricing supplement will indicate the redemption price and method for redemption. See also “Description of Debt Securities—Redemption” on page 27 of the accompanying prospectus.

Repayment

The applicable product supplement and/or pricing supplement will indicate whether the notes can be repaid at the holder’s option prior to their maturity date. If the notes may be repaid prior to maturity, the applicable product supplement and/or pricing supplement will indicate the amount at which we will repay the notes and the procedure for repayment.

Reopenings

We have the ability to “reopen,” or increase after the issuance date, the principal amount of a particular tranche or series of our notes without notice to the holders of existing notes by selling additional notes having the same terms. However, any new notes of this kind may have a different offering price.

Extendible/Renewable Notes

We may issue notes for which the maturity date may be extended at our option or renewed at the option of the holder for one or more specified periods, up to but not beyond the final maturity date stated in the note. The specific terms of and any additional considerations relating to extendible or renewable notes will be set forth in the applicable product supplement and/or pricing supplement.

Other Provisions

Any provisions with respect to the determination of an interest rate basis, the specification of interest rate basis, the calculation of the applicable interest rate, the amounts payable at maturity, interest payment dates, or any other related matters for a particular tranche of notes, may be modified as described in the applicable product supplement and/or pricing supplement.

Repurchase

We, or our affiliates, may purchase at any time our notes in the open market at prevailing prices or in private transactions at negotiated prices. If we purchase notes in this manner, we have the discretion to either hold, resell, or cancel any repurchased notes.

Form, Exchange, Registration, and Transfer of Notes

We will issue each note in book-entry only form. This means that we will not issue actual notes or certificates to each beneficial owner. Instead, the notes will be in the form of a global note, in fully registered

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form, registered and held in the name of the applicable depository or a nominee of that depository. For notes denominated in a currency other than U.S. dollars, the notes may be issued in the form of two global notes, each in fully registered form, one of which will be deposited with DTC, or its custodian, and one of which will be deposited with a common depository for Euroclear Bank S.A./N.V., as operator of the Euroclear system, or “Euroclear,” and/or Clearstream Banking, société anonyme, Luxembourg, or “Clearstream.” Unless we specify otherwise in the applicable pricing supplement, the depository for the notes will be DTC. DTC, Euroclear, and Clearstream, as depositories for global securities, and some of their policies and procedures are described under “Registration and Settlement—Depositories for Global Securities” beginning on page 56 of the accompanying prospectus. For more information about book-entry only notes and the procedures for registration, settlement, exchange, and transfer of book-entry only notes, see “Description of Debt Securities—Form and Denomination of Debt Securities” and “Registration and Settlement” on pages 14 and 54, respectively, of the accompanying prospectus.

If we ever issue notes in certificated form, unless we specify otherwise in the applicable product supplement or pricing supplement, those notes will be in registered form, and the exchange, registration, or transfer of those notes will be governed by the applicable Indenture and the procedures described under “Description of Debt Securities—Exchange, Registration, and Transfer” and “Registration and Settlement—Registration, Transfer, and Payment of Certificated Securities” beginning on pages 28 and 60, respectively, of the accompanying prospectus.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

For a brief description of the tax effects of an investment in the notes, see “U.S. Federal Income Tax Considerations” on page 61 of the accompanying prospectus and the subsection “Taxation of Debt Securities” of that section. Special U.S. federal income tax rules are applicable to certain types of notes we may issue under this prospectus supplement, including indexed notes and notes in bearer form. The material U.S. federal income tax considerations with respect to any notes we issue, the tax treatment of which is not addressed in the accompanying prospectus, will be discussed in the applicable product supplement and/or pricing supplement.

The Tax Increase Prevention and Reconciliation Act of 2005 extended the application of the maximum 15% tax rate on net long-term capital gains recognized by non-corporate taxpayers to taxable years beginning before January 1, 2011. Accordingly, net long-term capital gain recognized by a non-corporate U.S. Holder of notes in taxable years beginning before January 1, 2011 generally will be subject to tax at a maximum rate of 15%.

You should consult with your own tax advisor before investing in the notes.

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SUPPLEMENTAL PLAN OF DISTRIBUTION

We are offering the notes for sale on a continuing basis through the selling agents. The selling agents may act either on a principal basis or on an agency basis. We may offer the notes at varying prices relating to prevailing market prices at the time of resale, as determined by the selling agents, or, if so specified in the applicable pricing supplement, for resale at a fixed public offering price. The applicable pricing supplement will set forth the initial price for the notes, or whether they will be sold at varying prices.

If we sell notes on an agency basis, we will pay a commission to the selling agent to be negotiated at the time of sale. Unless otherwise agreed and specified in the applicable pricing supplement, the commission for any notes with a maturity of at least 18 months and up to 30 years may range from .200% to .875% of the principal amount of the notes sold, and we may receive from 99.800% to 99.125% of the principal amount of each such note so sold. For any notes with a maturity of less than 18 months or more than 30 years, the commission will be determined at the time of sale and will be specified in the applicable pricing supplement. Each selling agent will use its reasonable best efforts when we request it to solicit purchases of the notes as our agent.

Unless otherwise agreed and specified in the applicable pricing supplement, if notes are sold to a selling agent acting as principal, for its own account, or for resale to one or more investors or other purchasers, including other broker-dealers, then any notes so sold will be purchased by that selling agent at a price equal to 100% of the principal amount of the notes less a commission that will be a percentage of the principal amount determined as described above. Notes sold in this manner may be resold by the selling agent to investors and other purchasers from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or the notes may be resold to other dealers for resale to investors. The selling agents may allow any portion of the discount received in connection with the purchase from us to the dealers, but the discount allowed to any dealer will not be in excess of the discount to be received by the selling agent from us. After the initial public offering of notes, the selling agent may change the public offering price or the discount allowed to dealers.

We also may sell notes directly to investors, without the involvement of any selling agent. In this case, we would not be obligated to pay any commission or discount in connection with the sale, and we would receive 100% of the principal amount of the notes so sold, unless otherwise specified in the applicable pricing supplement.

We will name any selling agents or other persons through which we sell any notes, as well as any commissions or discounts payable to those selling agents or other persons, in the applicable pricing supplement. As of the date of this prospectus supplement, the selling agents are Banc of America Securities LLC and Banc of America Investment Services, Inc. These selling agents have entered into a distribution agreement with us that describes the offering of notes by those selling agents as our agents and as principals. We also may accept offers to purchase notes through additional selling agents on substantially the same terms and conditions, including commissions, as would apply to purchases through the selling agents under the distribution agreement. If a selling agent purchases notes as principal, that selling agent usually will be required to enter into a separate purchase agreement for the notes, and may be referred to in that purchase agreement and the applicable pricing supplement, along with any other selling agents, as “underwriters.”

We have the right to withdraw, cancel, or modify the offer made by this prospectus supplement without notice. We will have the sole right to accept offers to purchase notes, and we, in our absolute discretion, may reject any proposed purchase of notes in whole or in part. Each selling agent will have the right, in its reasonable discretion, to reject in whole or in part any proposed purchase of notes through that selling agent.

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Any selling agent participating in the distribution of the notes may be considered to be an underwriter, as that term is defined in the Securities Act. We have agreed to indemnify each selling agent and certain other persons against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the selling agents may be required to make. We also have agreed to reimburse the selling agents for certain expenses.

The notes will not have an established trading market when issued, and we do not intend to list the notes on any securities exchange unless otherwise specified in the applicable pricing supplement. Any selling agent may purchase and sell notes in the secondary market from time to time. However, no selling agent is obligated to do so, and any selling agent may discontinue making a market in the notes at any time without notice. There is no assurance that there will be a secondary market for any of the notes.

To facilitate offerings of the notes by a selling agent that purchases notes as principal, and in accordance with industry practice, selling agents may engage in transactions that stabilize, maintain, or otherwise affect the market price of the notes. Those transactions may include overallotment, entering stabilizing bids, effecting syndicate-covering transactions, and imposing penalty bids to reclaim selling concessions allowed to a member of the syndicate or to a dealer, as follows:

•	An overallotment in connection with an offering creates a short position in the offered securities for the selling agent’s own account.

•	A selling agent may place a stabilizing bid to purchase a note for the purpose of pegging, fixing, or maintaining the price of that note.

•	Selling agents may engage in syndicate-covering transactions to cover overallotments or to stabilize the price of the notes by bidding for, and purchasing, the notes or any other securities in the open market in order to reduce a short position created in connection with the offering.

•	The selling agent that serves as syndicate manager may impose a penalty bid on a syndicate member to reclaim a selling concession in connection with an offering when offered securities originally sold by the syndicate member are purchased in syndicate-covering transactions, in stabilization transactions, or otherwise.

Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The selling agents are not required to engage in these activities, and may end any of these activities at any time.

Banc of America Securities LLC and Banc of America Investment Services, Inc., each a selling agent and one of our affiliates, are broker-dealers and members of the Financial Industry Regulatory Authority, Inc., or “FINRA.” Each initial offering and any remarketing of notes involving any of our broker-dealer affiliates, including Banc of America Securities LLC and Banc of America Investment Services, Inc., will be conducted in compliance with the requirements of Rule 2720 of the FINRA Conduct Rules regarding the offer and sale of securities of an affiliate. Following the initial distribution of any notes, our affiliates, including Banc of America Securities LLC, may buy and sell the notes in market-making transactions as part of their business as a broker-dealer. Resales of this kind may occur in the open market or may be privately negotiated at prevailing market prices at the time of sale. Notes may be sold in connection with a remarketing after their purchase by one or more firms. Any of our affiliates may act as principal or agent in these transactions.

This prospectus supplement may be used by one or more of our affiliates in connection with offers and sales related to market-making transactions in the notes, including block positioning and block trades, to the extent permitted by applicable law. Any of our affiliates may act as principal or agent in these transactions. None of Banc of America Securities LLC, Banc of America Investment Services, Inc., or any other member of FINRA participating in the distribution of the notes will execute a transaction in the notes in a discretionary account without specific prior written approval of the customer.

Notes sold in market-making transactions include notes issued after the date of this prospectus supplement as well as previously-issued securities. Information about the trade and settlement dates, as

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well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale. Unless we or one of our selling agents informs you in the confirmation of sale that notes are being purchased in an original offering and sale, you may assume that you are purchasing the notes in a market-making transaction.

Banc of America Securities LLC, Banc of America Investment Services, Inc., and other selling agents that we may name in the future, or their affiliates, have engaged, and may in the future engage, in investment banking, commercial banking, and financial advisory transactions with us and our affiliates. These transactions are in the ordinary course of business for the selling agents and us and our respective affiliates. In these transactions, the selling agents or their affiliates receive customary fees and expenses.

Although we expect that delivery of the notes generally will be made against payment on or about the third business day following the date of any contract for sale, we may specify a shorter or a longer settlement cycle in the applicable pricing supplement. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, if we have specified a longer settlement cycle in the applicable pricing supplement for an offering of securities, purchasers who wish to trade those securities on the date of the contract for sale, or on one or more of the next succeeding business days as we will specify in the applicable pricing supplement, will be required, by virtue of the fact that those securities will settle in more than T+3, to specify an alternative settlement cycle at the time of the trade to prevent a failed settlement and should consult their own advisors in connection with that election.

Selling Restrictions

General. Each of the selling agents, severally and not jointly, has represented and agreed that it has not and will not offer, sell, or deliver any note, directly or indirectly, or distribute this prospectus supplement or the accompanying prospectus or any other offering material relating to any of the notes, in any jurisdiction except under circumstances that will result in compliance with applicable laws and regulations and that will not impose any obligations on us except as set forth in the distribution agreement.

Argentina. We have not made, and will not make, any application to obtain an authorization from the Comisión Nacional de Valores (the “CNV”) for the public offering of the notes in Argentina. The CNV has not approved the terms and conditions of the notes, their issuance or offering, this prospectus supplement or the accompanying prospectus, or any other document relating to the offering of the notes. The selling agents have not offered or sold, and will not offer or sell, any of the notes in Argentina, except in transactions that will not constitute a public offering of securities within the meaning of Section 16 of the Argentine Public Offering Law N° 17,811. Argentine pension funds and insurance companies may not purchase the notes.

Brazil. The notes have not been and will not be registered in Brazil. The Comissão de Valores Mobiliários of Brazil has not approved the notes, the offering, this prospectus supplement or the accompanying prospectus, or any other document relating to the offering of the notes. Neither the notes nor the offerings contemplated by this prospectus supplement have been registered with the Comissão de Valores Mobiliários in Brazil. Persons wishing to offer, advertise, market, effect solicitations of, or acquire the notes within Brazil should consult with their own counsel as to the applicability of registration requirements or any exemption therefrom, and such persons are solely responsible for compliance with the requirements of Brazilian law applicable to the remittance of funds outside Brazil in connection with any such transaction, including any applicable tax and exchange control laws. No action should be taken by such persons that would result in any offering or marketing of the notes being deemed a public offering under Brazilian law or an undue solicitation of investors in Brazil. In addition, the resale of the notes must be made in a manner that will not constitute a public offering or an undue solicitation of investors in Brazil. The offerings contemplated by this prospectus supplement are not being made to any Brazilian financial institution, pension fund, insurance company, or capitalization company.

Chile. The notes have not been registered with the Superintendency of Securities and Insurance of Chile, and the notes may not be publicly offered in Chile, within the meaning of Chilean Law.

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The People’s Republic of China. This prospectus supplement and the accompanying prospectus have not been filed with or approved by the People’s Republic of China (for such purposes, not including Hong Kong and Macau Special Administrative Regions or Taiwan) authorities, and is not an offer of securities (whether public offering or private placement) within the meaning of the Securities Law or other pertinent laws and regulations of the People’s Republic of China. This prospectus supplement and the accompanying prospectus, and any other offering material relating to any of the notes, shall not be distributed to the general public if used within the People’s Republic of China, and the notes so offered cannot be sold to anyone that is not a qualified purchaser of the People’s Republic of China. Each selling agent has represented, warranted, and agreed that the notes are not being offered or sold and may not be offered or sold, directly or indirectly, in the People’s Republic of China, except under circumstances that will result in compliance with applicable laws and regulations.

European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each selling agent has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, it has not made and will not make an offer of the notes that are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus, or any other offering material relating to any of the notes, to the public in that Relevant Member State other than:

(a)	to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant selling agent or selling agents; or

(d)	in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of the notes referred to in (a) through (d) above shall require us or any selling agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of the notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

France. Neither this prospectus supplement and the accompanying prospectus nor any other offering material relating to the notes have been prepared in connection with a public offering of financial instruments in France, and no prospectus has been submitted for clearance (visa) to the Autorité des marchés financiers. This prospectus supplement and the accompanying prospectus have been or will be made available in France only to permitted investors consisting of (1) persons licensed to perform the investment service of asset management on behalf of third parties (gestion de portefeuille pour compte de tiers), (2) qualified investors (investisseurs qualifiés) acting for their own account, and/or (3) corporate investors meeting one of the four criteria provided in Article D. 341-1 of the French Code monétaire et financier and belonging to a limited circle of less than 100 investors and acting for their own account, in accordance with Articles D. 411-1, D. 411-2, D. 734-1, D. 744-1, D. 754-1 and D. 764-1 of the French Code monétaire et financier. The direct or indirect resale of the notes issued acquired by any permitted investors to the public in France may be made only as provided by articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the French Code monétaire et financier and applicable regulations thereunder.

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Hong Kong. Each selling agent has represented and agreed that:

(a)	it has not offered or sold and will not offer or sell in the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”), by means of any document, any notes other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under the SFO, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (the “CO”) or which do not constitute an offer to the public within the meaning of the CO; and

(b)	it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation, or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes that are or are intended to be disposed of (i) only to persons outside Hong Kong or (ii) only to “professional investors” as defined in the SFO and any rules made under the SFO.

Japan. Any acquiror of any notes who was solicited to buy the notes in Japan is prohibited from transferring any of the notes to another person in Japan in any way other than to qualified institutional investors, as defined in Article 2, Paragraph 3, Item 1 of the Financial Instruments and Exchange Law of Japan.

Mexico. The notes have not been registered under the Mexican Securities Market Law or recorded in the Mexican National Securities Registry. No action may be taken in Mexico that would render any offering of the notes a public offering or a private offering in Mexico, as regulated under the Mexican Securities Market Law. No Mexican regulatory authority has approved or disapproved of the notes or passed on our solvency. In addition, any resale of the notes must be made in a manner that will not constitute a public offering or a private offering in Mexico.

The Netherlands. We are not a bank licensed by or registered with the Dutch Central Bank (De Nederlandsche Bank N.V.) pursuant to the Dutch Financial Supervision Act (Wet financieel toezicht).

Each selling agent has represented and agreed that it has not made and will not make an offer of the notes to the public in the Netherlands other than to qualified investors (gekwalificeerde beleggers), provided that no such offer of the notes will require us or any selling agent to public a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Singapore. This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, these documents and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (a) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (b) to a relevant person pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person, which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, then shares, debentures, and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust may not be transferred within six months after that corporation or that trust has acquired notes under Section 275 except:

(a)	to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms

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that such shares, debentures, and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

(b)	where no consideration is or will be given for the transfer; or

(c)	where the transfer is by operation of law.

Switzerland. The notes may not be offered or sold, directly or indirectly, in Switzerland except in circumstances that will not result in the offer of the notes being a public offering in Switzerland within the meaning of the Swiss Code of Obligations (“CO”). Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus as that term is understood pursuant to article 652a or 1156 CO, and neither this prospectus supplement and the accompanying prospectus nor any other offering material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland. As of the date of this prospectus supplement, we have not applied for a listing of the notes on the SWX Swiss Exchange and, consequently, the information presented in this prospectus supplement and the accompanying prospectus does not necessarily comply with the information standards set out in the listing rules of the SWX Swiss Exchange. We are not authorized by or registered with the Swiss Federal Banking Commission as a foreign collective investment scheme. Therefore, investors do not benefit from protection under the Swiss collective investment schemes law or supervision by the Swiss Federal Banking Commission.

Taiwan. The notes may not be issued, sold, or offered in Taiwan. No subscription or other offer to purchase the notes shall be binding on us until received and accepted by us or any selling agent outside of Taiwan (the “Place of Acceptance”), and the purchase/sale contract arising therefrom shall be deemed a contract entered into in the Place of Acceptance.

United Kingdom. Each selling agent has represented and agreed that:

(a)	in relation to any notes which have a maturity of less than one year, (i) it is a person whose ordinary activities involve it in acquiring, holding, managing, or disposing of investments (as principal or as agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any of the notes other than to persons whose ordinary activities involve them in acquiring, holding, managing, or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage, or dispose of investments (as principal or as agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act of 2000 (the “FSMA”) by us;

(b)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(c)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any of the notes in, from, or otherwise involving the United Kingdom.

Uruguay. The notes have not been registered under the Uruguayan Securities Market Law or recorded in the Uruguayan Central Bank. No action may be taken in Uruguay that would render any offering of the notes a public offering in Uruguay. No Uruguayan regulatory authority has approved the notes or passed on our solvency. In addition, any resale of the notes must be made in a manner that will not constitute a public offering in Uruguay.

Venezuela. The notes have not been registered with the Comision Nacional de Valores de Venezuela and are not being publicly offered in Venezuela. No document related to the offering of the notes, including this prospectus supplement and the accompanying prospectus, shall be interpreted to constitute an offer of securities or an offer or the rendering of any investment advice or securities brokerage services in Venezuela. Investors wishing to acquire the notes may use only funds located outside of Venezuela.

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LEGAL MATTERS

The legality of the notes will be passed upon for us by McGuireWoods LLP, Charlotte, North Carolina, and for the selling agents by Morrison & Foerster LLP, New York, New York. McGuireWoods LLP regularly performs legal services for us. Some members of McGuireWoods LLP performing those legal services own shares of our common stock.

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PROSPECTUS

Debt Securities, Warrants, Units, Purchase Contracts,

Preferred Stock, Depositary Shares, and Common Stock

We from time to time may offer to sell debt securities, warrants, purchase contracts, preferred stock, depositary shares representing fractional interests in preferred stock, and common stock, as well as units comprised of two or more of these securities or securities of third parties. The debt securities, warrants, purchase contracts, and preferred stock may be convertible into or exercisable or exchangeable for our common or preferred stock or for debt or equity securities of one or more other entities. Our common stock is listed on the New York Stock Exchange and the Pacific Stock Exchange under the symbol “BAC.” In addition, our common stock is listed on the London Stock Exchange, and certain shares are listed on the Tokyo Stock Exchange.

This prospectus describes the general terms of these securities and the general manner in which we will offer the securities. When we sell a particular series of securities, we will prepare a prospectus supplement describing the offering and the specific terms of that series of securities. You should read this prospectus and that prospectus supplement carefully before you invest.

We may use this prospectus in the initial sale of these securities. In addition, Banc of America Securities LLC, or any of our other affiliates, may use this prospectus in a market-making transaction in any of these securities or similar securities after their initial sale. Unless you are informed otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Potential purchasers of our securities should consider the information set forth in the “ Risk Factors” section beginning on page 8.

Our securities are unsecured and are not savings accounts, deposits, or other obligations of a bank, are not guaranteed by Bank of America, N.A. or any other bank, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, and may involve investment risks, including possible loss of principal.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated May 5, 2006

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the “SEC,” utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus or the registration statement in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements, pricing supplements, and/or product supplements that describe the particular securities offering and the specific terms of the securities being offered. These documents also may add, update, or change information contained in this prospectus. In this prospectus, when we refer to the “applicable prospectus supplement” or the “accompanying prospectus supplement,” we mean the prospectus supplement or supplements, including any applicable pricing or product supplement, that describes the particular securities being offered to you. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement.

The information in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus, the accompanying prospectus supplement, or documents to which we otherwise refer you. We are not making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the accompanying prospectus supplement or supplements, as well as information we have filed or will file with the SEC and incorporated by reference in this prospectus, is accurate as of the date of the applicable document or other date referred to in that document. Our business, financial condition, and results of operations may have changed since that date.

Unless we indicate otherwise or unless the context requires otherwise, all references in this prospectus to “Bank of America,” “we,” “us,” “our,” or similar references are to Bank of America Corporation excluding its consolidated subsidiaries.

References in this prospectus to “$” and “dollars” are to the currency of the United States of America; and references in this prospectus to “€” and “euro” are to the currency introduced at the start of the third stage of the European Economic and Monetary Union pursuant to Article 109g of the Treaty establishing the European Community, as amended by the Treaty on European Union, as amended by the Treaty of Amsterdam.

PROSPECTUS SUMMARY

This summary section highlights selected information from this prospectus. This summary does not contain all the information that you should consider before investing in the securities we may offer using this prospectus. To fully understand the securities we may offer, you should read carefully:

•	this prospectus, which explains the general terms of the securities we may offer;

•	the applicable prospectus supplement, which explains the specific terms of the particular securities we are offering, and which may update or change the information in this prospectus; and

•	the documents we refer to in “Where You Can Find More Information” below for information about us, including our financial statements.

Bank of America Corporation

Bank of America Corporation is a Delaware corporation, a bank holding company, and a financial holding company. We provide a diversified range of banking and nonbanking financial services and products both domestically and internationally. Our headquarters is located at Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255, and our telephone number is 1-866-804-5241.

The Securities We May Offer

We may offer any of the following securities from time to time:

•	debt securities;

•	warrants;

•	purchase contracts;

•	preferred stock;

•	depositary shares representing fractional interests in preferred stock;

•	common stock; and

•	units, comprised of two or more of any of the securities referred to above, in any combination.

When we use the term “securities” in this prospectus, we mean any of the securities we may offer with this prospectus, unless we specifically state otherwise. This prospectus, including this summary, describes the general terms of the securities we may offer. Each time we sell securities, we will provide you with a prospectus supplement that will describe the offering and the specific terms of the securities being offered. This prospectus supplement may include a discussion of additional U.S. federal income tax consequences and any additional risk factors or other special considerations applicable to those particular securities.

Debt Securities

Our debt securities may be either senior or subordinated obligations in right of payment. Our senior and subordinated debt securities will be issued under separate indentures, or contracts, that we have with The Bank of New York, as trustee. The particular terms of each series of debt securities will be described in the applicable prospectus supplement.

Warrants

We may offer two types of warrants:

•	warrants to purchase our debt securities; and

•	warrants to purchase or sell, or whose cash value is determined by reference to the performance, level, or value of, one or more of the following:

•	securities of one or more issuers, including our common or preferred stock, other securities described in this prospectus, or the debt or equity securities of third parties;

•	one or more currencies, currency units, or composite currencies;

•	one or more commodities;

•	any other financial, economic, or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

•	one or more indices or baskets of the items described above.

For any warrants we may offer, we will describe in the applicable prospectus supplement the underlying property, the expiration date, the exercise price or the manner of determining the exercise price, the amount and kind, or the manner of determining the amount and kind, of property to be delivered by you or us upon exercise, and any other specific terms of the warrants. We will issue warrants under warrant agreements that we will enter into with one or more warrant agents.

Purchase Contracts

We may offer purchase contracts requiring holders to purchase or sell, or whose cash value is determined by reference to the performance, level, or value of, one or more of the following:

•	securities of one or more issuers, including our common or preferred stock, other securities described in this prospectus, or the debt or equity securities of third parties;

•	one or more currencies, currency units, or composite currencies;

•	one or more commodities;

•	any other financial, economic, or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

•	one or more indices or baskets of the items described above.

For any purchase contracts we may offer, we will describe in the applicable prospectus supplement the underlying property, the settlement date, the purchase price or manner of determining the purchase price and whether it must be paid when the purchase contract is issued or at a later date, the amount and kind, or manner of determining the amount and kind, of property to be delivered at settlement, whether the holder will pledge property to secure the performance of any obligations the holder may have under the purchase contract, and any other specific terms of the purchase contracts.

Units

We may offer units consisting of any combination of two or more debt securities, warrants, purchase contracts, shares of preferred stock, depositary shares, and common stock described in this prospectus as well as securities of third parties. For any units we may offer, we will describe in the applicable prospectus supplement the particular securities that comprise each unit, whether or not the particular securities will be separable and, if they will be separable, the terms on which they will be separable, a description of the provisions for the payment, settlement, transfer, or exchange of the units, and any other specific terms of the units. We will issue units under unit agreements that we will enter into with one or more unit agents.

Preferred Stock and Depositary Shares

We may offer our preferred stock in one or more series. For any particular series we may offer, we will describe in the applicable prospectus supplement:

•	the specific designation;

•	the aggregate number of shares offered;

•	the dividend rate and periods, or manner of calculating the dividend rate and periods, if any;

•	the stated value and liquidation preference amount, if any;

•	the voting rights, if any;

•	the terms on which the series of preferred stock is convertible into shares of our common stock, preferred stock of another series, or other securities, if any;

•	the redemption terms, if any; and

•	any other specific terms of the series.

We also may offer depositary shares, each of which will represent a fractional interest in a share or multiple shares of our preferred stock. We will describe in the applicable prospectus supplement any specific terms of the depositary shares. We will issue the depositary shares under deposit agreements that we will enter into with one or more depositories.

Form of Securities

Unless we specify otherwise in the applicable prospectus supplement, we will issue the securities, other than shares of our common stock, in book-entry only form through one or more depositories, such as The Depository Trust Company, Euroclear Bank S.A./N.V., or Clearstream Banking, société anonyme, Luxembourg, as identified in the applicable prospectus supplement. We will issue the securities only in registered form, without coupons, although we may issue the securities in bearer form if we so specify in the applicable prospectus supplement. The securities issued in book-entry only form will be represented by a global security registered in the name of the specified depository, rather than notes or certificates registered in the name of each individual investor. Unless we specify otherwise in the applicable prospectus supplement, each sale of securities in book-entry form will settle in immediately available funds through the specified depository.

A global security may be exchanged for actual notes or certificates registered in the names of the beneficial owners only if:

•

the depository notifies us that it is unwilling or unable to continue as depository for the global securities or we become aware that the depository is no longer qualified as a clearing agency, and we fail to appoint a successor to the depository within 60 calendar days; or

•	we, in our sole discretion, determine that the global securities will be exchangeable for certificated securities.

Payment Currencies

All amounts payable in respect of the securities, including the purchase price, will be payable in U.S. dollars, unless we specify otherwise in the applicable prospectus supplement.

Listing

We will state in the applicable prospectus supplement whether the particular securities that we are offering will be listed or quoted on a securities exchange or quotation system.

Distribution

We may offer the securities in four ways:

•	through underwriters;

•	through dealers;

•	through agents; or

•	directly to purchasers.

The applicable prospectus supplement will include any required information about the firms we use and the discounts or commissions we may pay them for their services.

Banc of America Securities LLC, or any of our other affiliates, may be an underwriter, dealer, or agent for us.

Market-Making by Our Affiliates

Following the initial distribution of an offering of securities, Banc of America Securities LLC and other affiliates of ours may offer and sell those securities in the course of their businesses as broker-dealers. Banc of America Securities LLC and any such other affiliates may act as a principal or agent in these transactions. This prospectus and the applicable prospectus supplement also will be used in connection with these market-making transactions. Sales in any of these market-making transactions will be made at varying prices related to prevailing market prices and other circumstances at the time of sale.

If you purchase securities in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale.

RISK FACTORS

This section summarizes some specific risks and investment considerations with respect to an investment in our securities. This summary does not describe all of the risks and investment considerations with respect to an investment in our securities, including risks and considerations relating to a prospective investor’s particular circumstances. For information regarding risks that may materially affect our business and results, please refer to the information under the caption “Item 1A. Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2005, which is incorporated by reference in this prospectus. Prospective investors should consult their own financial, legal, tax, and other professional advisors as to the risks associated with an investment in our securities and the suitability of the investment for the investor.

Currency Risks

We may issue securities denominated in or whose principal and interest is payable in a currency other than U.S. dollars. We refer to these securities as “Non-U.S. Dollar-Denominated Securities.” If you intend to invest in any Non-U.S. Dollar-Denominated Securities, you should consult your own financial and legal advisors as to the currency risks related to your investment. The Non-U.S. Dollar-Denominated Securities are not an appropriate investment for you if you are not knowledgeable about the significant terms and conditions of the Non-U.S. Dollar-Denominated Securities or financial matters in general. The information in this prospectus is directed primarily to investors who are U.S. residents. Investors who are not U.S. residents should consult their own financial and legal advisors about currency-related risks arising from their investment.

Non-U.S. Dollar-Denominated Securities have significant risks that are not associated with a similar investment in conventional debt securities that are payable solely in U.S. dollars. These risks include possible significant changes in rates of exchange between the U.S. dollar and the specified currency and the imposition or modification of foreign exchange controls or other conditions by either the United States or non-U.S. governments. These risks generally are influenced by factors over which we have no control, such as economic and political events and the supply of and demand for the relevant currencies in the global markets.

Currency exchange rates. Exchange rates between the U.S. dollar and other currencies have been highly volatile. This volatility may continue and could spread to other currencies in the future. Fluctuations in currency exchange rates could affect adversely an investment in the Non-U.S. Dollar-Denominated Securities. Depreciation of the specified currency against the U.S. dollar could result in a decrease in the U.S. dollar-equivalent value of payments on the Non-U.S. Dollar-Denominated Securities. That in turn could cause the market value of the Non-U.S. Dollar-Denominated Securities to fall.

Changes in currency exchange rates. Except as described below, we generally will not make any adjustment in or change to the terms of the Non-U.S. Dollar-Denominated Securities for changes in the exchange rate for the specified currency, including any devaluation, revaluation, or imposition of exchange or other regulatory controls or taxes, or for other developments affecting the specified currency, the U.S. dollar, or any other currency. Consequently, you will bear the risk that your investment may be affected adversely by these types of events.

Government policy. Currency exchange rates either can float or be fixed by sovereign governments. Governments or governmental bodies, including the European Central Bank, may intervene in their economies to alter the exchange rate or exchange characteristics of their currencies. For example, a central bank may intervene to devalue or revalue a currency or to replace an existing currency. In addition, a government may impose regulatory controls or taxes to affect the exchange rate of its currency. As a result, the yield or payout of a Non-U.S. Dollar-Denominated Security could be affected significantly and unpredictably by governmental actions. Changes in exchange rates could affect the value of the Non-U.S. Dollar-Denominated Securities as participants in the global currency markets move to buy or sell the specified currency or U.S. dollars in reaction to these developments.

If a governmental authority imposes exchange controls or other conditions, such as taxes on the transfer of the specified currency, there may be limited availability of the specified currency for payment on the Non-U.S. Dollar-Denominated Securities at their maturity or on any other payment date. In addition, the ability of a holder to move currency freely out of the country in which payment in the currency is received or to convert the currency at a freely determined market rate could be limited by governmental actions.

Payments in U.S. dollars. The terms of any Non-U.S. Dollar-Denominated Securities may provide that we may have the right to make a payment in U.S. dollars instead of the specified currency, if at or about the time when the payment on the Non-U.S. Dollar-Denominated Securities comes due, the specified currency is subject to convertibility, transferability, market disruption, or other conditions affecting its availability because of circumstances beyond our control. These circumstances could include the imposition of exchange controls or our inability to obtain the specified currency because of a disruption in the currency markets for the specified currency. The exchange rate used to make payment in U.S. dollars may be based on limited information and would involve significant discretion on the part of our exchange rate agent. As a result, the value of the payment in U.S. dollars may be less than the value of the payment you would have received in the specified currency if the specified currency had been available.

Court judgments. Any Non-U.S. Dollar-Denominated Securities typically will be governed by New York law. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on the Non-U.S. Dollar-Denominated Debt Securities would be required to render the judgment in the specified currency. In turn, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the Non-U.S. Dollar-Denominated Securities, you would bear currency exchange risk until judgment is entered, which could be a long time.

In courts outside of New York, you may not be able to obtain judgment in a specified currency other than U.S. dollars. For example, a judgment for money in an action based on Non-U.S. Dollar-Denominated Securities in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the specified currency into U.S. dollars will depend on various factors, including which court renders the judgment.

Other Risks

Possible Illiquidity of the Secondary Market. We may not list our securities on any securities exchange. We cannot predict how these securities will trade in the secondary market or whether that market will be liquid or illiquid. The number of potential buyers of our securities in any secondary market may be limited. Although any underwriters or agents may purchase and sell our securities in the secondary market from time to time, these underwriters or agents will not be obligated to do so and may discontinue making a market for the securities at any time without giving us notice. We cannot assure you that a secondary market for any of our securities will develop, or that if one develops, it will be maintained.

Redemption. The terms of our securities may permit or require redemption of the securities prior to maturity. That redemption may occur at a time when prevailing interest rates are relatively low. As a result, in the case of debt or similar securities, a holder of the redeemed securities may not be able to invest the redemption proceeds in a new investment that yields a similar return.

Usury Laws. New York law will govern the debt securities offered by this prospectus. New York usury laws limit the amount of interest that can be charged and paid on loans, including the debt securities. Under current New York law, the maximum permissible rate of interest is 25% per year on a simple interest basis. This limit may not apply to debt securities in which $2,500,000 or more has been invested. While we believe that a U.S. federal or state court sitting outside New York may give effect to New York law, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We do not intend to claim the benefits of any laws concerning usurious rates of interest.

Credit Ratings. Our credit ratings are an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings may affect the trading value of our securities. However, because the return on our securities generally depends upon factors in addition to our ability to pay our obligations, an improvement in these credit ratings will not reduce the other investment risks, if any, related to our securities.

Holding Company. We are a holding company, and therefore we are a separate and distinct legal entity from our banking and nonbanking subsidiaries. We therefore depend on dividends, distributions, and other payments from our banking and nonbanking subsidiaries to fund dividend payments on our capital stock and to fund all payments on our other obligations, including our debt obligations. Many of our subsidiaries are subject to laws that authorize regulatory bodies to block or reduce the flow of funds from those subsidiaries to us. Regulatory action of that kind could impede access to funds we need to make payments on our obligations or dividend payments. In addition, because we are a holding company, our right to participate in a distribution of assets upon a subsidiary’s liquidation or reorganization is subject to the prior claims of the subsidiary’s creditors. Therefore, claims of holders of our securities generally will have a junior position to claims of creditors of our subsidiaries, including, in the case of our banking subsidiaries, their depositors.

BANK OF AMERICA CORPORATION

General

Bank of America Corporation is a Delaware corporation, a bank holding company, and a financial holding company. Bank of America Corporation was incorporated in 1998 as part of the merger of BankAmerica Corporation with NationsBank Corporation.

Business Segment Information

We provide a diversified range of banking and nonbanking financial services and products in 30 states, the District of Columbia, and 44 foreign countries. We have historically provided these services and products through four business segments: (1) Global Consumer and Small Business Banking, (2) Global Business and Financial Services, (3) Global Capital Markets and Investment Banking, and (4) Global Wealth and Investment Management. During the third quarter of 2005, we announced the future combination of Global Business and Financial Services and Global Capital Markets and Investment Banking that became effective on January 1, 2006. This combined segment is called Global Corporate and Investment Banking.

Regulatory Considerations

As a financial holding company and a bank holding company, we are supervised and regulated by The Board of Governors of the Federal Reserve System, or the “Federal Reserve Board.” In addition, our banking and securities subsidiaries are supervised and regulated by various federal and state banking and securities regulatory authorities, including the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, or the “FDIC,” and the SEC. For a discussion of the material elements of the extensive regulatory framework applicable to financial holding companies, bank holding companies, and banks, as well as specific information about us and our subsidiaries, please refer to the section “Government Supervision and Regulation” under the caption “Item 1. Business” in our annual report on Form 10-K for the fiscal year ended December 31, 2005, and any subsequent reports that we file with the SEC, which are incorporated by reference in this prospectus. See “Where You Can Find More Information” below for information on how to obtain a copy of our annual report and any subsequent reports. This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance funds and not for the protection of security holders and creditors.

According to Federal Reserve Board policy, bank holding companies are expected to act as a source of financial strength to each subsidiary bank and to commit resources to support each such subsidiary. This support may be required at times when a bank holding company may not be able to provide such support. Similarly, under the cross-guarantee provisions of the Federal Deposit Insurance Act, in the event of a loss suffered or anticipated by the FDIC—either as a result of default of a banking subsidiary or related to FDIC assistance provided to a subsidiary in danger of default—the other banking subsidiaries may be assessed for the FDIC’s loss, subject to certain exceptions.

Acquisitions and Sales

As part of our operations, we regularly evaluate the potential acquisition of, and hold discussions with, various financial institutions and other businesses of a type eligible for financial holding company ownership or control. In addition, we regularly analyze the values of, and submit bids for, the acquisition of customer-based funds and other liabilities and assets of such financial institutions and other businesses. We also regularly consider the potential disposition of certain of our assets, branches, subsidiaries, or lines of businesses. As a general rule, we publicly announce any material acquisitions or dispositions when a definitive agreement has been reached.

USE OF PROCEEDS

Unless we describe a different use in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities for general corporate purposes. General corporate purposes include:

•	our working capital needs;

•	investments in, or extensions of credit to, our banking and nonbanking subsidiaries;

•	the possible acquisitions of other financial institutions or their assets;

•	the possible acquisitions of, or investments in, other businesses of a type we are permitted to acquire under applicable law;

•	the possible reduction of our outstanding indebtedness; and

•	the possible repurchase of our outstanding equity securities.

Until we designate the use of these net proceeds, we will invest them temporarily. From time to time, we may engage in additional financings as we determine appropriate based on our needs and prevailing market conditions. These additional financings may include the sale of other securities.

DESCRIPTION OF DEBT SECURITIES

General

We may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. As a result, by owning a debt security, you are one of our unsecured creditors.

The senior debt securities will constitute part of our senior debt, will be issued under our senior debt indenture described below, and will rank on a parity with all of our other unsecured and unsubordinated debt.

The subordinated debt securities will constitute part of our subordinated debt, will be issued under our subordinated debt indenture described below, and will be subordinated in right of payment to all of our “senior indebtedness,” as defined in the subordinated debt indenture. Neither the senior debt indenture nor the subordinated debt indenture limits our ability to incur additional “senior indebtedness.”

The Indentures

The senior debt securities and the subordinated debt securities each are governed by a document called an indenture, which is a contract between us and the applicable trustee. Senior debt securities will be issued under the Indenture dated as of January 1, 1995 (as supplemented, the “Senior Indenture”) between us and The Bank of New York, as successor trustee, and subordinated debt securities will be issued under the Indenture dated as of January 1, 1995 (as supplemented, the “Subordinated Indenture”) between us and The Bank of New York, as trustee. The indentures are substantially identical, except for:

•	the covenant described below under “—Sale or Issuance of Capital Stock of Banks,” which is included only in the Senior Indenture;

•	the provisions relating to subordination described below under “—Subordination,” which are included only in the Subordinated Indenture; and

•	the events of default described below under “—Defaults and Rights of Acceleration,” many of which are not included in the Subordinated Indenture.

In this prospectus, when we refer to “debt securities,” we mean both our senior debt securities and our subordinated debt securities, and when we refer to the “indenture” or the “trustee” with respect to any debt securities, we mean the indenture under which those debt securities are issued and the trustee under that indenture.

The trustee under each indenture has two principal functions:

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First, the trustee can enforce your rights against us if we default. However, there are limitations on the extent to which the trustee may act on your behalf, which we describe below under “—Collection of Indebtedness.”

•	Second, the trustee performs administrative duties for us, including the delivery of interest payments and notices.

Neither indenture limits the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. The indentures and the debt securities also do not limit our ability to incur other indebtedness or to issue other securities. This means that we may issue additional debt securities and other securities at any time without your consent and without notifying you. In addition, neither indenture contains provisions protecting holders against a decline in our credit quality resulting from takeovers, recapitalizations, the incurrence of additional indebtedness, or restructuring. If our credit quality declines as a result of an event of this type, or otherwise, any ratings of our debt securities then outstanding may be withdrawn or downgraded.

This section is a summary of the indentures and is subject to and qualified in its entirety by reference to all the provisions of the indentures. We have filed the indentures with the SEC as exhibits to our registration statement, and they are incorporated in this prospectus by reference. See “Where You Can Find More Information” below for information on how to obtain copies of the indentures. Whenever we refer to the defined terms of the indentures in this prospectus or in a prospectus supplement without defining them, the terms have the meanings given to them in the indentures. You must look to the indentures for the most complete description of the information summarized in this prospectus.

Form and Denomination of Debt Securities

Unless we specify otherwise in the applicable prospectus supplement, we will issue each debt security in global, or book-entry, form. Debt securities in book-entry form will be represented by a global security registered in the name of a depository. Accordingly, the depository will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global security will do so through participants in the depository’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. We describe the procedures applicable to book-entry securities below under the heading “Registration and Settlement.”

Unless we specify otherwise in the applicable prospectus supplement, we will issue our debt securities in fully registered form, without coupons. If we issue a debt security in bearer form, we will describe the special considerations applicable to bearer securities in the applicable prospectus supplement. Some of the features that we describe in this prospectus may not apply to the bearer securities.

Our debt securities may be denominated, and cash payments with respect to the debt securities may be made, in U.S. dollars or in another currency, or in a composite currency, a basket of currencies, or a currency unit or units. Unless we specify otherwise in the applicable prospectus supplement, the debt securities will be denominated, and cash payments with respect to the debt securities will be made, in U.S. dollars, and the debt securities ordinarily will be issued in denominations of $1,000 and multiples of $1,000 in excess of $1,000. If any of the debt securities are denominated, or if principal, any premium, interest, and any other amounts payable on any of the debt securities is payable, in a foreign currency, or in a composite currency, a basket of currencies, or a currency unit or units, the specified currency, as well as any additional investment considerations, risk factors, restrictions, tax consequences, specific terms, and other information relating to that issue of debt securities and the specified currency, composite currency, basket of currencies, or currency unit or units, may be described in the applicable prospectus supplement. We describe some of those investment considerations relating to securities denominated or payable in a currency other than U.S. dollars above under the heading “Risk Factors.”

Different Series of Debt Securities

We may issue our debt securities from time to time in one or more series with the same or different maturities. We also may “reopen” a series of our debt securities. This means that we can increase the principal amount of a series of our debt securities by selling additional debt securities with the same terms. We may do so without notice to the existing holders of securities of that series. However, any new securities of this kind may begin to bear interest at a different date.

This section of the prospectus summarizes the material terms of the debt securities that are common to all series. We will describe the financial and other specific terms of the series of debt securities being offered in the applicable prospectus supplement. The prospectus supplement also may describe any differences from the material terms described in this prospectus. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control.

The terms of your series of debt securities as described in the applicable prospectus supplement may include the following:

•	the title and type of the debt securities;

•	the principal amount of the debt securities;

•	the minimum denominations, if other than $1,000 and multiples of $1,000 in excess of $1,000;

•	the percentage of the stated principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;

•	the person to whom interest is payable, if other than the owner of the debt securities;

•	the maturity date or dates;

•	the interest rate or rates, which may be fixed or variable, and the method used to calculate that interest;

•	any index used to determine the amounts of any payments on the debt securities and the manner in which those amounts will be determined;

•	the interest payment dates, the regular record dates for the interest payment dates, and the date interest will begin to accrue;

•	the place or places where payments on the debt securities may be made and the place or places where the debt securities may be presented for registration of transfer or exchange;

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any date or dates after which the debt securities may be redeemed, repurchased, or repaid in whole or in part at our option or the option of the holder, and the periods, prices, terms, and conditions of that redemption, repurchase, or repayment;

•	if other than the full principal amount, the portion of the principal amount of the debt securities that will be payable if their maturity is accelerated;

•	the currency of principal, any premium, interest, and any other amounts payable on the debt securities, if other than U.S. dollars;

•	if the debt securities will be issued in other than book-entry form;

•	the identification of or method of selecting any interest rate calculation agents, exchange rate agents, or any other agents for the debt securities;

•	any provisions for the discharge of our obligations relating to the debt securities by the deposit of funds or U.S. government obligations;

•	any provisions relating to the extension or renewal of the maturity date of the debt securities;

•	whether the debt securities will be listed on any securities exchange; and

•	any other terms of the debt securities that are permitted under the applicable indenture.

Fixed-Rate Notes

General. We may issue debt securities that bear interest at one or more fixed rates of interest, as specified in the applicable prospectus supplement. We refer to these as “fixed-rate notes.” Unless we specify otherwise in the applicable prospectus supplement, each fixed-rate note will bear interest from its original issue date or from the most recent date to which interest on the note has been paid or made available for payment. Interest will accrue on the principal of a fixed-rate note at the fixed annual rate stated in the applicable prospectus supplement, until the principal is paid or made available for payment or the note is converted or exchanged.

Unless we specify otherwise in the applicable prospectus supplement, we will pay interest on any fixed-rate note quarterly, semi-annually, or annually, as applicable, in arrears, on the days set forth in the applicable prospectus supplement (each such day being an “interest payment date”) and at maturity. Each interest payment due on an interest payment date or the maturity date will include interest accrued from and including the most recent interest payment date to which interest has been paid, or, if no interest has been paid, from the original issue date, to but excluding the next interest payment date or the maturity date, as the case may be. Unless we specify otherwise in the applicable prospectus supplement, interest on fixed-rate notes will be computed and paid on the basis of a 360-day year consisting of twelve 30-day months. We will make payments on fixed-rate notes as described below under the heading “—Payment of Principal, Interest, and Other Amounts Due.”

Amortizing Notes. We also may issue amortizing notes, which are fixed-rate notes for which combined principal and interest payments are made in installments over the life of the debt security. Payments on amortizing notes are applied first to interest due and then to the reduction of the unpaid principal amount. The prospectus supplement for an amortizing note will include a table setting forth repayment information.

Floating-Rate Notes

General. We may issue debt securities that will bear interest at a floating rate of interest determined by reference to one or more interest rate bases, or by reference to one or more interest rate formulae, referred to as the “base rate.” We refer to these debt securities as “floating-rate notes.” The base rate may be one or more of the following:

•	the federal funds rate, in which case the debt security will be a “federal funds rate note;”

•	the London interbank offered rate, in which case the debt security will be a “LIBOR note;”

•	the euro interbank offered rate, in which case the debt security will be a “EURIBOR note;”

•	the prime rate, in which case the debt security will be a “prime rate note;”

•	the treasury rate, in which case the debt security will be a “treasury rate note;” or

•	any other interest rate formula as may be specified in the applicable prospectus supplement.

The interest rate for a floating-rate note will be determined by reference to:

•	the specified base rate based on the index maturity;

•	plus or minus the spread, if any; and/or

•	multiplied by the spread multiplier, if any.

For any floating-rate note, the “index maturity” is the period to maturity of the instrument for which the interest rate basis is calculated and will be specified in the applicable prospectus supplement. The “spread” is the number of basis points we specify on the floating-rate note to be added to or subtracted from the base rate. The “spread multiplier” is the percentage we may specify on the floating-rate note by which the base rate is multiplied in order to calculate the applicable interest rate.

A floating-rate note also may be subject to:

•	a maximum interest rate limit, or ceiling, on the interest that may accrue during any interest period;

•	a minimum interest rate limit, or floor, on the interest that may accrue during any interest period; or

•	both.

Unless we specify otherwise in the applicable prospectus supplement, each floating-rate note will bear interest from its original issue date or from the most recent date to which interest on the note has been paid or made available for payment. Interest will accrue on the principal of a floating-rate note at the annual rate determined according to the interest rate formula stated in the applicable prospectus supplement, until the principal is paid or made available for payment. Unless we specify otherwise in the applicable prospectus supplement, we will pay interest on any floating-rate note monthly, quarterly, semi-annually, or annually, as applicable, in arrears, on the days set forth in the applicable prospectus supplement. Unless we specify otherwise in the applicable prospectus supplement, each interest payment due on an interest payment date or the maturity date will include interest accrued from and including the most recent interest payment date to which interest has been paid, or, if no interest has been paid, from the original issue date, to but excluding the next interest payment date or the maturity date, as the case may be. We will make payments on floating-rate notes as described below under the heading “—Payment of Principal, Interest, and Other Amounts Due.”

How Interest Is Reset. The interest rate in effect from the date of issue to the first interest reset date for a floating-rate note will be the initial interest rate determined as described in the applicable prospectus supplement. The interest rate of each floating-rate note may be reset daily, weekly, monthly, quarterly, semi-annually, or annually, as we specify in the applicable prospectus supplement. We refer to the period during which an interest rate is effective as an “interest period,” and the first day of each interest period as the “interest reset date.”

The “interest determination date” for any interest reset date is the day the calculation agent will refer to when determining the new interest rate at which a floating rate will reset. Unless we specify otherwise in the applicable prospectus supplement, the interest determination date for an interest reset date will be:

•	for a federal funds rate note or a prime rate note, the business day immediately preceding the interest reset date;

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for a LIBOR note, the second London Banking Day (as defined below) preceding the interest reset date unless the index currency is pounds sterling, in which case the interest determination date will be the interest reset date;

•	for a EURIBOR note, the second TARGET Settlement Date (as defined below) preceding the interest reset date;

•	for a treasury rate note, the day of the week in which the interest reset date falls on which Treasury bills (as described below) of the applicable index maturity would normally be auctioned; and

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for a floating-rate note with two or more base rates, the interest determination date will be the most recent business day that is at least two business days prior to the applicable interest reset date on which each applicable base rate is determinable.

Treasury bills usually are sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction usually is held on the following Tuesday, except that the auction may be held on the preceding Friday. If, as a result of a legal holiday, an auction is held on the preceding Friday, that preceding Friday will be the interest determination date pertaining to the interest reset date occurring in the next succeeding week. The treasury rate will be determined as of that date, and the applicable interest rate will take effect on the applicable interest reset date.

We will specify the interest reset dates in the applicable prospectus supplement. If any interest reset date for any floating-rate note falls on a day that is not a business day for the floating-rate note, the interest reset date for the floating-rate note will be postponed to the next day that is a business day for the floating-rate note. However, unless we specify otherwise in the applicable prospectus supplement, in the case of a LIBOR note or a EURIBOR note, if the next business day is in the next succeeding calendar month, the interest reset date will be the immediately preceding business day.

Calculation of Interest. Calculations relating to floating-rate notes will be made by the calculation agent, which will be an institution that we appoint as our agent for this purpose. The calculation agent may be one of our affiliates, including Banc of America Securities LLC or Bank of America, N.A, and may also be The Bank of New York. We will identify in the applicable prospectus supplement the calculation agent we have appointed for a particular series of debt securities as of its original issue date. We may appoint different calculation agents from time to time after the original issue date of a floating-rate note without your consent and without notifying you of the change. Absent manifest error, all determinations of the calculation agent will be final and binding on you, the trustee, and us.

For each floating-rate note, the calculation agent will determine, on the corresponding calculation or interest determination date, the interest rate for the applicable interest period. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period. Unless we specify otherwise in the applicable prospectus supplement, the calculation date for any interest determination date will be the date by which the calculation agent computes the amount of interest owed on a floating-rate note for the related interest period. Unless we specify otherwise in the applicable prospectus supplement, the calculation date pertaining to an interest determination date will be the earlier of:

•	the tenth calendar day after that interest determination date or, if that day is not a business day, the next succeeding business day; or

•	the business day immediately preceding the applicable interest payment date, the maturity date, or the date of redemption or prepayment, as the case may be.

Accrued interest on a floating-rate note is calculated by multiplying the principal amount of a note by an accrued interest factor. This accrued interest factor is the sum of the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless we specify otherwise in the applicable prospectus supplement, the accrued interest factor will be computed and interest will be paid (including payments for partial periods) as follows:

•

for federal funds rate notes, LIBOR notes, EURIBOR notes, prime rate notes, or any other floating-rate notes other than treasury rate notes, the daily interest factor will be computed by dividing the interest rate in effect on that day by 360; and

•	for treasury rate notes, the daily interest factor will be computed by dividing the interest rate in effect on that day by 365 or 366, as applicable.

All amounts used in or resulting from any calculation on floating-rate notes will be rounded to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward. Unless we specify otherwise in the applicable prospectus supplement, all percentages resulting from any calculation with respect to a floating-rate note will be rounded, if necessary, to the nearest one hundred-thousandth of a percent, with five one-millionths of a percentage point rounded upwards, e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655).

In determining the base rate that applies to a floating-rate note during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the descriptions of the base rates below and/or in the applicable prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer, or agent participating in the distribution of the relevant floating-rate notes and its affiliates, and they may include our affiliates.

At the request of the holder of any floating-rate note, the calculation agent will provide the interest rate then in effect for that floating-rate note and, if already determined, the interest rate that is to take effect on the next interest reset date.

LIBOR Notes. Each LIBOR note will bear interest at the LIBOR base rate, adjusted by any spread or spread multiplier, as specified in the applicable prospectus supplement. The LIBOR base rate will be the London interbank offered rate for deposits in U.S. dollars or any index currency, as specified in the applicable prospectus supplement.

The calculation agent will determine LIBOR on each interest determination date as follows:

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If “LIBOR Telerate” is specified in the applicable prospectus supplement, LIBOR will be the rate for deposits in the relevant index currency having the index maturity described in the applicable prospectus supplement, commencing on the related interest reset date, as the rate appears on the designated LIBOR page in the applicable prospectus supplement as of 11:00 A.M., London time, on that interest determination date.

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If “LIBOR Reuters” is specified in the applicable prospectus supplement, LIBOR will be the arithmetic mean of the offered rates for deposits in the relevant index currency having the index maturity described in the applicable prospectus supplement, commencing on the related interest reset date, as the rates appear on the designated LIBOR page in the applicable prospectus supplement as of 11:00 A.M., London time, on that interest determination date, if at least two offered rates appear on the designated LIBOR page, except that, if the designated LIBOR page only provides for a single rate, that single rate will be used.

If the applicable prospectus supplement does not specify “LIBOR Telerate” or “LIBOR Reuters,” the LIBOR rate will be LIBOR Telerate.

If “LIBOR Telerate” applies and the rate described above does not appear on that page, or if “LIBOR Reuters” applies and fewer than two of the rates described above appears on that page or no rate appears on any page on which only one rate normally appears, then the calculation agent will determine LIBOR as follows:

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The calculation agent will select four major banks in the London interbank market, after consultation with us. On the interest determination date, those four banks will be requested to provide their offered quotations for deposits in the relevant index currency having an index maturity specified in the applicable prospectus supplement commencing on the interest reset date to prime banks in the London interbank market at approximately 11:00 A.M., London time.

•	If at least two quotations are provided, the calculation agent will determine LIBOR as the arithmetic mean of those quotations.

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If fewer than two quotations are provided, the calculation agent will select, after consultation with us, three major banks in New York City. On the interest determination date, those three banks will be requested to provide their offered quotations for loans in the relevant index currency having an index maturity specified in the applicable prospectus supplement commencing on the interest reset date to leading European banks at approximately 11:00 A.M., New York time. The calculation agent will determine LIBOR as the arithmetic mean of those quotations.

•	If fewer than three New York City banks selected by the calculation agent are quoting rates, LIBOR for that interest period will remain LIBOR then in effect on the interest determination date.

EURIBOR Notes. Each EURIBOR note will bear interest at the EURIBOR base rate, adjusted by any spread or spread multiplier, as specified in the applicable prospectus supplement.

EURIBOR means, for any interest determination date, the rate for deposits in euro as sponsored, calculated, and published jointly by the European Banking Federation and ACI—The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing those rates, having the index maturity specified in the applicable prospectus supplement, as that rate appears on the display on Moneyline Telerate, or any successor service, on page 248 or any other page as may replace page 248 (“Telerate Page 248”), as of 11:00 A.M., Brussels time.

The following procedures will be followed if EURIBOR cannot be determined as described above:

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If no offered rate appears on MoneyLine Telerate Page 248 on an interest determination date at approximately 11:00 A.M., Brussels time, then the calculation agent, after consultation with us, will select four major banks in the Euro-zone interbank market to provide a quotation of the rate at which deposits in euro having the index maturity specified in the applicable prospectus supplement are offered to prime banks in the Euro-zone interbank market, and in a principal amount not less than the equivalent of €1,000,000, that is representative of a single transaction in euro in that market at that time. If at least two quotations are provided, EURIBOR will be the arithmetic average of those quotations.

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If fewer than two quotations are provided, then the calculation agent, after consultation with us, will select four major banks in the Euro-zone interbank market to provide a quotation of the rate offered by them, at approximately 11:00 A.M., Brussels time, on the interest determination date, for loans in euro to prime banks in the Euro-zone interbank market for a period of time equivalent to the index maturity specified in the applicable prospectus supplement commencing on that interest reset date and in a principal amount not less than the equivalent of €1,000,000, that is representative of a single transaction in euro in that market at that time. If at least three quotations are provided, EURIBOR will be the arithmetic average of those quotations.

•	If three quotations are not provided, EURIBOR for that interest determination date will be equal to EURIBOR for the immediately preceding interest period.

“Euro-zone” means the region comprising member states of the European Union that have adopted the euro as their single currency.

Treasury Rate Notes. Each treasury rate note will bear interest at the treasury rate, adjusted by any spread or spread multiplier, as specified in the applicable prospectus supplement.

The “treasury rate” for any interest determination date is the rate set at the auction of direct obligations of the United States (“Treasury bills”) having the index maturity described in the applicable prospectus supplement, as specified under the caption “Investment Rate” on the display on Moneyline Telerate, or any successor service, on page 56 or any other page as may replace page 56, or page 57 or any other page as may replace page 57.

The following procedures will be followed if the treasury rate cannot be determined as described above:

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If the rate is not displayed on Moneyline Telerate by 3:00 P.M., New York City time, on the related calculation date, the treasury rate will be the rate of Treasury bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High.”

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If the alternative rate described in the paragraph immediately above is not published by 3:00 P.M., New York City time, on the related calculation date, the treasury rate will be the bond equivalent yield, as defined below, of the auction rate of the applicable Treasury bills as announced by the U.S. Department of the Treasury.

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If the alternative rate described in the paragraph immediately above is not announced by the U.S. Department of the Treasury, or if the auction is not held, the treasury rate will be the bond equivalent yield of the rate on the particular interest determination date of the applicable Treasury bills as published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market.”

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If the alternative rate described in the paragraph immediately above is not published by 3:00 P.M., New York City time, on the related calculation date, the treasury rate will be the rate on the particular interest determination date of the applicable Treasury bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market.”

•

If the alternative rate described in the paragraph immediately above is not published by 3:00 P.M., New York City time, on the related calculation date, the treasury rate will be the rate on the particular interest determination date calculated by the calculation agent as the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on that interest determination date, of three primary U.S. government securities dealers, selected by the calculation agent, after consultation with us, for the issue of Treasury bills with a remaining maturity closest to the particular index maturity.

•

If the dealers selected by the calculation agent are not quoting as described in the paragraph immediately above, the treasury rate will be the treasury rate in effect on the particular interest determination date.

The bond equivalent yield will be calculated using the following formula:

Bond equivalent yield =	D x N 360-(D x M)	x 100

where “D” refers to the applicable annual rate for Treasury bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest period.

“H.15(519)” means the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board.

“H.15 Daily Update” means the daily update of H.15(519), available through the website of the Federal Reserve Board at www.federalreserve.gov/releases/h15/update, or any successor site or publication.

Federal Funds Rate Notes. Each federal funds rate note will bear interest at the federal funds rate, adjusted by any spread or spread multiplier, as specified in the applicable prospectus supplement.

The “federal funds rate” for any interest determination date is the rate on that date for U.S. dollar federal funds, as published in H.15(519) prior to 3:00 P.M., New York City time, on the related calculation date, under the heading “Federal Funds (Effective)” and displayed on Moneyline Telerate, or any successor service, on page 120 or any other page as may replace the specified page on that service (“Telerate Page 120”).

The following procedures will be followed if the federal funds rate cannot be determined as described above:

•

If the rate is not published in H.15(519) by 3:00 P.M., New York City time, on the related calculation date or does not appear on Telerate Page 120, the federal funds rate will be the rate on that interest determination date, as published in H.15 Daily Update, or any other recognized electronic source for the purposes of displaying the applicable rate, under the caption “Federal Funds (Effective).”

•

If the alternative rate described above is not published in H.15 Daily Update, or other recognized electronic source for the purposes of displaying the applicable rate, by 3:00 P.M., New York City time, on the related calculation date, then the calculation agent will determine the federal funds rate to be the average of the rates for the last transaction in overnight U.S. dollar federal funds quoted prior to 9:00 A.M., New York City time, on that interest determination date, by each of three leading brokers of U.S. dollar federal funds transactions in New York City, selected by the calculation agent, after consultation with us.

•	If fewer than three brokers selected by the calculation agent are quoting as described above, the federal funds rate will be the federal funds rate then in effect on that interest determination date.

Prime Rate Notes. Each prime rate note will bear interest at the prime rate, as adjusted by any spread or spread multiplier, as specified in the applicable prospectus supplement.

The “prime rate” for any interest determination date is the prime rate or base lending rate on that date, as published in H.15(519) prior to 3:00 P.M., New York City time, on the related calculation date, under the heading “Bank Prime Loan.”

The following procedures will be followed if the prime rate cannot be determined as described above:

•

If the rate is not published in H.15(519) by 3:00 P.M., New York City time, on the related calculation date, then the prime rate will be the rate as published in H.15 Daily Update, or any other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Bank Prime Loan.”

•

If the alternative rate described above is not published in H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the related calculation date, then the calculation agent will determine the prime rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters screen US PRIME 1, as defined below, as that bank’s prime rate or base lending rate as in effect as of 11:00 A.M., New York City time, on that interest determination date.

•

If fewer than four rates appear on the Reuters screen US PRIME 1 for that interest determination date, by 3:00 P.M., New York City time, then the calculation agent will determine the prime rate to be the average of the prime rates or base lending rates furnished in New York City by three substitute banks or trust companies (all organized under the laws of the United States or any of its states and having total equity capital of at least $500,000,000) selected by the calculation agent, after consultation with us.

•	If the banks selected by the calculation agent are not quoting as described above, the prime rate will remain the prime rate then in effect on the interest determination date.

“Reuters screen US PRIME 1” means the display designated as page “US PRIME 1” on the Reuters Monitor Money Rates Service (or any other page as may replace the US PRIME 1 page on that service for the purpose of displaying prime rates or base lending rates of major U.S. banks).

Indexed Notes

We may issue debt securities that provide that the rate of return, including the principal, premium (if any), interest, or other amounts payable (if any), is determined by reference, either directly or indirectly, to the price or performance of one or more securities, currencies or composite currencies, commodities, interest rates, stock indices, or other indices or formulae, in each case as specified in the applicable prospectus supplement. We refer to these as “indexed notes.”

Holders of indexed notes may receive an amount at maturity that is greater than or less than the face amount of the notes, depending upon the formula used to determine the amount payable and the relative value at maturity of the reference asset or underlying obligation. The value of the applicable index will fluctuate over time.

An indexed note may provide either for cash settlement or for physical settlement by delivery of the indexed note or securities, or other securities of the types listed above. An indexed note also may provide that the form of settlement may be determined at our option or the holder’s option. Some indexed notes may be convertible, exercisable, or exchangeable prior to maturity, at our option or the holder’s option, for the related securities.

We will specify in the applicable prospectus supplement the method for determining the principal, premium (if any), interest, or other amounts payable (if any) in respect of particular indexed notes, as well as certain historical information with respect to the specified index or indexed items, specific risk factors relating to that particular type of indexed note, and tax considerations associated with an investment in the indexed notes.

The prospectus supplement for any particular indexed notes also will identify the calculation agent that will calculate the amounts payable with respect to the indexed note. The calculation agent may be one of our affiliates, including Banc of America Securities LLC or Bank of America, N.A. We may appoint different calculation agents from time to time after the original issue date of an indexed note without your consent and without notifying you of the change. Absent manifest error, all determinations of the calculation agent will be final and binding on you, the trustee, and us. Upon request of the holder of an indexed note, the calculation agent will provide, if applicable, information relating to the current principal, premium (if any), rate of interest, interest payable, or other amounts payable (if any) in connection with the indexed note.

We also may offer “indexed amortizing notes,” the rate of amortization and final maturity of which are subject to periodic adjustment based upon the degree to which an objective base or index rate such as LIBOR, called a “reference rate,” coincides with a specified “target rate.” Indexed amortizing notes may provide for adjustment of the amortization rate either on every interest payment date, or only on interest payment dates that occur after a specified “lockout date.” Each indexed amortizing note will include an amortization table, specifying the rate at which the principal of the note is to be amortized following any applicable interest payment date, based upon the difference between the reference rate and the target rate. The specific terms of, and any additional considerations relating to, indexed amortizing notes will be set forth in the applicable prospectus supplement.

Floating-Rate/Fixed-Rate/Indexed Notes

We may issue a debt security with elements of each of the fixed-rate, floating-rate, and indexed notes described above. For example, a debt security may bear interest at a fixed rate for some periods and at a floating rate in others. Similarly, a debt security may provide for a payment of principal at maturity linked to an index and also may bear interest at a fixed or floating rate. We will describe the determination of interest for any of these debt securities in the applicable prospectus supplement.

Original Issue Discount Notes

A fixed-rate note, a floating-rate note, or an indexed note may be an original issue discount note. Original issue discount notes are debt securities that are issued at a price lower than their stated principal amount or lower than their minimum guaranteed repayment amount at maturity. Original issue discount notes may bear no interest (“zero coupon rate notes”) or may bear interest at a rate that is below market rates at the time of issuance. Upon an acceleration of the maturity of an original issue discount note, the amount of interest payable will be determined in accordance with the terms of the note, as described in the applicable prospectus supplement. That amount normally is less than the amount payable at the maturity date. A note issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount note, regardless of the amount payable upon redemption or acceleration of maturity. See “U.S. Federal Income Tax Considerations—Taxation of Debt Securities” below for a summary of the U.S. federal income tax consequences of owning an original issue discount note.

Payment of Principal, Interest, and Other Amounts Due

Paying Agents. We may appoint one or more financial institutions to act as our paying agents. Unless we specify otherwise in the applicable prospectus supplement, the trustee will act as our sole paying agent, security registrar, and transfer agent with respect to the debt securities through the trustee’s office. That office is currently located at 101 Barclay Street, New York, New York 10286. In addition, in the case of some of our debt securities, such as debt securities denominated in euro, that office is expected to be 48th Floor, One Canada Square, London, E14 5AL. At any time, we may rescind the designation of a paying agent, appoint a successor paying agent, or approve a change in the office through which any successor paying agent acts in accordance with the applicable indenture. In addition, we may decide to act as our own paying agent with respect to some or all of the debt securities, and the paying agent may resign.

Payments to Holders and Record Dates for Interest. We refer to each date on which interest is payable on a debt security as an “interest payment date.” Unless we specify otherwise in the applicable prospectus supplement, the provisions described in this section will apply to payments on the debt securities.

Interest payments on the debt securities will be made on each interest payment date applicable to, and at the maturity date of, the debt securities. Interest payable at any interest payment date other than the maturity date will be paid to the registered holder of the debt security on the regular record date for that interest payment date, as described below. However, unless we specify otherwise in the applicable prospectus supplement, the initial interest payment on a debt security issued between a regular record date and the interest payment date immediately following the regular record date will be made on the second interest payment date following the original issue date to the holder of record on the regular record date preceding the second interest payment date. The principal and interest payable at maturity will be paid to the holder of the debt security at the close of business on the maturity date.

Unless we specify otherwise in the applicable prospectus supplement, the record date for any interest payment for a debt security in book-entry only form generally will be the business day prior to the payment date. If the debt security is in a form that is other than book-entry only, and unless we specify otherwise in the applicable prospectus supplement, the regular record date for an interest payment date will be the last day of the calendar month preceding the interest payment date or the fifteenth day of the calendar month in which the interest payment date occurs, as specified in the prospectus supplement, whether or not that date is a business day.

Unless we specify otherwise in the applicable prospectus supplement, if any interest payment date or the maturity date of a debt security falls on a day that is not a business day, we will make the required payment on the next business day, and no additional interest will accrue in respect of the payment made on the next business day. However, unless we specify otherwise in the applicable prospectus supplement, for LIBOR notes or EURIBOR notes, if an interest payment date falls on a date that is not a business day, and the next business day is in the next calendar month, the interest payment date will be the immediately preceding business day.

Unless we specify otherwise in the applicable prospectus supplement, the term “business day” means, for any debt security, a day that meets all the following applicable requirements:

•

for all debt securities, is any weekday that is not a legal holiday in New York, New York, Charlotte, North Carolina, or any other place of payment of the debt security, and is not a date on which banking institutions in those cities are authorized or required by law or regulation to be closed;

•

for any LIBOR note, also is a day on which commercial banks are open for business (including dealings in the index currency specified in the applicable prospectus supplement) in London, England (a “London Banking Day”);

•

for any debt security denominated in euro or any EURIBOR note, also is a day on which the TransEuropean Automated Real-Time Gross Settlement Express Transfer, or “TARGET,” System or any successor is operating (a “TARGET Settlement Date”); and

•

for any debt security that has a specified currency other than U.S. dollars or euro, also is not a day on which banking institutions generally are authorized or obligated by law, regulation, or executive order to close in the principal financial center of the country of the specified currency.

For purposes of this determination, the “principal financial center” is:

•

the capital city of the country issuing the specified currency, except for U.S. dollars, Australian dollars, Canadian dollars, South African rand, and Swiss francs, for which the “principal financial center” is New York, Sydney and Melbourne, Toronto, Johannesburg, and Zurich, respectively; or

•

the capital city of the country to which the index currency relates, except for U.S. dollars, Australian dollars, Canadian dollars, South African rand, and Swiss francs, for which the “principal financial center” is New York, Sydney, Toronto, Johannesburg, and Zurich, respectively.

Payments Due in U.S. Dollars. Unless we specify otherwise in the applicable prospectus supplement, we will follow the practices described in this subsection when we pay amounts that are due in U.S. dollars.

We will make payments on debt securities in book-entry form in accordance with arrangements then in place between the paying agent and the depository or its nominee, as holder. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depository and its participants, as described below under the heading “Registration and Settlement.”

We will pay any interest on debt securities in certificated form on each interest payment date other than the maturity date by check mailed to holders of the debt securities on the applicable record date at the address appearing on our records. We will pay any principal, premium (if any), interest, and other amounts payable (if any) at the maturity date of a debt security in certificated form by wire transfer of immediately available funds upon surrender of the debt security at the corporate trust office of the applicable trustee or paying agent.

Book-entry and other indirect owners should contact their banks or brokers for information on how they will receive payments on their debt securities.

Payments Due in Other Currencies. Unless we specify otherwise in the applicable prospectus supplement, we will follow the practices described in this subsection when we pay amounts that are due in a currency other than U.S. dollars. Unless we specify otherwise in the applicable prospectus supplement, holders are not entitled to receive payments in U.S. dollars of an amount due in another currency, either on a global debt security or a debt security in certificated form.

We will make payments on Non-U.S. Dollar Denominated Debt Securities in book-entry form in the applicable specified currency in accordance with arrangements then in place between the paying agent and the depository or its nominee, as holder. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depository and its participants, as described below under the heading “Registration and Settlement.”

We will pay any interest on Non-U.S. Dollar-Denominated Debt Securities in certificated form by check mailed to holders of the debt securities on the applicable record date at the address appearing on our records. We will pay any principal, premium (if any), interest, and other amounts payable (if any) at the maturity date of a Non-U.S. Dollar-Denominated Debt Security in certificated form by wire transfer of immediately available funds upon surrender of the debt security at the corporate trust office of the applicable trustee or paying agent.

If we issue a debt security in a specified currency other than U.S. dollars, unless we specify otherwise in the applicable prospectus supplement, we will appoint a financial institution to act as the exchange rate agent. The exchange rate agent will determine the applicable rate of exchange that would apply to a payment made in U.S. dollars, if the currency in which we otherwise would be required to make the applicable payment is not available. The exchange rate agent may be one of our affiliates, including Banc of America Securities Limited. We will identify in the applicable prospectus supplement the exchange rate agent that we have appointed for a particular debt security as of its original issue date. We may appoint different exchange rate agents from time to time after the original issue date of the debt security without your consent and without notifying you of the change. All determinations made by the exchange rate agent will be in its sole discretion unless we state in the applicable prospectus supplement that any determination requires our approval. Absent manifest error, those determinations will be final and binding on you and us.

Book-entry and other indirect owners of a debt security with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

No Sinking Fund

Unless we specify otherwise in the applicable prospectus supplement, our debt securities will not be entitled to the benefit of any sinking fund. This means that we will not deposit money on a regular basis into any separate custodial account to repay the debt securities.

Redemption

The applicable prospectus supplement will indicate whether we may redeem the debt securities prior to their maturity date. If we may redeem the debt securities prior to maturity, the applicable prospectus supplement will indicate the redemption price, the method for redemption, and the date or dates upon which we may redeem the debt securities. Unless we specify otherwise in the applicable prospectus supplement, we may redeem debt securities only on an interest payment date, and the redemption price will be 100% of the principal amount of the debt securities to be redeemed, plus any accrued and unpaid interest.

Unless we specify otherwise in the applicable prospectus supplement, we may exercise our right to redeem debt securities by giving notice to the trustee under the applicable indenture at least 10 business days but not more than 60 calendar days before the specified redemption date. The notice will take the form of a certificate signed by us specifying:

•	the date fixed for redemption;

•	the redemption price;

•	the CUSIP number of the debt securities to be redeemed;

•	the amount to be redeemed, if less than all of a series of debt securities is to be redeemed;

•	the place of payment for the debt securities to be redeemed; and

•	that on and after the date fixed for redemption, interest will cease to accrue on the debt securities to be redeemed.

So long as a depository is the record holder of the applicable debt securities to be redeemed, we will deliver any notice of our election to exercise our redemption right only to that depository.

Repayment

The applicable prospectus supplement will indicate whether the debt securities can be repaid at the holder’s option prior to their maturity date. If the debt securities may be repaid prior to maturity, the applicable prospectus supplement will indicate the applicable repayment price or prices, the procedures for repayment, and the date or dates on or after which the holder can request repayment.

Repurchase

We may purchase at any time and from time to time, through a subsidiary or affiliate of ours, outstanding debt securities by tender, in the open market, or by private agreement. We, or our affiliates, have the discretion to hold or resell any repurchased debt securities. We also have the discretion to cancel any repurchased debt securities.

Conversion

We may issue debt securities that are convertible into, or exercisable or exchangeable for, at either our option or the holder’s option, our preferred stock, depositary shares, common stock, or other debt securities, or debt or equity securities of one or more third parties. The applicable prospectus supplement will describe the terms of any conversion, exercise, or exchange features, including:

•	the periods during which conversion, exercise, or exchange, as applicable, may be elected;

•

the conversion, exercise, or exchange price payable and the number of shares or amount of our preferred stock, depositary shares, common stock, or other debt securities, or debt or equity securities of a third party, that may be issued upon conversion, exercise, or exchange, and any adjustment provisions; and

•	the procedures for electing conversion, exercise, or exchange, as applicable.

Exchange, Registration, and Transfer

Subject to the terms of the applicable indenture, debt securities of any series in certificated form may be exchanged at the option of the holder for other debt securities of the same series and of an equal aggregate principal amount and type in any authorized denominations.

Debt securities in certificated form may be presented for registration of transfer at the office of the security registrar or at the office of any transfer agent that we designate and maintain. The security registrar or the transfer agent will make the transfer or registration only if it is satisfied with the documents of title and identity of the person making the request. There will not be a service charge for any exchange or registration of transfer of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange. Unless we specify otherwise in the applicable prospectus supplement, The Bank of New York, 101 Barclay Street, New York, New York 10286, will be the authenticating agent, registrar, and transfer agent for the debt securities issued under the respective indentures. We may change the security registrar or the transfer agent or approve a change in the location through which any security registrar or transfer agent acts at any time, except that we will be required to maintain a security registrar and transfer agent in each place of payment for each series of debt securities. At any time, we may designate additional transfer agents for any series of debt securities.

We will not be required to (1) issue, exchange, or register the transfer of any debt security of any series to be redeemed for a period of 15 days before those debt securities were selected for redemption, or (2) exchange or register the transfer of any debt security that was selected, called, or is being called for redemption, except the unredeemed portion of any debt security being redeemed in part.

For a discussion of restrictions on the exchange, registration, and transfer of book-entry securities, see “Registration and Settlement” below.

Subordination

Our subordinated debt securities are subordinated in right of payment to all of our “senior indebtedness.” The Subordinated Indenture defines “senior indebtedness” as any indebtedness for money borrowed, including all of our indebtedness for borrowed and purchased money, all of our obligations arising from off-balance sheet guarantees and direct credit substitutes, and our obligations associated with derivative products such as interest and foreign exchange rate contracts and commodity contracts, that was outstanding on the date we executed the Subordinated Indenture, or was created, incurred, or assumed after that date, for which we are responsible or liable as obligor, guarantor, or otherwise, and all deferrals, renewals, extensions, and refundings of that indebtedness or obligations, other than the debt securities issued under the Subordinated Indenture or any other indebtedness that by its terms is subordinate in right of payment to any of our other indebtedness. Each prospectus supplement for a series of subordinated debt securities will indicate the aggregate amount of our senior indebtedness outstanding at that time and any limitation on the issuance of additional senior indebtedness.

If there is a default or event of default under any senior indebtedness that would allow acceleration of maturity of the senior indebtedness and that default or event of default is not remedied, and we and the trustee of the Subordinated Indenture receive notice of this default from the holders of at least 10% in principal amount of any kind or category of any senior indebtedness or if the trustee of the Subordinated Indenture receives notice from us, then we will not be able to make any principal, premium, interest, or other payments on the subordinated debt securities or repurchase our subordinated debt securities.

If any subordinated debt security is declared due and payable before the required date or upon a payment or distribution of our assets to creditors pursuant to a dissolution, winding up, liquidation, or reorganization, we are required to pay all principal, premium, interest, or other payments to holders of senior indebtedness before any holders of subordinated debt are paid. In addition, if any amounts previously were paid to the holders of subordinated debt or the trustee of the Subordinated Indenture, the holders of senior indebtedness will have first rights to the amounts previously paid.

Subject to the payment in full of all our senior indebtedness, the holders of our subordinated debt securities will be subrogated to the rights of the holders of our senior indebtedness to receive payments or distributions of our assets applicable to the senior indebtedness until our subordinated debt securities are paid in full. For purposes of this subrogation, the subordinated debt securities will be subrogated equally and ratably with all our other indebtedness that by its terms ranks on a parity with our subordinated debt securities and is entitled to like rights of subrogation.

Sale or Issuance of Capital Stock of Banks

The Senior Indenture prohibits the issuance, sale, or other disposition of capital stock, or securities convertible into or options, warrants, or rights to acquire capital stock, of any Principal Subsidiary Bank (as defined below) or of any subsidiary which owns shares of capital stock, or securities convertible into or options, warrants, or rights to acquire capital stock, of any Principal Subsidiary Bank, with the following exceptions:

•	sales of directors’ qualifying shares;

•

sales or other dispositions for fair market value, if, after giving effect to the disposition and to conversion of any shares or securities convertible into capital stock of a Principal Subsidiary Bank, we would own at least 80% of each class of the capital stock of that Principal Subsidiary Bank;

•	sales or other dispositions made in compliance with an order of a court or regulatory authority of competent jurisdiction;

•

any sale by a Principal Subsidiary Bank of additional shares of its capital stock, securities convertible into shares of its capital stock, or options, warrants, or rights to subscribe for or purchase shares of its capital stock, to its stockholders at any price, so long as before that sale we owned, directly or indirectly, securities of the same class and immediately after the sale, we owned, directly or indirectly, at least as great a percentage of each class of securities of the Principal Subsidiary Bank as we owned before the sale of additional securities; and

•

any issuance of shares of capital stock, or securities convertible into or options, warrants, or rights to subscribe for or purchase shares of capital stock, of a Principal Subsidiary Bank or any subsidiary which owns shares of capital stock, or securities convertible into or options, warrants, or rights to acquire capital stock, of any Principal Subsidiary Bank, to us or our wholly owned subsidiary.

A “Principal Subsidiary Bank” is defined in the Senior Indenture as any bank with total assets equal to more than 10% of our total consolidated assets. As of the date of this prospectus, Bank of America, N.A. is our only Principal Subsidiary Bank.

Limitation on Mergers and Sales of Assets

Each indenture generally permits a consolidation or merger between us and another entity. It also permits the sale or transfer by us of all or substantially all of our assets. These transactions are permitted if:

•

the resulting or acquiring entity, if other than us, is organized and existing under the laws of the United States or any state or the District of Columbia and expressly assumes all of our obligations under that indenture; and

•	immediately after the transaction, we (or any successor company) are not in default in the performance of any covenant or condition under that indenture.

Upon any consolidation, merger, sale, or transfer of this kind, the resulting or acquiring entity will be substituted for us in the applicable indenture with the same effect as if it had been an original party to that indenture. As a result, the successor entity may exercise our rights and powers under the indenture.

Waiver of Covenants

The holders of a majority in principal amount of the debt securities of all affected series then outstanding under the indenture may waive compliance with some of the covenants or conditions of that indenture.

Modification of the Indentures

We and the trustee may modify the applicable indenture and the rights of the holders of the debt securities with the consent of the holders of at least 66 2/3% of the aggregate principal amount of all series of debt securities under that indenture affected by the modification. However, no modification may extend the fixed maturity of, reduce the principal amount or redemption premium of, or reduce the rate of, or extend the time of payment of, interest on, any debt security without the consent of each holder affected by the modification. No modification may reduce the percentage of debt securities that is required to consent to modification of an indenture without the consent of all holders of the debt securities outstanding under that indenture.

In addition, we and the trustee may execute supplemental indentures in some circumstances without the consent of any holders of outstanding debt securities.

For purposes of determining the aggregate principal amount of the debt securities outstanding at any time in connection with any request, demand, authorization, direction, notice, consent, or waiver under the applicable indenture, (1) the principal amount of any debt security issued with original issue discount is that amount that would be due and payable at that time upon an event of default, and (2) the principal amount of a debt security denominated in a foreign currency or currency unit is the U.S. dollar equivalent on the date of original issuance of the debt security.

Meetings and Action by Securityholders

The trustee may call a meeting in its discretion, or upon request by us or the holders of at least 10% in principal amount of a series of outstanding debt securities, by giving notice. If a meeting of holders is duly held, any resolution raised or decision taken in accordance with the indenture will be binding on all holders of debt securities of that series.

Defaults and Rights of Acceleration

The Senior Indenture defines an event of default for a series of senior debt securities as any one of the following events:

•	our failure to pay principal or any premium when due on any securities of that series;

•	our failure to pay interest on any securities of that series, within 30 calendar days after the interest becomes due;

•

our breach of any of our other covenants contained in the senior debt securities of that series or in the Senior Indenture, that is not cured within 90 calendar days after written notice to us by the trustee of the Senior Indenture, or to us and the trustee of the Senior Indenture by the holders of at least 25% in principal amount of all senior debt securities then outstanding under the Senior Indenture and affected by the breach; and

•	specified events involving our bankruptcy, insolvency, or liquidation.

The Subordinated Indenture defines an event of default only as our bankruptcy under U.S. federal bankruptcy laws.

If an event of default occurs and is continuing, either the trustee or the holders of 25% in principal amount of the debt securities outstanding under the applicable indenture (or, in the case of an event of default under the Senior Indenture with respect to a series of senior debt securities, the holders of 25% in principal amount of the outstanding debt securities of all series affected) may declare the principal amount, or, if the debt securities are issued with original issue discount, a specified portion of the principal amount, of all debt securities (or the debt securities of all series affected, as the case may be) to be due and payable immediately. The holders of a majority in principal amount of the debt securities then outstanding (or of the series affected, as the case may be), in some circumstances, may annul the declaration of acceleration and waive past defaults.

Payment of principal of the subordinated debt securities may not be accelerated in the case of a default in the payment of principal, any premium, interest, or any other amounts or the performance of any of our other covenants.

Collection of Indebtedness

If we fail to pay the principal of (or, under the Senior Indenture, any premium on) any debt securities, or if we are over 30 calendar days late on an interest payment on the debt securities, the applicable trustee can demand that we pay to it, for the benefit of the holders of those debt securities, the amount which is due and payable on those debt securities, including any interest incurred because of our failure to make that payment. If we fail to pay the required amount on demand, the trustee may take appropriate action, including instituting judicial proceedings against us.

In addition, a holder of a debt security also may file suit to enforce our obligation to make payment of principal, any premium, interest, or other amounts due on that debt security regardless of the actions taken by the trustee.

The holders of a majority in principal amount of each series of the debt securities then outstanding under an indenture may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee under that indenture, but the trustee will be entitled to receive from the holders a reasonable indemnity against expenses and liabilities.

We are required periodically to file with the trustees a certificate stating that we are not in default under any of the terms of the indentures.

Payment of Additional Amounts

If we so specify in the applicable prospectus supplement, and subject to the exceptions and limitations set forth below, we will pay to the beneficial owner of any debt security that is a “non-U.S. person” additional amounts to ensure that every net payment on that debt security will not be less, due to the payment of U.S. withholding tax, than the amount then otherwise due and payable. For this purpose, a “net payment” on a debt security means a payment by us or any paying agent, including payment of principal and interest, after deduction for any present or future tax, assessment, or other governmental charge of the United States (other than a territory or possession). These additional amounts will constitute additional interest on the debt security. For this purpose, U.S. withholding tax means a withholding tax of the United States, other than a territory or possession.

However, notwithstanding our obligation, if so specified, to pay additional amounts, we will not be required to pay additional amounts in any of the circumstances described in items (1) through (13) below, unless we specify otherwise in the applicable prospectus supplement.

(1) Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the debt security:

•	having a relationship with the United States as a citizen, resident, or otherwise;

•	having had such a relationship in the past; or

•	being considered as having had such a relationship.

(2) Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the debt security:

•	being treated as present in or engaged in a trade or business in the United States;

•	being treated as having been present in or engaged in a trade or business in the United States in the past;

•	having or having had a permanent establishment in the United States; or

•	having or having had a qualified business unit which has the U.S. dollar as its functional currency.

(3) Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the debt security being or having been a:

•	personal holding company;

•	foreign personal holding company;

•	private foundation or other tax-exempt organization;

•	passive foreign investment company;

•	controlled foreign corporation; or

•	corporation which has accumulated earnings to avoid U.S. federal income tax.

(4) Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the debt security owning or having owned, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote.

(5) Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the debt security being a bank extending credit under a loan agreement entered into in the ordinary course of business.

For purposes of items (1) through (5) above, “beneficial owner” includes, without limitation, a holder and a fiduciary, settlor, partner, member, shareholder, or beneficiary of the holder if the holder is an estate, trust, partnership, limited liability company, corporation, or other entity, or a person holding a power over an estate or trust administered by a fiduciary holder.

(6) Additional amounts will not be payable to any beneficial owner of a debt security that is:

•	A fiduciary;

•	A partnership;

•	A limited liability company;

•	Another fiscally transparent entity; or

•	Not the sole beneficial owner of the debt security, or any portion of the debt security.

However, this exception to the obligation to pay additional amounts will apply only to the extent that a beneficiary or settlor in relation to the fiduciary, or a beneficial owner, partner, or member of the partnership, limited liability company, or other fiscally transparent entity, would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner, partner, or member received directly its beneficial or distributive share of the payment.

(7) Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the failure of the beneficial owner of the debt security or any other person to comply with applicable certification, identification, documentation, or other information reporting requirements. This exception to the obligation to pay additional amounts will apply only if compliance with such requirements is required as a precondition to exemption from such tax, assessment, or other governmental charge by statute or regulation of the United States or by an applicable income tax treaty to which the United States is a party.

(8) Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is collected or imposed by any method other than by withholding from a payment on a debt security by us or any paying agent.

(9) Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later.

(10) Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of the presentation by the beneficial owner of a debt security for payment more than 30 days after the date on which such payment becomes due or is duly provided for, whichever occurs later.

(11) Additional amounts will not be payable if a payment on a debt security is reduced as a result of any:

•	estate tax;

•	inheritance tax;

•	gift tax;

•	sales tax;

•	excise tax;

•	transfer tax;

•	wealth tax;

•	personal property tax; or

•	any similar tax, assessment, or other governmental charge.

(12) Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge required to be withheld by any paying agent from a payment of principal or interest on the applicable security if such payment can be made without such withholding by any other paying agent.

(13) Additional amounts will not be payable if a payment on a debt security is reduced as a result of any combination of items (1) through (12) above.

Except as specifically provided in this section, we will not be required to make any payment of any tax, assessment, or other governmental charge imposed by any government, political subdivision, or taxing authority of that government.

For purposes of determining whether the payment of additional amounts is required, the term “U.S. person” means any individual who is a citizen or resident of the United States; any corporation, partnership, or other entity created or organized in or under the laws of the United States; any estate if the income of such estate falls within the federal income tax jurisdiction of the United States regardless of the source of that income; and any trust if a U.S. court is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of the trust. Additionally, for this purpose, “non-U.S. person” means a person who is not a U.S. person, and “United States” means the United States of America, including each state of the United States and the District of Columbia, its territories, its possessions, and other areas within its jurisdiction.

Redemption for Tax Reasons

If we so specify in the applicable prospectus supplement, we may redeem the debt securities in whole, but not in part, at any time before maturity, after giving not less than 30 nor more than 60 calendar days’ notice to the trustee under the applicable indenture and to the holders of the debt securities, if we have or will become obligated to pay additional amounts, as described above under “—Payment of Additional Amounts,” as a result of any change in, or amendment to, the laws or regulations of the United States or any political subdivision or any authority of the United States having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date of the applicable prospectus supplement for the issuance of those debt securities.

Before we publish any notice of redemption for tax reasons, we will deliver to the trustee under the indenture a certificate signed by our chief financial officer or a senior vice president stating that we are entitled to redeem the debt securities and that the conditions precedent to redemption have occurred.

Unless we specify otherwise in the applicable prospectus supplement, any debt securities redeemed for tax reasons will be redeemed at 100% of their principal amount together with interest accrued up to, but excluding, the redemption date.

Defeasance and Covenant Defeasance

If we so specify in the applicable prospectus supplement, the provisions for full defeasance and covenant defeasance described below will apply to the debt securities if certain conditions are satisfied.

Full Defeasance. If there is a change in the U.S. federal tax law, as described below, we can legally release ourselves from all payment and other obligations on any debt securities. This is called full defeasance. For us to do so, each of the following must occur:

•

We must deposit in trust for the benefit of the holders of those debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal, and any other payments on those debt securities at their due dates;

•	There must be a change in current U.S. federal tax law or an Internal Revenue Service ruling that lets us make the above deposit without causing the holders to be taxed on the debt securities any differently than if we did not make the deposit and repaid the debt securities ourselves. Under current U.S. federal tax law, the deposit and our legal release from your debt security would be treated as though we took back your debt security and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on your debt security; and

•	We must deliver to the trustee under the indenture a legal opinion of our counsel confirming the tax law treatment described above.

If we ever fully defeased your debt security, you would have to rely solely on the trust deposit for payments on your debt security. You would not be able to look to us for payment in the event of any shortfall.

Covenant Defeasance. Under current U.S. federal tax law, we can make the same type of deposit described above and be released from any restrictive covenants relating to your debt security. This is called covenant defeasance. In that event, you would lose the protection of those restrictive covenants. In order to achieve covenant defeasance for the debt securities, we must do both of the following:

•

We must deposit in trust for the benefit of the holders of those debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal, and any other payments on those debt securities on their due dates; and

•

We must deliver to the trustee under the indenture a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing the holders to be taxed on the debt securities any differently than if we did not make the deposit and repaid the debt securities ourselves.

If we achieve covenant defeasance with respect to your debt security, you can still look to us for repayment of your debt security in the event of any shortfall in the trust deposit. You should note, however, that if one of the remaining events of default occurred, such as our bankruptcy, and your debt security became immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Notices

We will provide the holders with any required notices by first-class mail to the addresses of the holders as they appear in the security register. So long as a depository is the record holder of a series of debt securities with respect to which a notice is given, we will deliver the notice only to that depository.

Concerning the Trustees

We and certain of our affiliates have from time to time maintained deposit accounts and conducted other banking transactions with The Bank of New York and its affiliates in the ordinary course of business. We expect to continue these business transactions. The Bank of New York also serves as trustee for a number of series of our outstanding indebtedness under other indentures.

Governing Law

The indentures and the debt securities will be governed by New York law.

DESCRIPTION OF WARRANTS

General

We may issue warrants that are either debt warrants or universal warrants. We may offer warrants separately or as part of a unit, as described below under the heading “Description of Units.”

We may issue warrants in any amounts or in as many distinct series as we determine. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent to be designated in the applicable prospectus supplement. When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

This section describes some of the general terms and provisions of the warrants. We will describe the specific terms of a series of warrants and the applicable warrant agreement in the applicable prospectus supplement. The following description and any description of the warrants in the applicable prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement. A form of the warrant agreement reflecting the particular terms and provisions of a series of offered warrants will be filed with the SEC in connection with the offering and incorporated by reference in the registration statement and this prospectus. See “Where You Can Find More Information” below for information on how to obtain copies of any warrant agreements.

Description of Debt Warrants

Debt warrants are rights for the purchase of debt securities. If debt warrants are offered, the prospectus supplement will describe the terms of the debt warrants and the warrant agreement relating to the debt warrants, including the following:

•	the offering price;

•	the designation, aggregate stated principal amount, and terms of the debt securities purchasable upon exercise of the debt warrants;

•	the currency, currency unit, or composite currency in which the price for the debt warrants is payable;

•	if applicable, the designation and terms of the debt securities with which the debt warrants are issued, and the number of debt warrants issued with each security;

•	if applicable, the date on and after which the debt warrants and the related debt securities will be separately transferable;

•

the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which, and the currency, currency units, or composite currency based on or relating to currencies in which, the principal amount of debt securities may be purchased upon exercise;

•	the dates the right to exercise the debt warrants will commence and expire and, if the debt warrants are not continuously exercisable, any dates on which the debt warrants are not exercisable;

•	any circumstances that will cause the debt warrants to be deemed to be automatically exercised;

•	if applicable, a discussion of the U.S. federal income tax consequences;

•	whether the debt warrants or related securities will be listed on any securities exchange;

•	whether the debt warrants will be issued in global or certificated form;

•	the name of the warrant agent;

•	a description of the terms of any warrant agreement to be entered into between us and a bank or trust company, as warrant agent, governing the debt warrants; and

•	any other terms of the debt warrants which are permitted under the warrant agreement.

Description of Universal Warrants

Universal warrants are rights for the purchase or sale of, or whose cash value is determined by reference to the performance, level, or value of, one or more of the following:

•	securities of one or more issuers, including our common or preferred stock or other securities described in this prospectus, or the debt or equity securities of third parties;

•	one or more currencies, currency units, or composite currencies;

•	one or more commodities;

•	any other financial, economic, or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

•	one or more indices or baskets of the items described above.

We refer to each type of property described above as “warrant property.”

We may satisfy our obligations, if any, and the holder of a universal warrant may satisfy its obligations, if any, with respect to any universal warrants by delivering:

•	the warrant property;

•	the cash value of the warrant property; or

•	the cash value of the warrants determined by reference to the performance, level, or value of the warrant property.

The applicable prospectus supplement will describe what we may deliver to satisfy our obligations, if any, and what the holder of a universal warrant may deliver to satisfy its obligations, if any, with respect to any universal warrants.

If universal warrants are offered, the applicable prospectus supplement will describe the terms of the universal warrants and the warrant agreement, including the following:

•	the offering price;

•	the title and aggregate number of the universal warrants;

•	the nature and amount of the warrant property that the universal warrants represent the right to buy or sell;

•	whether the universal warrants are put warrants or call warrants, including in either case whether the warrants may be settled by means of net cash settlement or cashless exercise;

•	the price at which the warrant property may be purchased or sold, the currency, and the procedures and conditions relating to exercise;

•

whether the exercise price of the universal warrant may be paid in cash or by exchange of the warrant property or both, the method of exercising the universal warrants, and whether settlement will occur on a net basis or a gross basis;

•	the dates on which the right to exercise the universal warrants will commence and expire;

•	if applicable, a discussion of the U.S. federal income tax consequences;

•	whether the universal warrants or underlying securities will be listed on any securities exchange;

•	whether the universal warrants will be issued in global or certificated form;

•	the name of the warrant agent;

•	a description of the terms of any warrant agreement to be entered into between us and a bank or trust company, as warrant agent, governing the universal warrants; and

•	any other terms of the universal warrants which are permitted under the warrant agreement.

Modification

We and the warrant agent may amend the terms of any warrant agreement and the warrants without the consent of the holders of the warrants to cure any ambiguity, to correct any inconsistent provision, or in any other manner we deem necessary or desirable and which will not affect adversely the interests of the holders. In addition, we may amend the warrant agreement and the terms of the warrants with the consent of the holders of a majority of the outstanding unexercised warrants affected. However, any modification to the warrants cannot change the exercise price, reduce the amounts receivable upon exercise, cancellation, or expiration, shorten the time period during which the warrants may be exercised, or otherwise materially and adversely affect the rights of the holders of the warrants or reduce the percentage of outstanding warrants required to modify or amend the warrant agreement or the terms of the warrants, without the consent of the affected holders.

Enforceability of Rights of Warrantholders; No Trust Indenture Act Protection

The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency or trust with the holders of the warrants. Any record holder or beneficial owner of a warrant, without anyone else’s consent, may enforce by appropriate legal action, on his or her own behalf, his or her right to exercise the warrant in accordance with its terms. A holder of a warrant will not be entitled to any of the rights of a holder of the debt securities or other securities or warrant property purchasable upon the exercise of the warrant, including any right to receive payments on those securities or warrant property or to enforce any covenants or rights in the relevant indenture or any other agreement, before exercising the warrant.

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act of 1939. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act of 1939 with respect to their warrants.

Unsecured Obligations

Any warrants we issue will be our unsecured contractual obligations. Claims of holders of our warrants generally will have a junior position to claims of creditors of our subsidiaries including, in the case of our banking subsidiaries, their depositors.

DESCRIPTION OF PURCHASE CONTRACTS

General

We may issue purchase contracts in any amounts and in as many distinct series as we determine. We may offer purchase contracts separately or as part of a unit, as described below under the heading “Description of Units.” When we refer to a series of purchase contracts, we mean all purchase contracts issued as part of the same series under the applicable purchase contract.

This section describes some of the general terms and provisions applicable to all purchase contracts. We will describe the specific terms of a series of purchase contracts in the applicable prospectus supplement. The following description and any description of the purchase contracts in the applicable prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable purchase contract. A form of the purchase contract reflecting the particular terms and provisions of a series of offered purchase contracts will be filed with the SEC in connection with the offering and incorporated by reference in the registration statement and this prospectus. See “Where You Can Find More Information” below for information on how to obtain copies of any purchase contracts.

Purchase Contract Property

We may issue purchase contracts for the purchase or sale of, or whose cash value is determined by reference or linked to the performance, level, or value of, one or more of the following:

•	securities of one or more issuers, including our common or preferred stock, other securities described in this prospectus, or the debt or equity securities of third parties;

•	one or more currencies, currency units, or composite currencies;

•	one or more commodities;

•	any other financial, economic, or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

•	one or more indices or baskets of the items described above.

We refer to each type of property described above as a “purchase contract property.”

Each purchase contract will obligate:

•	the holder to purchase or sell, and us to sell or purchase, on specified dates, one or more purchase contract properties at a specified price or prices; or

•

the holder or us to settle the purchase contract with a cash payment determined by reference to the value, performance, or level of one or more purchase contract properties, on specified dates and at a specified price or prices.

No holder of a purchase contract will, as such, have any rights of a holder of the purchase contract property purchasable under or referenced in the contract, including any rights to receive payments on that property.

Information in Prospectus Supplement

If we offer purchase contracts, the applicable prospectus supplement will describe the terms of the purchase contracts, including the following:

•	the purchase date or dates;

•	if other than U.S. dollars, the currency or currency unit in which payment will be made;

•	the specific designation and aggregate number of, and the price at which we will issue, the purchase contracts;

•

whether the purchase contract obligates the holder to purchase or sell, or both purchase and sell, one or more purchase contract properties, and the nature and amount of each of those properties, or the method of determining those amounts;

•	the purchase contract property or cash value, and the amount or method for determining the amount of purchase contract property or cash value, deliverable under each purchase contract;

•	whether the purchase contract is to be prepaid or not and the governing document for the contract;

•

the price at which the purchase contract is settled, and whether the purchase contract is to be settled by delivery of, or by reference or linkage to the value, performance, or level of, the purchase contract properties;

•	any acceleration, cancellation, termination, or other provisions relating to the settlement of the purchase contract;

•	if the purchase contract property is an index, the method of providing for a substitute index or indices or otherwise determining the amount payable;

•	if the purchase contract property is an index or a basket of securities, a description of the index or basket of securities;

•

whether, following the occurrence of a market disruption event or force majeure event (as defined in the applicable prospectus supplement), the settlement delivery obligation or cash settlement value of a purchase contract will be determined on a different basis than under normal circumstances;

•

whether the purchase contract will be issued as part of a unit and, if so, the other securities comprising the unit and whether any unit securities will be subject to a security interest in our favor as described below;

•	if applicable, a discussion of the U.S. federal income tax consequences;

•	the identities of any depositories and any paying, transfer, calculation, or other agents for the purchase contracts;

•	whether the purchase contract will be issued in global or certificated form;

•	any securities exchange or quotation system on which the purchase contracts or any securities deliverable in settlement of the purchase contracts may be listed; and

•	any other terms of the purchase contracts and any terms required by or advisable under applicable laws and regulations.

Prepaid Purchase Contracts; Applicability of Indenture

Purchase contracts may require holders to satisfy their obligations under the purchase contracts at the time they are issued. We refer to these contracts as “prepaid purchase contracts.”

In certain circumstances, our obligation to settle a prepaid purchase contract on the relevant settlement date may constitute our senior debt securities or our subordinated debt securities. Accordingly, prepaid purchase contracts may be issued under the Senior Indenture or the Subordinated Indenture, which are described above under the heading “Description of Debt Securities.”

Non-Prepaid Purchase Contracts; No Trust Indenture Act Protection

Some purchase contracts do not require holders to satisfy their obligations under the purchase contracts until settlement. We refer to these contracts as “non-prepaid purchase contracts.” The holder of a non-prepaid purchase contract may remain obligated to perform under the contract for a substantial period of time.

Non-prepaid purchase contracts will be issued under a unit agreement, if they are issued in units, or under some other document, if they are not. We describe unit agreements generally under the heading “Description of Units” below. We will describe the particular governing document that applies to your non-prepaid purchase contracts in the applicable prospectus supplement.

Non-prepaid purchase contracts will not be our senior debt securities or subordinated debt securities and will not be issued under one of our indentures, unless we specify otherwise in the applicable prospectus supplement. Consequently, no governing documents for non-prepaid purchase contracts will be qualified as indentures, and no third party will be required to qualify as a trustee with regard to those contracts, under the Trust Indenture Act of 1939. Therefore, holders of non-prepaid purchase contracts will not have the protection of the Trust Indenture Act of 1939.

Pledge by Holders to Secure Performance

If we so specify in the applicable prospectus supplement, the holder’s obligations under the purchase contract and governing document will be secured by collateral. In that case, the holder, acting through the unit agent as its attorney-in-fact, if applicable, will pledge the items described below to a collateral agent that we will identify in the applicable prospectus supplement, which will hold them, for our benefit, as collateral to secure the holder’s obligations. We refer to this as the “pledge” and all the items described below as the “pledged items.” Unless we specify otherwise in the applicable prospectus supplement, the pledge will create a security interest in the holder’s entire interest in and to:

•	any other securities included in the unit, if the purchase contract is part of a unit, and/or any other property specified in the applicable prospectus supplement;

•	all additions to and substitutions for the pledged items;

•	all income, proceeds, and collections received in respect of the pledged items; and

•	all powers and rights owned or acquired later with respect to the pledged items.

The collateral agent will forward all payments and proceeds from the pledged items to us, unless the payments and proceeds have been released from the pledge in accordance with the purchase contract and the governing document. We will use the payments and proceeds from the pledged items to satisfy the holder’s obligations under the purchase contract.

Settlement of Purchase Contracts That Are Part of Units

Unless we specify otherwise in the applicable prospectus supplement, where purchase contracts issued together with debt securities as part of a unit require the holders to buy purchase contract property, the unit agent may apply principal payments from the debt securities in satisfaction of the holders’ obligations under the related purchase contract as specified in the applicable prospectus supplement. The unit agent will not so apply the principal payments if the holder has delivered cash to meet its obligations under the purchase contract. If the holder is permitted to settle its obligations by cash payment, the holder may be permitted to do so by delivering the debt securities in the unit to the unit agent as provided in the governing document. If the holder settles its obligations in cash rather than be delivering the debt security that is part of the unit, that debt security will remain outstanding, if the maturity extends beyond the relevant settlement date and, as more fully described in the applicable prospectus supplement, the holder will receive that debt security or an interest in the relevant global debt security.

Book-entry and other indirect owners should consult their banks or brokers for information on how to settle their purchase contracts.

Failure of Holder to Perform Obligations

If the holder fails to settle its obligations under a non-prepaid purchase contract as required, the holder will not receive the purchase contract property or other consideration to be delivered at settlement. Holders that fail to make timely settlement also may be obligated to pay interest or other amounts.

Unsecured Obligations

The purchase contracts are our unsecured contractual obligations. Claims of holders of our purchase contracts generally will have a junior position to claims of creditors of our subsidiaries including, in the case of our banking subsidiaries, their depositors.

DESCRIPTION OF UNITS

General

We may issue units from time to time in such amounts and in as many distinct series as we determine.

We will issue each series of units under a unit agreement to be entered into between us and a unit agent to be designated in the applicable prospectus supplement. When we refer to a series of units, we mean all units issued as part of the same series under the applicable unit agreement.

This section describes some of the general terms and provisions applicable to all the units. We will describe the specific terms of a series of units and the applicable unit agreement in the applicable prospectus supplement. The following description and any description of the units in the applicable prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable unit agreement. A form of the unit agreement reflecting the particular terms and provisions of a series of offered units will be filed with the SEC in connection with the offering and incorporated by reference in the registration statement and this prospectus. See “Where You Can Find More Information” below for information on how to obtain copies of any unit agreements.

We may issue units consisting of any combination of two or more securities described in this prospectus or securities of third parties, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

If units are offered, the applicable prospectus supplement will describe the terms of the units, including the following:

•	the designation and aggregate number of, and the price at which we will issue, the units;

•	the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may or may not be held or transferred separately;

•	the name of the unit agent;

•	a description of the terms of any unit agreement to be entered into between us and a bank or trust company, as unit agent, governing the units;

•	if applicable, a discussion of the U.S. federal income tax consequences;

•	whether the units will be listed on any securities exchange; and

•	a description of the provisions for the payment, settlement, transfer, or exchange of the units.

Unit Agreements: Prepaid, Non-Prepaid, and Other

If a unit includes one or more purchase contracts, and all those purchase contracts are prepaid purchase contracts, we will issue the unit under a “prepaid unit agreement.” Prepaid unit agreements will reflect the fact that the holders of the related units have no further obligations under the purchase contracts included in their units. If a unit includes one or more non-prepaid purchase contracts, we will issue the unit under a “non-prepaid unit agreement.” Non-prepaid unit agreements will reflect the fact that the holders have payment or other obligations under one or more of the purchase contracts comprising their units. We may also issue units under other kinds of unit agreements, which will be described in the applicable prospectus supplement, if applicable.

Each holder of units issued under a non-prepaid unit agreement will:

•	be bound by the terms of each non-prepaid purchase contract included in the holder’s units and by the terms of the unit agreement with respect to those contracts; and

•	appoint the unit agent as its authorized agent to execute, deliver, and perform on the holder’s behalf each non-prepaid purchase contract included in the holder’s units.

Any unit agreement for a unit that includes a non-prepaid purchase contract also will include provisions regarding the holder’s pledge of collateral and special settlement provisions. These are described above under the heading “Description of Purchase Contracts.”

A unit agreement also may serve as the governing document for a security included in a unit. For example, a non-prepaid purchase contract that is part of a unit may be issued under and governed by the relevant unit agreement.

Modification

We and the unit agent may amend the terms of any unit agreement and the units without the consent of the holders to cure any ambiguity, to correct any inconsistent provision, or in any other manner we deem necessary or desirable and which will not affect adversely the interests of the holders. In addition, we may amend the unit agreement and the terms of the units with the consent of the holders of a majority of the outstanding unexpired units affected. However, any modification to the units that materially and adversely affects the rights of the holders of the units, or reduces the percentage of outstanding units required to modify or amend the unit agreement or the terms of the units, requires the consent of the affected holders.

Enforceability of Rights of Unitholders; No Trust Indenture Act Protection

The unit agent will act solely as our agent and will not assume any obligation or relationship of agency or trust with the holders of the units. Except as described below, any record holder of a unit, without anyone else’s consent, may enforce his or her rights as holder under any security included in the unit, in accordance with the terms of the included security and the indenture, warrant agreement, unit agreement, or purchase contract under which that security is issued. We describe these terms in other sections of this prospectus relating to debt securities, warrants, and purchase contracts.

Notwithstanding the foregoing, a unit agreement may limit or otherwise affect the ability of a holder of units issued under that agreement to enforce his or her rights, including any right to bring legal action, with respect to those units or any included securities, other than debt securities. We will describe any limitations of this kind in the applicable prospectus supplement.

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee under the Trust Indenture Act of 1939. Therefore, holders of units issued under a unit agreement will not have the protection of the Trust Indenture Act of 1939 with respect to their units.

Unsecured Obligations

The units are our unsecured contractual obligations. Claims of holders of our units generally will have a junior position to claims of creditors of our subsidiaries including, in the case of our banking subsidiaries, their depositors.

DESCRIPTION OF PREFERRED STOCK

General

Under our Amended and Restated Certificate of Incorporation, we have authority to issue 100,000,000 shares of preferred stock, par value $.01 per share. We may issued preferred stock in one or more series, each with the preferences, designations, limitations, conversion rights, and other rights as we may determine. We have authorized and issued:

(a) 35,045 shares of 7% Cumulative Redeemable Preferred Stock, Series B (the “Series B Preferred Stock”), 7,739 shares of which were issued and outstanding at March 31, 2006;

(b) 690,000 shares of 6.75% Perpetual Preferred Stock (the “6.75% Perpetual Preferred Stock”), 382,450 shares of which were issued and outstanding at March 31, 2006; and

(c) 805,000 shares of Fixed/Adjustable Rate Cumulative Preferred Stock (the “Fixed/Adjustable Rate Cumulative Preferred Stock”), 700,000 shares of which were issued and outstanding at March 31, 2006.

The Preferred Stock

General. Any preferred stock sold under this prospectus will have the general dividend, voting, and liquidation preference rights stated below unless we specify otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a series of preferred stock will describe the specific terms of those shares, including, where applicable:

•	the title and stated value of the preferred stock;

•	the aggregate number of shares of preferred stock offered;

•	the offering price or prices of the preferred stock;

•	the dividend rate or rates or method of calculation, the dividend period, and the dates dividends will be payable;

•	whether dividends are cumulative or noncumulative, and, if cumulative, the date the dividends will begin to cumulate;

•	the dividend and liquidation preference rights of the preferred stock relative to any existing or future series of our preferred stock;

•	the dates the preferred stock become subject to redemption at our option, and any redemption terms;

•	any redemption or sinking fund provisions;

•	whether the preferred stock will be issued in other than book-entry form;

•	whether the preferred stock will be listed on any securities exchange;

•	any rights on the part of the stockholder or us to convert the preferred stock into shares of our common stock or any other security; and

•	any additional voting, liquidation, preemptive, and other rights, preferences, privileges, limitations, and restrictions.

Dividends. The holders of our preferred stock will be entitled to receive when, as, and if declared by our board of directors, cash dividends at those rates as will be fixed by our board of directors, subject to the terms of our Amended and Restated Certificate of Incorporation. All dividends will be paid out of funds that are legally available for this purpose. Unless we specify otherwise in the applicable prospectus supplement, whenever dividends on any non-voting preferred stock are in arrears for six quarterly dividend periods (whether or not consecutive), holders of the non-voting preferred stock will have the right to elect two additional directors to serve on our board of directors, and these two additional directors will continue to serve until the dividend arrearage is eliminated.

Voting. The holders of our preferred stock will have no voting rights except:

•	each share of Series B Preferred Stock is entitled to one vote per share;

•	as required by applicable law; or

•	as specifically approved by us for that particular series.

Liquidation Preference. In the event of our voluntary or involuntary dissolution, liquidation, or winding up, the holders of any series of our preferred stock will be entitled to receive, after distributions to holders of any series or class of our capital stock ranking superior, an amount equal to the stated or liquidation value of the shares of the series plus an amount equal to accrued and unpaid dividends. If the assets and funds to be distributed among the holders of our preferred stock will be insufficient to permit full payment to the holders, then the holders of our preferred stock will share ratably in any distribution of our assets in proportion to the amounts that they otherwise would receive on their shares of our preferred stock if the shares were paid in full.

Authorized Classes of Preferred Stock

The following summary of our Series B Preferred Stock, 6.75% Perpetual Preferred Stock, and Fixed/Adjustable Rate Cumulative Preferred Stock is qualified in its entirety by reference to the description of these securities contained in our Certificate of Incorporation and the respective certificate of designation for each series.

Series B Preferred Stock

Preferential Rights. The Series B Preferred Stock ranks senior to our common stock and ranks equally with our 6.75% Perpetual Preferred Stock and Fixed/Adjustable Rate Cumulative Preferred Stock as to dividends and distributions on liquidation. Series B Preferred Stock is not convertible into or exchangeable for any shares of our common stock or any other class of capital stock. We may issue stock with preferences superior or equal to the Series B Preferred Stock without the consent of the holders of the Series B Preferred Stock.

Dividends. Holders of shares of Series B Preferred Stock are entitled to receive, when and as declared by our board of directors, cumulative cash dividends at an annual dividend rate per share of 7.00% of the stated value per share of Series B Preferred Stock. The stated value per share of the Series B Preferred Stock is $100. Dividends are payable quarterly. We cannot declare or pay cash dividends on any shares of our common stock unless full cumulative dividends on the Series B Preferred Stock have been paid or declared and funds sufficient for the payment have been set apart.

Voting Rights. Each share of Series B Preferred Stock has equal voting rights, share for share, with each share of our common stock.

Distributions. In the event of our voluntary or involuntary dissolution, liquidation, or winding up, the holders of the Series B Preferred Stock are entitled to receive, after payment of the full liquidation preference on shares of any class of our preferred stock ranking superior to the Series B Preferred Stock, but before any distribution on shares of our common stock, liquidating dividends of $100 per share plus accumulated dividends.

Redemption. Shares of Series B Preferred Stock are redeemable, in whole or in part, at the option of the holders, at the redemption price of $100 per share plus accumulated dividends, provided that (1) full cumulative dividends have been paid, or declared, and funds sufficient for payment set apart, upon any class or series of our preferred stock ranking superior to the Series B Preferred Stock; and (2) we are not then in default or in arrears on any sinking fund or analogous fund or call for tenders obligation or agreement for the purchase of any class or series of our preferred stock ranking superior to the Series B Preferred Stock.

6.75% Perpetual Preferred Stock

Preferential Rights. The 6.75% Perpetual Preferred Stock ranks senior to our common stock and ranks equally with our Series B Preferred Stock and Fixed/Adjustable Rate Cumulative Preferred Stock as to dividends and distributions on liquidation.

Dividends. Holders of shares of 6.75% Perpetual Preferred Stock are entitled to receive dividends at the rate of 6.75% per annum, payable quarterly, before we may declare or pay any dividend on our common stock or our junior preferred stock. The dividends on the 6.75% Perpetual Preferred Stock are cumulative. If the Internal Revenue Code of 1986, as amended, referred to as the “Internal Revenue Code,” is amended to reduce the percentage of the dividend payable on preferred stock that may be deducted by corporate stockholders (the “Dividends Received Deduction”), which currently is 70%, we will increase the amount of dividends payable on the 6.75% Perpetual Preferred Stock for dividend payments made on or after the date of enactment of that amendment.

Voting Rights. Holders of the 6.75% Perpetual Preferred Stock have no voting rights, except as required by law and to the extent the consent of the holders of the 6.75% Perpetual Preferred Stock at the time outstanding is necessary to authorize, effect, or validate any amendment, alteration, or repeal of any provision of our Amended and Restated Certificate of Incorporation or to create any series of stock with dividend rights or liquidation preferences ranking greater than the 6.75% Perpetual Preferred Stock. If any quarterly dividend payable on the 6.75% Perpetual Preferred Stock is in arrears for six full quarterly dividend periods or more, the holders of the 6.75% Perpetual Preferred Stock will be entitled to vote together as a group, to the exclusion of the holders of any other series of preferred stock or our common stock, at our next annual meeting of stockholders for the election of directors and at each subsequent meeting of stockholders for the election of directors, until all dividends in arrears have been paid or declared and set apart for payment, for two directors. Each director elected by the holders of the 6.75% Perpetual Preferred Stock shall continue to serve as a director until the dividend arrearage is eliminated.

Distributions. In the event of our voluntary or involuntary dissolution, liquidation, or winding up, holders of the 6.75% Perpetual Preferred Stock are entitled to receive out of assets available for distribution to stockholders an amount equal to $250 per share plus an amount equal to accrued and unpaid dividends up to and including the date of distribution, and no more, before any distribution will be made to the holders of any class of our stock ranking junior to the 6.75% Perpetual Preferred Stock as to the distribution of assets. In determining whether payment of a distribution must be made to the holders of the 6.75% Perpetual Preferred Stock, any merger, consolidation, or purchase or sale of assets by us will not be deemed a dissolution, liquidation, or winding up of such affairs. Shares of 6.75% Perpetual Preferred Stock are not subject to a sinking fund.

Redemption. We may redeem the 6.75% Perpetual Preferred Stock, in whole or in part, at our option, on and after April 15, 2006, at $250 per share, plus accrued and unpaid dividends, if any.

So long as any shares of 6.75% Perpetual Preferred Stock are outstanding, we may not redeem any shares of our common stock or any other class of our preferred stock ranking junior to or on a parity with the 6.75% Perpetual Preferred Stock, unless we have paid full cumulative dividends on all outstanding shares of the 6.75% Perpetual Preferred Stock for all past dividend payment periods. Further, if any dividends on the 6.75% Perpetual Preferred Stock are in arrears, we may not redeem any shares of the 6.75% Perpetual Preferred Stock, unless we simultaneously redeem all outstanding shares of the 6.75% Perpetual Preferred Stock, except pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of the 6.75% Perpetual Preferred Stock.

Fixed/Adjustable Rate Cumulative Preferred Stock

Preferential Rights. The Fixed/Adjustable Rate Cumulative Preferred Stock ranks senior to our common stock and ranks equally with our Series B Preferred Stock and 6.75% Perpetual Preferred Stock as to dividends and distributions on liquidation.

Dividends. Holders of shares of the Fixed/Adjustable Rate Cumulative Preferred Stock are entitled to receive dividends at a rate per annum equal to 0.50% plus the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate, and the Thirty Year Constant Maturity Rate, as each term is defined in the certificate of designation establishing the Fixed/Adjustable Rate Cumulative Preferred Stock, computed on the basis of the issue price of the Fixed/Adjustable Rate Cumulative Preferred Stock of $250 per share, payable quarterly out of the funds legally available for the payment of dividends, before we may declare or pay any dividend on our common stock or junior preferred stock. The applicable rate per annum for any dividend period beginning on or after April 1, 2006 will not be less than 7.00% nor greater than 13.00%.

The dividends on the Fixed/Adjustable Rate Cumulative Preferred Stock are cumulative. If the Internal Revenue Code is amended to reduce the Dividends Received Deduction, we will increase the amount of dividends that will be payable on the Fixed/Adjustable Rate Cumulative Preferred Stock for dividend payments made on or after the date of enactment of that amendment.

Voting Rights. Holders of the Fixed/Adjustable Rate Cumulative Preferred Stock have no voting rights, except as required by law and to the extent the consent of the holders of the Fixed/Adjustable Rate Cumulative Preferred Stock at the time outstanding is necessary to authorize, effect, or validate any amendment, alteration, or repeal of any provision of our Amended and Restated Certificate of Incorporation or to create any series of stock with dividend rights or liquidation preferences ranking greater than the Fixed/Adjustable Rate Cumulative Preferred Stock. If any quarterly dividend payable on the Fixed/Adjustable Rate Cumulative Preferred Stock is in arrears for six full quarterly dividend periods or more, the holders of the Fixed/Adjustable Rate Cumulative Preferred Stock will be entitled to vote together as a group, to the exclusion of the holders of any other preferred stock or our common stock, at our next annual meeting of stockholders for the election of directors and at each subsequent meeting of stockholders for the election of directors, until all dividends in arrears have been paid or declared and set apart for payment, for two directors. Each director elected by the holders of the Fixed/Adjustable Rate Cumulative Preferred Stock shall continue to serve as a director until the dividend arrearage is eliminated.

Distributions. In the event of our voluntary or involuntary dissolution, liquidation, or winding up, holders of the Fixed/Adjustable Rate Cumulative Preferred Stock are entitled to receive out of assets available for distribution to stockholders an amount equal to $250 per share plus an amount equal to accrued and unpaid dividends up to and including the date of distribution, and no more, before any distribution will be made to the holders of any class of our stock ranking junior to the Fixed/Adjustable Rate Cumulative Preferred Stock as to the distribution of assets. In determining whether payment of a distribution must be made to the holders of the Fixed/Adjustable Rate Cumulative Preferred Stock, any merger, consolidation, or purchase or sale of assets by us will not be deemed a dissolution, liquidation, or winding up of such affairs. Shares of Fixed/Adjustable Rate Cumulative Preferred Stock are not subject to a sinking fund.

Redemption. We may redeem the Fixed/Adjustable Rate Cumulative Preferred Stock, in whole or in part, at our option, on and after April 1, 2006, at $250 per share, plus accrued and unpaid dividends, if any.

So long as any shares of Fixed/Adjustable Rate Cumulative Preferred Stock are outstanding, we may not redeem any shares of Fixed/Adjustable Rate Cumulative Preferred Stock, our common stock, or any other class of our preferred stock ranking junior to or on a parity with the Fixed/Adjustable Rate Cumulative Preferred Stock, unless we have paid full cumulative dividends on all outstanding shares of Fixed/Adjustable Rate Cumulative Preferred Stock for all past dividend payment periods. Further, if any dividends on the Fixed/Adjustable Rate Cumulative Preferred

Stock are in arrears, we may not redeem any shares of Fixed/Adjustable Rate Cumulative Preferred Stock, unless we simultaneously redeem all outstanding shares of Fixed/Adjustable Rate Cumulative Preferred Stock, except pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Fixed/Adjustable Rate Cumulative Preferred Stock.

DESCRIPTION OF DEPOSITARY SHARES

General

We may offer depositary receipts evidencing depositary shares, each of which will represent a fractional interest in shares of preferred stock, rather than full shares of these securities. We will deposit shares of preferred stock of each series represented by depositary shares under a deposit agreement between us and a U.S. bank or trust company that we will select (the “depository”).

This section describes some of the general terms and provisions applicable to all depositary shares. We will describe the specific terms of a series of depositary shares and the deposit agreement in the applicable prospectus supplement. The following description and any description of the depositary shares in the applicable prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable deposit agreement and depositary receipts. Forms of the deposit agreement and depositary receipts reflecting the particular terms and provisions of a series of offered depositary shares will be filed with the SEC in connection with the offering and incorporated by reference in the registration statement and this prospectus. See “Where You Can Find More Information” below for information on how to obtain copies of any deposit agreements and depositary receipts.

Terms of the Depositary Shares

Depositary receipts issued under the deposit agreement will evidence the depositary shares. Depositary receipts will be distributed to those persons purchasing depositary shares representing fractional shares of preferred stock in accordance with the terms of the offering. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the fractional interest of a share of preferred stock represented by the applicable depositary share, to all the rights and preferences of the preferred stock being represented, including dividend, voting, redemption, conversion, and liquidation rights, all as will be set forth in the applicable prospectus supplement relating to the depositary shares being offered.

Pending the preparation of definitive depositary receipts, the depository, upon our written order, may issue temporary depositary receipts. The temporary depositary receipts will be substantially identical to, and will have all the rights of, the definitive depositary receipts, but will not be in definitive form. Definitive depositary receipts will be prepared thereafter and temporary depositary receipts will be exchanged for definitive depositary receipts at our expense.

Withdrawal of Preferred Stock

Unless the depositary shares have been called for redemption, a holder of depositary shares may surrender his or her depositary receipts at the principal office of the depository, pay any charges, and comply with any other terms as provided in the deposit agreement for the number of shares of preferred stock underlying the depositary shares. A holder of depositary shares who withdraws shares of preferred stock will be entitled to receive whole shares of preferred stock on the basis set forth in the applicable prospectus supplement relating to the depositary shares being offered.

However, unless we specify otherwise in the applicable prospectus supplement, holders of whole shares of preferred stock will not be entitled to deposit those shares under the deposit agreement or to receive depositary receipts for those shares after the withdrawal. If the depositary shares surrendered by the holder in connection with the withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the depository will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Dividends and Other Distributions

The depository will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares relating to that preferred stock in proportion to the number of depositary shares owned by those holders. However, the depository will distribute only the amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. Any balance that is not distributed will be added to and treated as part of the next sum received by the depository for distribution to record holders.

If there is a distribution other than in cash, the depository will distribute property it receives to the record holders of depositary shares who are entitled to that property. However, if the depository determines that it is not feasible to make this distribution of property, the depository, with our approval, may sell that property and distribute the net proceeds to the holders of the depositary shares.

Redemption of Depositary Shares

If a series of preferred stock which relates to depositary shares is redeemed, the depositary shares will be redeemed from the proceeds received by the depository from the redemption, in whole or in part, of that series of preferred stock. Unless we specify otherwise in the applicable prospectus supplement, the depository will mail notice of redemption at least 30 and not more than 45 calendar days before the date fixed for redemption to the record holders of the depositary shares to be redeemed at their addresses appearing in the depository’s books. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable on that series of the preferred stock.

Whenever we redeem preferred stock held by the depository, the depository will redeem as of the same redemption date the number of depositary shares representing the preferred stock redeemed. If less than all of the depositary shares are redeemed, the depositary shares redeemed will be selected by lot or pro rata or by any other equitable method as the depository may decide.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding. At that time, all rights of the holder of the depositary shares will cease, except the right to receive any money or other property they become entitled to receive upon surrender to the depository of the depositary receipts.

Voting the Deposited Preferred Stock

Any voting rights of holders of the depositary shares are directly dependent on the voting rights of the underlying preferred stock, which customarily have limited voting rights. Upon receipt of notice of any meeting at which the holders of the preferred stock held by the depository are entitled to vote, the depository will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the preferred stock. Each record holder of depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depository as to the exercise of the voting rights pertaining to the amount of preferred stock underlying the holder’s depositary shares. The depository will endeavor, insofar as practicable, to vote the amount of preferred stock underlying the depositary shares in accordance with these instructions. We will agree to take all action which may be deemed necessary by the depository to enable the depository to do so. The depository will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depository. However, any amendment which materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless the amendment has been approved by the record holders of at least a majority of the depositary shares then outstanding. Either we or the depository may terminate a deposit agreement if all of the outstanding depositary shares have been redeemed or if there has been a final distribution in respect of our preferred stock in connection with our liquidation, dissolution, or winding up.

Charges of Depository

We will pay all transfer and other taxes, assessments, and governmental charges arising solely from the existence of the depository arrangements. We will pay the fees of the depository in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer and other taxes, assessments, and governmental charges and any other charges as are expressly provided in the deposit agreement to be for their accounts. The depository may refuse to effect any transfer of a depositary receipt or any withdrawals of preferred stock evidenced by a depositary receipt until all taxes, assessments, and governmental charges with respect to the depositary receipt or preferred stock are paid by their holders.

Miscellaneous

The depository will forward to the holders of depositary shares all of our reports and communications which are delivered to the depository and which we are required to furnish to the holders of our preferred stock.

Neither we nor the depository will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. All of our obligations as well as the depository’s obligations under the deposit agreement are limited to performance in good faith of our respective duties set forth in the deposit agreement, and neither of us will be obligated to prosecute or defend any legal proceeding relating to any depositary shares or preferred stock unless provided with satisfactory indemnity. We, and the depository, may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares, or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depository

The depository may resign at any time by delivering to us notice of its election to do so, and we may remove the depository at any time. Any resignation or removal will take effect only upon the appointment of a successor depository and the successor depository’s acceptance of the appointment. Any successor depository must be a U.S. bank or trust company.

DESCRIPTION OF COMMON STOCK

The following summary of our common stock is qualified in its entirety by reference to the description of the common stock incorporated by reference in this prospectus.

General

We are authorized to issue 7,500,000,000 shares of common stock, par value $.01 per share, of which approximately 4.6 billion shares were outstanding on March 31, 2006. Our common stock trades on the New York Stock Exchange and on the Pacific Exchange under the symbol “BAC.” Our common stock also is listed on the London Stock Exchange, and certain shares are listed on the Tokyo Stock Exchange. As of March 31, 2006, approximately 556 million shares were reserved for issuance in connection with our various employee and director benefit plans, the conversion of our outstanding convertible securities, and for other purposes. After taking into account the reserved shares, there were approximately 2.3 billion authorized shares of our common stock available for issuance as of March 31, 2006.

Voting and Other Rights

Holders of our common stock are entitled to one vote per share. There are no cumulative voting rights. In general, a majority of votes cast on a matter is sufficient to take action upon routine matters, including the election of directors. However, (1) amendments to our Amended and Restated Certificate of Incorporation must be approved by the affirmative vote of the holders of a majority of the outstanding shares of each class entitled to vote thereon as a class, and (2) a merger, dissolution, or the sale of all or substantially all of our assets must be approved by the affirmative vote of the holders of a majority of the voting power of the then outstanding voting shares.

In the event of our liquidation, holders of our common stock will be entitled to receive pro rata any assets legally available for distribution to stockholders, subject to any prior rights of any preferred stock then outstanding.

Our common stock does not have any preemptive rights, redemption privileges, sinking fund privileges, or conversion rights. All the outstanding shares of our common stock are, and upon proper conversion of any preferred stock, all of the shares of our common stock into which those shares are converted will be, validly issued, fully paid, and nonassessable.

Computershare Trust Company, N.A. is the transfer agent and registrar for our common stock.

Dividends

Subject to the preferential rights of any holders of any outstanding series of preferred stock, the holders of our common stock are entitled to receive dividends or distributions, whether payable in cash or otherwise, as our board of directors may declare out of funds legally available for payments. Stock dividends, if any are declared, may be paid from our authorized but unissued shares.

REGISTRATION AND SETTLEMENT

Unless we specify otherwise in the applicable prospectus supplement, we will issue the securities in registered, and not bearer, form. This means that our obligation runs to the holder of the security named on the face of the security. Each debt security, warrant, purchase contract, unit, share of preferred stock, and depositary share issued in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities.

We refer to those persons who have securities registered in their own names, on the books that we or the trustee, warrant agent, or other agent maintain for this purpose, as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in global, or book-entry, form or in street name will be indirect owners.

Book-Entry Only Issuance

Unless we specify otherwise in the applicable prospectus supplement, we will issue each security other than our common stock in global, or book-entry, form. This means that we will not issue actual notes or certificates to investors. Instead, we will issue global securities in registered form representing the entire issuance of securities. Each global security will be registered in the name of a financial institution or clearing system that holds the global security as depository on behalf of other financial institutions that participate in that depository’s book-entry system. These participating institutions, in turn, hold beneficial interests in the global securities on behalf of themselves or their customers.

Because securities issued in global form are registered in the name of the depository, we will recognize only the depository as the holder of the securities. This means that we will make all payments on the securities, including deliveries of any property other than cash, to the depository. The depository passes along the payments it receives from us to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depository and its participants are not obligated to pass these payments along under the terms of the securities. Instead, they do so under agreements they have made with one another or with their customers.

As a result, investors will not own securities issued in book-entry form directly. Instead, they will own beneficial interests in a global security, through a bank, broker, or other financial institution that participates in the depository’s book-entry system or holds an interest through a participant in the depository’s book-entry system. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities. The depository will not have knowledge of the actual beneficial owners of the securities.

Certificates in Registered Form

In the future, we may cancel a global security or we may issue securities initially in non-global, or certificated, form. We do not expect to exchange global securities for actual notes or certificates registered in the names of the beneficial owners of the global securities representing the securities unless:

•

the depository notifies us that it is unwilling or unable to continue as depository for the global securities, or we become aware that the depository has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, and in any case we fail to appoint a successor to the depository within 60 calendar days; or

•	we, in our sole discretion, determine that the global securities will be exchangeable for certificated securities.

Street Name Owners

When we issue actual notes or certificates registered in the names of the beneficial owners, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker, or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account that he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers, and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of the trustee under any indenture and the obligations, if any, of any warrant agents, unit agents, depository for depositary shares, and any other third parties employed by us, the trustee, or any of those agents, run only to the holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, who hold the securities in street name, or who hold the securities by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form. For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depository participants or customers or by law, to pass it along to the indirect owners, but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose, such as to amend the indenture for a series of debt securities or the warrant agreement for a series of warrants or the unit agreement for a series of units or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.

When we refer to “you” in this prospectus, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners

If you hold securities through a bank, broker, or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles payments on your securities and notices;

•	whether you can provide contact information to the registrar to receive copies of notices directly;

•	whether it imposes fees or charges;

•

whether and how you can instruct it to exercise any rights to purchase or sell warrant property under a warrant or purchase contract property under a purchase contract or to exchange or convert a security for or into other property;

•	how it would handle a request for the holders’ consent, if required;

•	whether and how you can instruct it to send you the securities registered in your own name so you can be a holder, if that is permitted at any time;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depository’s rules and procedures will affect these matters.

Depositories for Global Securities

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we will select. A financial institution or clearing system that we select for this purpose is called the “depository” for that security. A security usually will have only one depository, but it may have more.

Each series of securities will have one or more of the following as the depositories:

•	The Depository Trust Company, New York, New York, which is known as “DTC”;

•	a financial institution holding the securities on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear system, which is known as “Euroclear”;

•	a financial institution holding the securities on behalf of Clearstream Banking, société anonyme, Luxembourg, which is known as “Clearstream, Luxembourg”; and

•	any other clearing system or financial institution that we identify in the applicable prospectus supplement.

The depositories named above also may be participants in one another’s systems. For example, if DTC is the depository for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, Luxembourg as DTC participants.

We will name the depository or depositories for your securities in the applicable prospectus supplement. If no depository is named, the depository will be DTC.

The Depository Trust Company

The following is based on information furnished to us by DTC:

DTC will act as securities depository for the securities. The securities will be issued as fully-registered securities registered in the name of Cede & Co., which is DTC’s partnership nominee, or any other name as may be requested by an authorized representative of DTC. Generally, one fully registered global security will be issued for each issue of the securities, each in the aggregate principal amount of the issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of the issue.

DTC, the world’s largest depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York

Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over two million issues of U.S. and non-U.S. equity, corporate, and municipal debt issues, and money market instruments from over 85 countries that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of certificates representing securities. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, also subsidiaries of DTCC, as well as by The New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (“indirect participants”). The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Purchases of the securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The beneficial interest of each actual purchaser of each security is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. A beneficial owner, however, is expected to receive written confirmations providing details of the transaction, as well as periodic statements of its holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of beneficial ownership interests in the securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their beneficial ownership interests in the securities, except if the use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of securities may wish to take certain steps to ensure timely transmission to them of notices of significant events with respect to the securities, such as redemptions, tenders, defaults, and proposed amendments to the documents under which the securities are issued. For example, a beneficial owner of securities may wish to ascertain that the direct or indirect participant holding the securities for its benefit has agreed to obtain and transmit notices to beneficial owners.

None of DTC, Cede & Co., or any other DTC nominee will consent or vote with respect to the securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the regular record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the securities are credited on the regular record date. These participants are identified in a listing attached to the omnibus proxy.

We will make dividend payments or any payments of principal, any premium, interest, or other amounts on the securities in immediately available funds directly to Cede & Co., or any other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us, on the applicable payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name. These payments will be the responsibility of these participants and not of DTC or its nominee, us, the trustee, or any other agent or party, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of dividends or principal and any premium or interest to Cede & Co., or any other nominee as may be requested by an authorized representative of DTC, is our responsibility. Disbursement of the payments to direct participants is the responsibility of DTC, and disbursement of the payments to the beneficial owners is the responsibility of the direct or indirect participants.

We will send any redemption notices to DTC. If less than all of the securities of a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the issue to be redeemed.

A beneficial owner must give any required notice of its election to have its securities repurchased through the participant through which it holds its beneficial interest in the security to the applicable trustee or tender agent. The beneficial owner shall effect delivery of its securities by causing the direct participant to transfer its interest in the securities on DTC’s records. The requirement for physical delivery of securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the securities are transferred by the direct participant on DTC’s records and followed by a book-entry credit of tendered securities to the applicable trustee or agent’s DTC account.

DTC may discontinue providing its services as depository for the securities at any time by giving us reasonable notice. If this occurs, and if a successor securities depository is not obtained, we will print and deliver certificated securities.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

Clearstream, Luxembourg and Euroclear

Euroclear and Clearstream, Luxembourg are securities clearance systems in Europe that clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment. Clearstream, Luxembourg is incorporated under the laws of Luxembourg. Euroclear is incorporated under the laws of Belgium.

Euroclear and Clearstream, Luxembourg may be depositories for a global security sold or traded outside the United States. In addition, if DTC is the depository for a global security,

Euroclear and Clearstream, Luxembourg may hold interests in the global security as participants in DTC. As long as any global security is held by Euroclear or Clearstream, Luxembourg as depository, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream, Luxembourg. If Euroclear or Clearstream, Luxembourg is the depository for a global security and there is no depository in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

Payments, deliveries, transfers, exchanges, notices, and other matters relating to the securities made through Euroclear or Clearstream, Luxembourg must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, Luxembourg, on one hand, and participants in DTC, on the other hand, when DTC is the depository, also would be subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream, Luxembourg payments, deliveries, transfers, exchanges, notices, and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States. In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream, Luxembourg may need to make special arrangements to finance any purchases or sales of their interests between the United States and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

Special Considerations for Global Securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depository and those of the investor’s financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, Luxembourg, if DTC is the depository), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities. Instead, we deal only with the depository that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in his or her own name, and cannot obtain physical certificates for his or her interest in the securities, except in the special situations described above;

•

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under “—Legal Holders”;

•	an investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in certificated form;

•

an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•

the depository’s policies will govern payments, deliveries, transfers, exchanges, notices, and other matters relating to an investor’s interest in a global security, and those policies may change from time to time;

•	we, the trustee, any warrant agents, and any unit or other agents will not be responsible for any aspect of the depository’s policies, actions, or records of ownership interests in a global security;

•	we, the trustee, any warrant agents, and any unit or other agents do not supervise the depository in any way;

•

the depository will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•

financial institutions that participate in the depository’s book-entry system and through which an investor holds his or her interest in the global securities, directly or indirectly, also may have their own policies affecting payments, deliveries, transfers, exchanges, notices, and other matters relating to the securities. Those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, Luxembourg, when DTC is the depository, Euroclear or Clearstream, Luxembourg, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Registration, Transfer, and Payment of Certificated Securities

If we ever issue securities in certificated form, those securities may be presented for registration of transfer at the office of the registrar or at the office of any transfer agent we designate and maintain. The registrar or transfer agent will make the transfer or registration only if it is satisfied with the documents of title and identity of the person making the request. There will not be a service charge for any exchange or registration of transfer of the securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange. At any time we may change transfer agents or approve a change in the location through which any transfer agent acts. We also may designate additional transfer agents for any securities at any time.

We will not be required to issue, exchange, or register the transfer of any security to be redeemed for a period of 15 calendar days before the selection of the securities to be redeemed. In addition, we will not be required to exchange or register the transfer of any security that was selected, called, or is being called for redemption, except the unredeemed portion of any security being redeemed in part.

We will pay amounts payable on any certificated securities at the offices of the paying agents we may designate from time to time.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations of the acquisition, ownership, and disposition of certain of the debt securities, preferred stock, depositary shares representing fractional interests in preferred stock, and common stock that we are offering. The following discussion is not exhaustive of all possible tax considerations. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated under the Code by the U.S. Treasury Department (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the Internal Revenue Service (the “IRS”), and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular holder in light of its investment or tax circumstances or to holders subject to special tax rules, such as: partnerships, subchapter S corporations, or other pass-through entities, banks, financial institutions, tax-exempt entities, insurance companies, regulated investment companies, real estate investment trusts, trusts and estates, dealers in securities or currencies, traders in securities that have elected to use the mark-to-market method of accounting for their securities, persons holding the debt securities, preferred stock, depositary shares, or common stock as part of an integrated investment, including a “straddle,” “hedge,” “constructive sale,” or “conversion transaction,” persons (other than Non-U.S. Holders) whose functional currency for tax purposes is not the U.S. dollar, and persons subject to the alternative minimum tax provisions of the Code. This summary does not include any description of the tax laws of any state or local governments, or of any foreign government, that may be applicable to a particular holder. This summary also may not apply to all forms of debt securities, preferred stock, depositary shares, or common stock that we may issue. If the tax consequences associated with a particular form of debt security, preferred stock, common stock, or depositary share are different than those described below, they will be described in the applicable prospectus supplement.

This summary is directed solely to holders that, except as otherwise specifically noted, will purchase the debt securities, preferred stock, depositary shares, or common stock offered in this prospectus upon original issuance and will hold such securities as capital assets within the meaning of Section 1221 of the Code, which generally means as property held for investment.

You should consult your own tax advisor concerning the U.S. federal income and estate tax consequences to you of acquiring, owning, and disposing of these securities, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

As used in this prospectus, the term “U.S. Holder” means a beneficial owner of the debt securities, preferred stock, depositary shares, or common stock offered in this prospectus that is for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any state of the United States or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

any trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

Notwithstanding the preceding paragraph, to the extent provided in Treasury regulations, some trusts in existence on August 20, 1996, and treated as United States persons prior to that date, that elect to continue to be treated as United States persons also will be U.S. Holders. As used in this prospectus, the term “Non-U.S. Holder” is a holder that is not a U.S. Holder.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the debt securities, preferred stock, depositary shares, or common stock offered in this prospectus, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership and accordingly, this summary does not apply to partnerships. A partner of a partnership holding the debt securities, preferred stock, depositary shares, or common stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership, and disposition by the partnership of the debt securities, preferred stock, depositary shares, or common stock.

Taxation of Debt Securities

This subsection describes the material U.S. federal income tax consequences of the acquisition, ownership, and disposition of the debt securities offered in this prospectus, other than the debt securities described below under “—Convertible, Renewable, Extendible, Indexed, and Other Debt Securities,” which will be described in the applicable prospectus supplement. This subsection is directed solely to holders that, except as otherwise specifically noted, will purchase the debt securities offered in this prospectus upon original issuance at the issue price, as defined below.

Consequences to U.S. Holders

The following is a summary of the material U.S. federal income tax consequences that will apply to U.S. Holders of debt securities.

Payment of Interest. Except as described below in the case of interest on a debt security issued with original issue discount, as defined below under “—Consequences to U.S. Holders—Original Issue Discount,” interest on a debt security generally will be included in the income of a U.S. Holder as interest income at the time it is accrued or is received in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes and will be ordinary income.

Original Issue Discount. Some of our debt securities may be issued with original issue discount (“OID”). U.S. Holders of debt securities issued with OID, other than short-term debt securities with a maturity of one year or less from its date of issue, will be subject to special tax accounting rules, as described in greater detail below. For tax purposes, OID is the excess of the “stated redemption price at maturity” of a debt instrument over its “issue price.” The “stated redemption price at maturity” of a debt security is the sum of all payments required to be made on the debt security other than “qualified stated interest” payments, as defined below. The “issue price” of a debt security is generally the first offering price to the public at which a substantial amount of the issue was sold (ignoring sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers). The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer), or that is treated as constructively received, at least annually at a single fixed rate or, under certain circumstances, at a variable rate. If a debt security bears interest during any accrual period at a rate below the rate applicable for the remaining term of the debt security (for example, debt securities with teaser rates or interest holidays), then some or all of the stated interest may not be treated as qualified stated interest.

A U.S. Holder of a debt security with a maturity of more than one year from its date of issue that has been issued with OID (an “OID debt security”) is generally required to include any qualified stated interest payments in income as interest at the time it is accrued or is received in accordance with the U.S. Holder’s regular accounting method for tax purposes, as described above under “—Consequences to U.S. Holders—Payment of Interest.” A U.S. Holder of an OID debt security is generally required to include in income the sum of the daily accruals of the OID for the debt security for each day during the taxable year (or portion of the taxable year) in which the U.S. Holder held the OID debt security, regardless of such holder’s regular method of accounting. Thus, a U.S. Holder may be required to include OID in income in advance of the receipt of some or all of the related cash payments. The daily portion is determined by allocating the OID for each day of the accrual period. An accrual period may be of any length and the accrual periods may even vary in length over the term of the OID debt security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the first day of an accrual period or on the final day of an accrual period. The amount of OID allocable to an accrual period is equal to the excess of: (1) the product of the “adjusted issue price” of the OID debt security at the beginning of the accrual period and its yield to maturity (computed generally on a constant yield method and compounded at the end of each accrual period, taking into account the length of the particular accrual period) over (2) the amount of any qualified stated interest allocable to the accrual period. OID allocable to a final accrual period is the difference between the amount payable at maturity, other than a payment of qualified stated interest, and the adjusted issue price at the beginning of the final accrual period. Special rules will apply for calculating OID for an initial short accrual period. The “adjusted issue price” of an OID debt security at the beginning of any accrual period is the sum of the issue price of the OID debt security plus the amount of OID allocable to all prior accrual periods reduced by any payments received on the OID debt security that were not qualified stated interest. Under these rules, a U.S. Holder generally will have to include in income increasingly greater amounts of OID in successive accrual periods.

If the excess of the “stated redemption price at maturity” of a debt security over its “issue price” is less than 1/4 of 1% of the debt instrument’s stated redemption price at maturity multiplied by the number of complete years from its issue date to its maturity, or weighted average maturity in the case of debt securities with more than one principal payment (“de minimis OID”), the debt security is not treated as issued with OID. A U.S. Holder generally must include the de minimis OID in income at the time payments, other than qualified stated interest, on the debt securities are made in proportion to the amount paid (unless the U.S. Holder makes the election described below under “—Consequences to U.S. Holders—Election to Treat All Interest as Original Issue Discount”). Any amount of de minimis OID that is included in income in this manner will be treated as capital gain.

Additional rules applicable to debt securities with OID that are denominated in or determined by reference to a currency other than the U.S. dollar are described under “—Consequences to U.S. Holders—Non-U.S. Dollar Denominated Debt Securities” below.

Variable Rate Debt Securities. In the case of a debt security that is a variable rate debt security, special rules apply. In general, if a debt security qualifies for treatment as a “variable rate debt instrument” under Treasury regulations and provides for stated interest that is unconditionally payable at least annually at a variable rate that, subject to certain exceptions, is a single “qualified floating rate” or “objective rate,” each as defined below, all stated interest on the debt security is treated as qualified stated interest. In that case, both the debt security’s “yield to maturity” and “qualified stated interest” will be determined, solely for purposes of calculating the accrual of OID, if any, as though the debt security will bear interest in all periods throughout its term at a fixed rate generally equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of an objective rate (other than a “qualified inverse floating rate”), the rate that reflects the yield to maturity that is reasonably expected for the debt security. A U.S. Holder of a variable rate debt instrument would then recognize OID, if any, that is calculated based on the debt security’s assumed yield to maturity. If the interest actually accrued or paid during an accrual period exceeds or is less than the assumed fixed interest, the qualified stated interest or OID allocable to that period is increased or decreased under rules set forth in Treasury regulations. Special rules apply for determining the amount of OID for other variable rate debt instruments, such as instruments with more than one qualified floating rate or instruments with a single fixed rate and one or more qualified floating rates.

A debt security will qualify as a variable rate debt instrument if the debt security’s issue price does not exceed the total noncontingent principal payments by more than the lesser of: (i) .015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date, or (ii) 15% of the total noncontingent principal payments; and the debt security provides for stated interest, compounded or paid at least annually, only at one or more qualified floating rates, a single fixed rate and one or more qualified floating rates, a single objective rate, or a single fixed rate and a single objective rate that is a qualified inverse floating rate. Generally, a rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous fluctuations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. If a debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate. Generally, an objective rate is a rate that is determined using a single fixed formula that is based on objective financial or economic information such as one or more qualified floating rates. An objective rate is a qualified inverse floating rate if that rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate.

A variable rate debt security generally will not qualify for treatment as a “variable rate debt instrument” if, among other circumstances:

•

the variable rate of interest is subject to one or more minimum or maximum rate floors or ceilings or one or more governors limiting the amount of increase or decrease in each case which are not fixed throughout the term of the debt security and which are reasonably expected as of the issue date to cause the rate in some accrual periods to be significantly higher or lower than the overall expected return on the debt security determined without the floor, ceiling, or governor;

•

in the case of certain debt securities, it is reasonably expected that the average value of the variable rate during the first half of the term of the debt security will be either significantly less than or significantly greater than the average value of the rate during the final half of the term of the debt security; or

•

the value of the rate on any date during the term of the debt security is set earlier than three months prior to the first day on which that value is in effect or later than one year following that first day.

In these situations, as well as others, the debt security generally will be subject to taxation under rules applicable to contingent payment debt instruments. U.S. Holders should consult with their own tax advisors regarding the specific U.S. federal income tax considerations with respect to these debt securities.

Acquisition Premium. If a U.S. Holder purchases an OID debt security for an amount greater than its adjusted issue price (as determined above) at the purchase date and less than or equal to the sum of all amounts, other than qualified stated interest, payable on the OID debt security after the purchase date, the excess is “acquisition premium.” Under these rules, in general, the amount of OID which must be included in income for the debt security for any taxable year (or any portion of a taxable year in which the debt security is held) will be reduced (but not below zero) by the portion of the acquisition premium allocated to the period. The amount of acquisition premium allocated to each period is determined by multiplying the OID that otherwise would have been included in income by a fraction, the numerator of which is the excess of the cost over the adjusted issue price of the OID debt security and the denominator of which is the excess of the OID debt security’s stated redemption price at maturity over its adjusted issue price.

If a U.S. Holder purchases an OID debt security for an amount less than its adjusted issue price (as determined above) at the purchase date, any OID accruing with respect to that OID debt security will be required to be included in income and, to the extent of the difference between the purchase amount and the OID debt security’s adjusted issue price, the OID debt security will be treated as having “market discount.” See “—Consequences to U.S. Holders—Market Discount” below.

Amortizable Bond Premium. If a U.S. Holder purchases a debt security (including an OID debt security) for an amount in excess of the sum of all amounts payable on the debt security after the purchase date, other than qualified stated interest, such holder will be considered to have purchased such debt security with “amortizable bond premium” equal in amount to such excess. A U.S. Holder may elect to amortize such premium as an offset to interest income using a constant yield method over the remaining term of the debt security based on the U.S. Holder’s yield to maturity with respect to the debt security.

A U.S. Holder generally may use the amortizable bond premium allocable to an accrual period to offset interest required to be included in the U.S. Holder’s income under its regular method of accounting with respect to the debt security in that accrual period. If the amortizable bond premium allocable to an accrual period exceeds the amount of interest allocable to such accrual period, such excess would be allowed as a deduction for such accrual period, but only to the extent of the U.S. Holder’s prior interest inclusions on the debt security that have not been offset previously by bond premium. Any excess is generally carried forward and allocable to the next accrual period.

If a debt security may be redeemed by us prior to its maturity date, the amount of amortizable bond premium will be based on the amount payable at the applicable redemption date, but only if use of the redemption date (in lieu of the stated maturity date) results in a smaller amortizable bond premium for the period ending on the redemption date. In addition, special rules limit the amortization of bond premium in the case of convertible debt securities.

An election to amortize bond premium applies to all taxable debt obligations held by the U.S. Holder at the beginning of the first taxable year to which the election applies and thereafter acquired by the U.S. Holder and may be revoked only with the consent of the IRS. Generally, a holder may make an election to include in income its entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security over the amount paid for the debt security by such holder) in accordance with a constant yield method based on the compounding of interest, as discussed below under “—Consequences to U.S. Holders—Election to Treat All Interest as Original Issue Discount.” If a holder makes such an election for a debt security with amortizable bond premium, such election will result in a deemed election to amortize bond premium for all of the holder’s debt instruments with amortizable bond premium and may be revoked only with the permission of the IRS.

A U.S. Holder that elects to amortize bond premium will be required to reduce its tax basis in the debt security by the amount of the premium amortized during its holding period. OID debt securities purchased at a premium will not be subject to the OID rules described above.

If a U.S. Holder does not elect to amortize bond premium, the amount of bond premium will be included in its tax basis in the debt security. Therefore, if a U.S. Holder does not elect to amortize bond premium and it holds the debt security to maturity, the premium generally will be treated as capital loss when the debt security matures.

Market Discount. If a U.S. Holder purchases a debt security for an amount that is less than its stated redemption price at maturity, or, in the case of an OID debt security, its adjusted issue price, such holder will be considered to have purchased the debt security with “market discount.” Any payment, other than qualified stated interest, or any gain on the sale, exchange, retirement, or other disposition of a debt security with market discount generally will be treated as ordinary interest income to the extent of the market discount not previously included in income that accrued on the debt security during such holder’s holding period. In general, market discount is treated as accruing on a straight-line basis over the term of the debt security unless an election is made to accrue the market discount under a constant yield method. In addition, a U.S. Holder may be required to defer, until the maturity of the debt security or its earlier disposition in a taxable transaction, the deduction of a portion of the interest paid on any indebtedness incurred or maintained to purchase or carry the debt security in an amount not exceeding the accrued market discount on the debt security.

A U.S. Holder may elect to include market discount in income currently as it accrues (on either a straight-line or constant yield basis), in lieu of treating a portion of any gain realized on a sale, exchange, retirement, or other disposition of the debt security as ordinary income. If an election is made to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If a U.S. Holder makes such an election, it will apply to all market discount debt instruments acquired by such holder on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the IRS. U.S. Holders should consult with their own tax advisors before making this election.

If the difference between the stated redemption price at maturity of a debt security or, in the case of an OID debt security, its adjusted issue price, and the amount paid for the debt security is less than 1/4 of 1% of the debt instrument’s stated redemption price at maturity or, in the case of an OID debt security, its adjusted issue price, multiplied by the number of remaining complete years to the debt security’s maturity (“de minimis market discount”), the debt security is not treated as issued with market discount.

Generally, a holder may make an election to include in income its entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security over the amount paid for the debt security by such holder) in accordance with a constant yield method based on the compounding of interest, as discussed below under “—Consequences to U.S. Holders—Election to Treat All Interest as Original Issue Discount.” If a holder makes such an election for a debt security with market discount, the holder will be required to include market discount in income currently as it accrues on a constant yield basis for all market discount debt instruments acquired by such holder on or after the first day of the first taxable year to which the election applies, and such election may be revoked only with the permission of the IRS.

Election to Treat All Interest as Original Issue Discount. A U.S. Holder may elect to include in income all interest that accrues on a debt security using the constant-yield method applicable to OID described above, subject to certain limitations and exceptions. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium, each as described herein. If this election is made for a debt security, then, to apply the constant-yield method: (i) the issue price of the debt security will equal its cost, (ii) the issue date of the debt security will be the date it was acquired, and (iii) no payments on the debt security will be treated as payments of qualified stated interest. A U.S. Holder must make this election for the taxable year in which the debt security was acquired, and may not revoke the election without the consent of the IRS. U.S. Holders should consult with their own tax advisors before making this election.

Debt Securities That Trade “Flat.” We expect that certain debt securities will trade in the secondary market with accrued interest. However, we may issue debt securities with terms and conditions that would make it likely that such debt securities would trade “flat” in the secondary market, which means that upon a sale of a debt security a U.S. Holder would not be paid an amount that reflects the accrued but unpaid interest with respect to such debt security. Nevertheless, for U.S. federal income tax purposes, a portion of the sales proceeds equal to the interest accrued with respect to such debt security from the last interest payment date to the sale date must be treated as interest income rather than as an amount realized upon the sale. Accordingly, a U.S. Holder that sells such a debt security between interest payment dates would be required to recognize interest income and, in certain circumstances, would recognize a capital loss (the deductibility of which is subject to limitations) on the sale of the debt security. Concurrently, a U.S. Holder that purchases such a debt security between interest payment dates would not be required to include in income that portion of any interest payment received that is attributable to interest that accrued prior to the purchase. Such payment is treated as a return of capital which reduces the U.S. Holder’s remaining cost basis in the debt security. However, interest that accrues after the purchase date is included in income in the year received or accrued (depending on the U.S. Holder’s accounting method). U.S. Holders that purchase such debt securities between interest payment dates should consult their own tax advisors concerning such holder’s adjusted tax basis in the debt security and whether such debt securities should be treated as having been purchased with market discount, as described above.

Short-Term Debt Securities. Some of our debt securities may be issued with maturities of one year or less from the date of issue, which we refer to as short-term debt securities. Treasury regulations provide that no payments of interest on a short-term debt security are treated as qualified stated interest. Accordingly, in determining the amount of discount on a short-term debt security, all interest payments, including stated interest, are included in the short-term debt security’s stated redemption price at maturity.

In general, individual and certain other U.S. Holders using the cash basis method of tax accounting are not required to include accrued discount on short-term debt securities in income currently unless they elect to do so, but they may be required to include any stated interest in income as the interest is received. However, a cash basis U.S. Holder will be required to treat any gain realized on a sale, exchange, or retirement of the short-term debt security as ordinary income to the extent such gain does not exceed the discount accrued with respect to the short-term debt security, which will be determined on a straight-line basis unless the holder makes an election to accrue the discount under the constant-yield method, through the date of sale or retirement. In addition, a cash basis U.S. Holder that does not elect to currently include accrued discount in income will be not allowed to deduct any of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a short-term debt security (in an amount not exceeding the deferred income), but instead will be required to defer deductions for such interest until the deferred income is realized upon the maturity of the short-term debt security or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, a cash-basis U.S. Holder of a short-term debt security may elect to include accrued discount in income on a current basis. If this election is made, the limitation on the deductibility of interest described above will not apply.

A U.S. Holder using the accrual method of tax accounting and some cash basis holders (including banks, securities dealers, regulated investment companies, and certain trust funds) generally will be required to include accrued discount on a short-term debt security in income on a current basis, on either a straight-line basis or, at the election of the holder, under the constant-yield method based on daily compounding.

Regardless of whether a U.S. Holder is a cash-basis or accrual-basis holder, the holder of a short-term debt security may elect to include accrued “acquisition discount” with respect to the short-term debt security in income on a current basis. Acquisition discount is the excess of the remaining redemption amount of the short-term debt security at the time of acquisition over the purchase price. Acquisition discount will be treated as accruing on a straight-line basis or, at the election of the holder, under a constant yield method based on daily compounding. If a U.S. Holder elects to include accrued acquisition discount in income, the rules for including OID will not apply. In addition, the market discount rules described above will not apply to short-term debt securities.

Sale, Exchange, or Retirement of Debt Securities. Upon the sale, exchange, retirement, or other disposition of a debt security, a U.S. Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement, or other disposition (less an amount equal to any accrued interest not previously included in income if the debt security is disposed of between interest payment dates, which will be included in income as interest income for U.S. federal income tax purposes) and the U.S. Holder’s adjusted tax basis in the debt security. The amount realized by the U.S. Holder will include the amount of any cash and the fair market value of any other property received for the debt security. A U.S. Holder’s adjusted tax basis in a debt security generally will be the cost of the debt security to such U.S. Holder, increased by any OID, market discount, de minimis OID, de minimis market discount, or any discount with respect to a short-term debt security previously included in income with respect to the debt security, and decreased by the amount of any premium previously amortized to reduce interest on the debt security and the amount of any payment (other than a payment of qualified stated interest) received in respect of the debt security.

Except as discussed above with respect to market discount, or as described below with respect to Non-U.S. Dollar Denominated Debt Securities, gain or loss realized on the sale, exchange, retirement, or other disposition of a debt security generally will be capital gain or loss and will be long-term capital gain or loss if the debt security has been held for more than one year. Net long-term capital gain recognized by a non-corporate U.S. Holder before January 1, 2009 generally is subject to tax at a maximum rate of 15%. The ability of U.S. Holders to deduct capital losses is subject to limitations under the Code.

Reopenings. Treasury regulations provide specific rules regarding whether additional debt instruments issued in a reopening will be considered part of the same issue, with the same issue price and yield to maturity, as the original debt instruments for U.S. federal income tax purposes. Except as provided otherwise in an applicable prospectus supplement, we expect that additional debt securities issued by us in any reopening will be issued such that they will be considered part of the original issuance to which they relate.

Debt Securities Subject to Contingencies Including Optional Redemption. Certain of the debt securities may provide for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In addition, certain of the debt securities may contain provisions permitting them to be redeemed prior to their stated maturity at our option and/or at the option of the holder. Debt securities containing these features may be subject to rules that differ from the general rules discussed herein. U.S. Holders considering the purchase of debt securities with these features should carefully examine the applicable prospectus supplement and should consult their own tax advisors regarding the U.S. federal income tax consequences to a U.S. Holder of the ownership and disposition of such debt securities since the U.S. federal income tax consequences with respect to OID will depend, in part, on the particular terms and features of the debt securities.

Non-U.S. Dollar Denominated Debt Securities. Additional considerations apply to a U.S. Holder of a debt security payable in a currency other than U.S. dollars (“foreign currency”). We refer to these securities as Non-U.S. Dollar Denominated Debt Securities. In the case of payments of interest, U.S. Holders using the cash method of accounting for U.S. federal income tax purposes will be required to include in income the U.S. dollar value of the foreign currency payment on a Non-U.S. Dollar Denominated Debt Security (other than OID or market discount) when the payment of interest is received. The U.S. dollar value of the foreign currency payment is determined by translating the foreign currency received at the spot rate for such foreign currency on the date the payment is received, regardless of whether the payment is in fact converted to U.S. dollars at that time. The U.S. dollar value will be the U.S. Holder’s tax basis in the foreign currency received. A U.S. Holder will not recognize foreign currency exchange gain or loss with respect to the receipt of such payment.

U.S. Holders using the accrual method of accounting for U.S. federal income tax purposes will be required to include in income the U.S. dollar value of the amount of interest income that has accrued and is otherwise required to be taken into account with respect to a Non-U.S. Dollar Denominated Debt Security during an accrual period. The U.S. dollar value of the accrued income will be determined by translating the income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. A U.S. Holder may elect, however, to translate the accrued interest income using the exchange rate on the last day of the accrual period or, with respect to an accrual period that spans two taxable years, using the exchange rate on the last day of the taxable year. If the last day of an accrual period is within five business days of the date of receipt of the accrued interest, a U.S. Holder may translate the interest using the exchange rate on the date of receipt. The above election will apply to all other debt obligations held by the U.S. Holder and may not be changed without the consent of the IRS. U.S. Holders should consult their own tax advisors before making the above election. Upon receipt of an interest payment (including, upon the sale of the debt security, the receipt of proceeds which include amounts attributable to accrued interest previously included in income), the holder will recognize foreign currency exchange gain or loss in an amount equal to the difference between the U.S. dollar value of such payment (determined by translating the foreign currency received at the spot rate for such foreign currency on the date such payment is received) and the U.S. dollar value of the interest income previously included in income with respect to such payment. This gain or loss will be treated as ordinary income or loss.

OID on a debt security that is also a Non-U.S. Dollar Denominated Debt Security will be determined for any accrual period in the applicable foreign currency and then translated into U.S. dollars, in the same manner as interest income accrued by a holder on the accrual basis, as described above (regardless of such holder’s regular method of accounting). A U.S. Holder will recognize foreign currency exchange gain or loss when OID is paid (including, upon the sale of such debt security, the receipt of proceeds which include amounts attributable to OID previously included in income) to the extent of the difference between the U.S. dollar value of such payment (determined by translating the foreign currency received at the spot rate for such foreign currency on the date such payment is received) and the U.S. dollar value of the accrued OID (determined in the same manner as for accrued interest). For these purposes, all receipts on a debt security will be viewed: (i) first, as the receipt of any stated interest payment called for under the terms of the debt security, (ii) second, as receipts of previously accrued OID (to the extent thereof), with payments considered made for the earliest accrual periods first, and (iii) third, as the receipt of principal.

The amount of market discount on Non-U.S. Dollar Denominated Debt Securities includible in income generally will be determined by translating the market discount determined in the foreign currency into U.S. dollars at the spot rate on the date the Non-U.S. Dollar Denominated Debt Security is retired or otherwise disposed of. If a U.S. Holder elected to accrue market discount currently, then the amount which accrues is determined in the foreign currency and then translated into U.S. dollars on the basis of the average exchange rate in effect during such accrual period. A U.S. Holder will recognize foreign currency exchange gain or loss with respect to market discount which is accrued currently using the approach applicable to the accrual of interest income as described above.

Amortizable bond premium on a Non-U.S. Dollar Denominated Debt Security will be computed in the applicable foreign currency. If a U.S. Holder elected to amortize the premium, the amortizable bond premium will reduce interest income in the applicable foreign currency. At the time bond premium is amortized, foreign currency exchange gain or loss will be realized based on the difference between spot rates at such time and the time of acquisition of the Non-U.S. Dollar Denominated Debt Security. If a U.S. Holder does not elect to amortize bond premium, the bond premium computed in the foreign currency must be translated into U.S. dollars at the spot rate on the maturity date and such bond premium will constitute a capital loss which may be offset or eliminated by foreign currency exchange gain.

If a U.S. Holder purchases a Non-U.S. Dollar Denominated Debt Security with previously owned foreign currency, foreign currency exchange gain or loss (which will be treated as ordinary income or loss) will be recognized in an amount equal to the difference, if any, between the tax basis in the foreign currency and the U.S. dollar fair market value of the foreign currency used to purchase the Non-U.S. Dollar Denominated Debt Security, determined on the date of purchase.

Upon the sale, exchange, retirement, or other taxable disposition of a Non-U.S. Dollar Denominated Debt Security, a U.S. Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement, or other disposition (less an amount equal to any accrued and unpaid interest not previously included in income, which will be treated as a payment of interest for U.S. federal income tax purposes) and the adjusted tax basis in the Non-U.S. Dollar Denominated Debt Security. The adjusted tax basis in a Non-U.S. Dollar Denominated Debt Security will equal the amount paid for the Non-U.S. Dollar Denominated Debt Security, increased by the amounts of any market discount or OID previously included in income with respect to the Non-U.S. Dollar Denominated Debt Security and reduced by any amortized acquisition or other premium and any principal payments received in respect of the Non-U.S. Dollar Denominated Debt Security. The amount of any payment in or adjustments measured by foreign currency will be equal to the U.S. dollar value of the foreign currency on the date of the purchase or adjustment. The amount realized will be based on the U.S. dollar value of the foreign currency on the date the payment is received or the Non-U.S. Dollar Denominated Debt Security is disposed of (or deemed disposed of as a result of a material change in the terms of the debt security). If, however, a Non-U.S. Dollar Denominated Debt Security is traded on an established securities market and the U.S. Holder uses the cash basis method of tax accounting, the U.S. dollar value of the amount realized will be determined by translating the foreign currency payment at the spot rate of exchange on the settlement date of the purchase or sale. A U.S. Holder that uses the accrual basis method of tax accounting may elect the same treatment with respect to the purchase and sale of Non-U.S. Dollar Denominated Debt Securities traded on an established securities market, provided that the election is applied consistently.

Except with respect to market discount as discussed above, and the foreign currency rules discussed below, gain or loss recognized upon the sale, exchange, retirement, or other taxable disposition of a Non-U.S. Dollar Denominated Debt Security will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange, retirement, or other disposition, the Non-U.S. Dollar Denominated Debt Security has been held for more than one year. Net long-term capital gain recognized by a non-corporate U.S. Holder before January 1, 2009 generally is subject to tax at a maximum rate of 15%. The ability of U.S. Holders to deduct capital losses is subject to limitations under the Code.

A portion of the gain or loss with respect to the principal amount of a Non-U.S. Dollar Denominated Debt Security may be treated as foreign currency exchange gain or loss. Foreign currency exchange gain or loss will be treated as ordinary income or loss. For these purposes, the principal amount of the Non-U.S. Dollar Denominated Debt Security is the purchase price for the Non-U.S. Dollar Denominated Debt Security calculated in the foreign currency on the date of purchase, and the amount of exchange gain or loss recognized is equal to the difference between (i) the U.S. dollar value of the principal amount determined on the date of the sale, exchange, retirement or other disposition of the Non-U.S. Dollar Denominated Debt Security and (ii) the U.S. dollar value of the principal amount determined on the date the foreign currency debt security was purchased. The amount of foreign currency exchange gain or loss will be limited to the amount of overall gain or loss realized on the disposition of the Non-U.S. Dollar Denominated Debt Security.

The tax basis in foreign currency received as interest on a Non-U.S. Dollar Denominated Debt Security will be the U.S. dollar value of the foreign currency determined at the spot rate in effect on the date the foreign currency is received. The tax basis in foreign currency received on the sale, exchange, retirement, or other disposition of a Non-U.S. Dollar Denominated Debt Security will be equal to the U.S. dollar value of the foreign currency, determined at the time of the sale, exchange, retirement or other disposition. As discussed above, if the Non-U.S. Dollar Denominated Debt Securities are traded on an established securities market, a cash basis U.S. Holder (or, upon election, an accrual basis U.S. Holder) will determine the U.S. dollar value of the foreign currency by translating the foreign currency received at the spot rate of exchange on the settlement date of the sale, exchange, retirement, or other disposition. Accordingly, in such case, no foreign currency exchange gain or loss will result from currency fluctuations between the trade date and settlement date of a sale, exchange, retirement, or other disposition. Any gain or loss recognized on a sale, exchange, retirement, or other disposition of foreign currency (including its exchange for U.S. dollars or its use to purchase debt securities) will be ordinary income or loss.

For special treatment of Non-U.S. Dollar Denominated Debt Securities that are also contingent payment debt securities, see the applicable prospectus supplement.

Consequences to Non-U.S. Holders

The following is a summary of certain U.S. federal income tax consequences that will apply to Non-U.S. Holders of debt securities.

Payments of Interest. Under current U.S. federal income tax law and subject to the discussion below concerning backup withholding, principal (and premium, if any) and interest payments, including any OID, that are received from us or our agent and that are not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States, or a permanent establishment maintained in the United States if certain tax treaties apply, generally will not be subject to U.S. federal income or withholding tax except as provided below. Interest, including any OID, may be subject to a 30% withholding tax (or less under an applicable treaty, if any) if:

•	a Non-U.S. Holder actually or constructively owns 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	a Non-U.S. Holder is a “controlled foreign corporation” for U.S. federal income tax purposes that is related to us (directly or indirectly) through stock ownership;

•	a Non-U.S. Holder is a bank extending credit under a loan agreement in the ordinary course of its trade or business;

•

the interest payments on the debt security are determined by reference to the income, profits, changes in the value of property or other attributes of the debtor or a related party (other than payments that are based on the value of a security or index of securities that are, and will continue to be, actively traded within the meaning of Section 1092(d) of the Code, and that are not nor will be a “United States real property interest” as described in Section 897(c)(1) or 897(g) of the Code); or

•	the Non-U.S. Holder does not satisfy the certification requirements described below.

In the case of debt securities in registered form, a Non-U.S. Holder generally will satisfy the certification requirements if either: (A) the Non-U.S. Holder certifies to us or our agent, under penalties of perjury, that it is a non-United States person and provides its name and address (which certification may generally be made on an IRS Form W-8BEN, or a successor form), or (B) a securities clearing organization, bank, or other financial institution that holds customer securities in the ordinary course of its trade or business (a “financial institution”) and holds the debt security certifies to us or our agent under penalties of perjury that either it or another financial institution has received the required statement from the Non-U.S. Holder certifying that it is a non-United States person and furnishes us with a copy of the statement.

Special rules apply with respect to compliance with certain restrictions and procedures relating to the offer, sale, and delivery of and payments on bearer debt securities. We generally will issue debt securities only in registered form, without coupons, although we may issue debt securities in bearer form, in which case we will so specify the applicable restrictions and procedures in the applicable prospectus supplement.

Payments not meeting the requirements set forth above and thus subject to withholding of U.S. federal income tax may nevertheless be exempt from withholding (or subject to withholding at a reduced rate) if the Non-U.S. Holder provides us with a properly executed IRS Form W-8BEN (or successor form) claiming an exemption from, or reduction in, withholding under the benefit of a tax treaty, or IRS Form W-8ECI (or other applicable form) stating that interest paid on the debt securities is not subject to withholding tax because it is effectively connected with the conduct of a trade or business within the United States as discussed below. To claim benefits under an income tax treaty, a Non-U.S. Holder must obtain a taxpayer identification number and certify as to its eligibility under the appropriate treaty’s limitations on benefits article. In addition, special rules may apply to claims for treaty benefits made by Non-U.S. Holders that are entities rather than individuals. A Non-U.S. Holder that is eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Additional Payments. If the amount or timing of any payments on a debt security is contingent, the interest payments on the debt security may be treated as “contingent interest” under Section 871(h)(4) of the Code, in which case such interest may not be eligible for the exemption from U.S. federal income and withholding tax, as described above (other than for a holder that otherwise claims an exemption from, or reduction in, withholding under the benefit of an income tax treaty). In certain circumstances, if specified in the applicable prospectus supplement, we will pay to a Non-U.S. Holder of any debt security additional amounts to ensure that every net payment on that debt security will not be less, due to the payment of U.S. federal withholding tax, than the amount then otherwise due and payable. See “Description of Debt

Securities—Payment of Additional Amounts” above. However, because the likelihood that such payments will be made is remote, we do not believe that, because of these potential additional payments, the interest on the debt securities should be treated as contingent interest.

Sale, Exchange, or Retirement of Debt Securities. A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any capital gain or market discount realized on the sale, exchange, retirement, or other disposition of debt securities, provided that: (a) the gain is not effectively connected with the conduct of a trade or business within the United States, or a permanent establishment maintained in the United States if certain tax treaties apply, and (b) in the case of a Non-U.S. Holder that is an individual, the Non-U.S. Holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, or other disposition of the debt security. An individual Non-U.S. Holder who is present in the United States for 183 days or more in the taxable year of sale, exchange, or other disposition of a debt security, and if certain other conditions are met, will be subject to U.S. federal income tax at a rate of 30% on the gain realized on the sale, exchange, or other disposition of such debt security.

Income Effectively Connected with a Trade or Business within the United States. If a Non-U.S. Holder of a debt security is engaged in the conduct of a trade or business within the United States and if interest (including any OID) on the debt security, or gain realized on the sale, exchange, or other disposition of the debt security, is effectively connected with the conduct of such trade or business (and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder, although exempt from U.S. federal withholding tax (provided that the certification requirements discussed above are satisfied), generally will be subject to U.S. federal income tax on such interest (including any OID) or gain on a net income basis in the same manner as if it were a U.S. Holder. Non-U.S. holders should read the material under the heading “—Consequences to U.S. Holders,” for a description of the U.S. federal income tax consequences of acquiring, owning, and disposing of debt securities. In addition, if such Non-U.S. Holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable U.S. income tax treaty) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the United States, subject to certain adjustments.

Convertible, Renewable, Extendible, Indexed, and Other Debt Securities

Special U.S. federal income tax rules are applicable to certain other debt securities, including contingent Non-U.S. Dollar Denominated Debt Securities, debt securities that may be convertible into or exercisable or exchangeable for our common or preferred stock or other securities or debt or equity securities of one or more third parties, debt securities the payments on which are determined or partially determined by reference to any index and other debt securities that are subject to the rules governing contingent payment obligations which are not subject to the rules governing variable rate debt securities, any renewable and extendible debt securities and any debt securities providing for the periodic payment of principal over the life of the debt security. The material U.S. federal income tax considerations with respect to these debt securities will be discussed in the applicable pricing supplement.

Backup Withholding and Information Reporting

In general, in the case of a U.S. Holder, other than certain exempt holders, we and other payors are required to report to the IRS all payments of principal, any premium, and interest on the debt security, and the accrual of OID on an OID debt security. In addition, we and other payors generally are required to report to the IRS any payment of proceeds of the sale of a debt security before maturity. Additionally, backup withholding generally will apply to any payments, including payments of OID, if a U.S. Holder fails to provide an accurate taxpayer identification number and certify that the taxpayer identification number is correct, the U.S. Holder is notified by the IRS that it has failed to report all interest and dividends required to be shown on its U.S. federal income tax returns or a U.S. Holder does not certify that it has not underreported its interest and dividend income. If applicable, backup withholding will be imposed at a rate of 28%. This rate is scheduled to increase to 31% after 2010.

In the case of a Non-U.S. Holder, backup withholding and information reporting will not apply to payments made if the Non-U.S. Holder provides the required certification that it is not a United States person, or the Non-U.S. Holder otherwise establishes an exemption, provided that the payor or withholding agent does not have actual knowledge that the holder is a United States person, or that the conditions of any exemption are not satisfied.

In addition, payments of the proceeds from the sale of a debt security to or through a foreign office of a broker or the foreign office of a custodian, nominee, or other dealer acting on behalf of a holder generally will not be subject to information reporting or backup withholding. However, if the broker, custodian, nominee, or other dealer is a United States person, the government of the United States or the government of any state or political subdivision of any state, or any agency or instrumentality of any of these governmental units, a controlled foreign corporation for U.S. federal income tax purposes, a foreign partnership that is either engaged in a trade or business within the United States or whose United States partners in the aggregate hold more than 50% of the income or capital interest in the partnership, a foreign person 50% or more of whose gross income for a certain period is effectively connected with a trade or business within the United States, or a United States branch of a foreign bank or insurance company, information reporting (but not backup withholding) generally will be required with respect to payments made to a holder unless the broker, custodian, nominee, or other dealer has documentation of the holder’s foreign status and the broker, custodian, nominee, or other dealer has no actual knowledge to the contrary.

Payment of the proceeds from a sale of a debt security to or through the United States office of a broker is subject to information reporting and backup withholding, unless the holder certifies as to its non-United States person status or otherwise establishes an exemption from information reporting and backup withholding.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

Taxation of Common Stock, Preferred Stock, and Depositary Shares

This subsection describes the material U.S. federal income tax consequences of the acquisition, ownership, and disposition of the common stock, preferred stock, and depositary shares offered in this prospectus.

Taxation of Holders of Depositary Shares

For U.S. federal income tax purposes, holders of depositary shares generally will be treated as if they were the holders of the preferred stock represented by such depositary shares. Accordingly, such holders will be entitled to take into account, for U.S. federal income tax purposes, income and deductions to which they would be entitled if they were holders of such preferred stock, as described more fully below. Exchanges of preferred stock for depositary shares and depositary shares for preferred stock generally will not be subject to U.S. federal income taxation.

Consequences to U.S. Holders

The following is a summary of certain U.S. federal income tax consequences that will apply to U.S. Holders of our common stock, preferred stock, and depositary shares.

Distributions on Common Stock, Preferred Stock, and Depositary Shares. Distributions made to U.S. Holders out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes, will be included in the income of a U.S. Holder as dividend income and will be subject to tax as ordinary income. Dividends received by a non-corporate U.S. Holder in taxable years beginning before January 1, 2009 that constitute “qualified dividend income” are generally subject to tax at a maximum rate of 15% applicable to net long-term capital gains, provided that certain holding period and other requirements are met. Dividends received by a corporate U.S. Holder, except as described in the next subsection, generally will be eligible for the 70% dividends-received deduction.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a U.S. Holder to the extent that the distributions do not exceed the U.S. Holder’s adjusted tax basis in the shares, but rather will reduce the adjusted tax basis of such shares. To the extent that distributions in excess of our current and accumulated earnings and profits exceed the U.S. Holder’s adjusted tax basis in the shares, such distributions will be included in income as capital gain upon the sale or exchange of the shares. In addition, a corporate U.S. Holder will not be entitled to the dividends-received deduction on this portion of a distribution.

We will notify holders of our shares after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, qualified dividend income, and nondividend distributions, if any.

Limitations on Dividends-Received Deduction. A corporate U.S. Holder may not be entitled to take the 70% dividends-received deduction in all circumstances. Prospective corporate investors in our common stock, preferred stock, or depositary shares should consider the effect of:

•

Section 246A of the Code, which reduces the dividends-received deduction allowed to a corporate U.S. Holder that has incurred indebtedness that is “directly attributable” to an investment in portfolio stock, which may include our common stock, preferred stock, and depositary shares;

•

Section 246(c) of the Code, which, among other things, disallows the dividends-received deduction in respect of any dividend on a share of stock that is held for less than the minimum holding period (generally, for common stock, at least 46 days during the 90 day period beginning on the date which is 45 days before the date on which such share becomes ex-dividend with respect to such dividend); and

•

Section 1059 of the Code, which, under certain circumstances, reduces the basis of stock for purposes of calculating gain or loss in a subsequent disposition by the portion of any “extraordinary dividend” (as defined below) that is eligible for the dividends-received deduction.

Extraordinary Dividends. A corporate U.S. Holder will be required to reduce its tax basis (but not below zero) in our common stock, preferred stock, or depositary shares by the nontaxed portion of any “extraordinary dividend” if the stock was not held for more than two years before the earliest of the date such dividend is declared, announced, or agreed. Generally, the nontaxed portion of an extraordinary dividend is the amount excluded from income by operation of the dividends-received deduction. An extraordinary dividend generally would be a dividend that:

•

in the case of common stock, equals or exceeds 10% of the corporate U.S. Holder’s adjusted tax basis in the common stock, treating all dividends having ex-dividend dates within an 85 day period as one dividend; or

•

in the case of preferred stock, equals or exceeds 5% of the corporate U.S. Holder’s adjusted tax basis in the preferred stock, treating all dividends having ex-dividend dates within an 85 day period as one dividend; or

•	exceeds 20% of the corporate U.S. Holder’s adjusted tax basis in the stock, treating all dividends having ex-dividend dates within a 365 day period as one dividend.

In determining whether a dividend paid on stock is an extraordinary dividend, a corporate U.S. Holder may elect to substitute the fair market value of the stock for its tax basis for purposes of applying these tests if the fair market value as of the day before the ex-dividend date is established to the satisfaction of the Secretary of the Treasury. An extraordinary dividend also includes any amount treated as a dividend in the case of a redemption that is either non-pro rata as to all stockholders or in partial liquidation of the company, regardless of the stockholder’s holding period and regardless of the size of the dividend. Any part of the nontaxed portion of an extraordinary dividend that is not applied to reduce the corporate U.S. Holder’s tax basis as a result of the limitation on reducing its basis below zero would be treated as capital gain and would be recognized in the taxable year in which the extraordinary dividend is received.

Corporate U.S. Holders should consult with their own tax advisors with respect to the possible application of the extraordinary dividend provisions of the Code to the ownership or disposition of common stock, preferred stock, or depositary shares in their particular circumstances.

Sale, Exchange, or other Taxable Disposition. Upon the sale, exchange, or other taxable disposition of our common stock, preferred stock, or depositary shares (other than by redemption or repurchase by us), a U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, or other taxable disposition and the U.S. Holder’s adjusted tax basis in the shares. The amount realized by the U.S. Holder will include the amount of any cash and the fair market value of any other property received upon the sale, exchange, or other taxable disposition of the shares. A U.S. Holder’s tax basis in a share generally will be equal to the cost of the share to such U.S. Holder, which may be adjusted for certain subsequent events (for example, if the U.S. Holder receives a nondividend distribution, as described above). Gain or loss realized on the sale, exchange, or other taxable disposition of our common stock, preferred stock, or depositary shares generally will be capital gain or loss and will be long-term capital gain or loss if the shares have been held for more than one year. Net long-term capital gain recognized by a non-corporate U.S. Holder before January 1, 2009 generally is subject to tax at a maximum rate of 15%. The ability of U.S. Holders to deduct capital losses is subject to limitations under the Code.

Redemption or Repurchase of Common Stock, Preferred Stock, or Depositary Shares. If we are permitted to and redeem or repurchase a U.S. Holder’s common stock, preferred stock, or depositary shares, the redemption or repurchase generally would be a taxable event for U.S. federal income tax purposes. A U.S. Holder would be treated as if it had sold its shares if the redemption or repurchase:

•	results in a complete termination of the U.S. holder’s stock interest in us;

•	is substantially disproportionate with respect to the U.S. Holder; or

•	is not essentially equivalent to a dividend with respect to the U.S. Holder, in each case as determined under the Code.

In determining whether any of these tests has been met, shares of stock considered to be owned by a U.S. Holder by reason of certain constructive ownership rules set forth in Section 318 of the Code, as well as shares actually owned, must be taken into account.

If we redeem or repurchase a U.S. Holder’s shares in a redemption or repurchase that meets one of the tests described above, the U.S. Holder generally would recognize taxable gain or loss equal to the sum of the amount of cash and fair market value of property (other than our stock or the stock of a successor to us) received less the U.S. Holder’s tax basis in the shares redeemed or repurchased. This gain or loss generally would be long-term capital gain or capital loss if the shares have been held for more than one year.

If a redemption or repurchase does not meet any of the tests described above, a U.S. Holder generally will be taxed on the cash and fair market value of the property received as a dividend to the extent paid out of our current and accumulated earnings and profits. Any amount in excess of our current or accumulated earnings and profits would first reduce the U.S. holder’s tax basis in the shares and thereafter would be treated as capital gain. If a redemption or repurchase is treated as a distribution that is taxable as a dividend, the U.S. Holder’s tax basis in the redeemed or repurchased shares would be transferred to the remaining shares of our stock that the U.S. Holder owns, if any.

Special rules apply if we redeem our common stock, preferred stock, or depositary shares for our debt securities. We will discuss any special U.S. federal income tax considerations in the applicable prospectus supplement if we have the option to redeem our common stock, preferred stock, or depositary shares for our debt securities.

Consequences to Non-U.S. Holders

The following is a summary of certain U.S. federal income tax consequences that will apply to Non-U.S. Holders of our common stock, preferred stock, and depositary shares.

Distributions on Common Stock, Preferred Stock, and Depositary Shares. Distributions made to Non-U.S. Holders out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes, and that is not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States, or a permanent establishment maintained in the United States if certain tax treaties apply, generally will be subject to U.S. federal income and withholding tax at a rate of 30% (or lower rate under an applicable treaty, if any). Payments subject to withholding of U.S. federal income tax may nevertheless be exempt from withholding (or subject to withholding at a reduced rate) if the Non-U.S. Holder provides us with a properly executed IRS Form W-8BEN (or successor form) claiming an exemption from, or reduction in, withholding under the benefit of a tax treaty, or IRS Form W-8ECI (or other applicable form) stating that a dividend paid on our shares is not subject to withholding tax because it is effectively connected with the conduct of a trade or business within the United States, as discussed below.

To claim benefits under an income tax treaty, a Non-U.S. Holder must certify to us or our agent, under penalties of perjury, that it is a non-United States person and provide its name and address (which certification may generally be made on an IRS Form W-8BEN, or a successor form), obtain a taxpayer identification number, and certify as to its eligibility under the appropriate treaty’s limitations on benefits article. In addition, special rules may apply to claims for treaty benefits made by Non-U.S. Holders that are entities rather than individuals. A Non-U.S. Holder that is eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Sale, Exchange, or other Taxable Disposition. A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any capital gain realized on the sale, exchange, or other taxable disposition of our common stock, preferred stock, or depositary shares, provided that: (a) the gain is not effectively connected with the conduct of a trade or business within the United States, or a permanent establishment maintained in the United States if certain tax treaties apply, (b) in the case of a Non-U.S. Holder that is an individual, the Non-U.S. Holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, or other disposition of the shares, and (c) we are not nor have we been a “United States real property holding corporation” for U.S. federal income tax purposes. An individual Non-U.S. Holder who is present in the United States for 183 days or more in the taxable year of sale, exchange, or other disposition of our common stock, preferred stock, or depositary shares, and if certain other conditions are met, will be subject to U.S. federal income tax at a rate of 30% on the gains realized on the sale, exchange, or other disposition of such shares.

We would not be treated as a “United States real property holding corporation” if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. Even if we are treated as a “United States real property holding corporation,” a Non-U.S. Holder’s sale of our common stock, preferred stock, or depositary shares nonetheless generally will not be subject to U.S. federal income or withholding tax, provided that (a) our stock owned is of a class that is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market, and (b) the selling Non-U.S. Holder held, actually or constructively, 5% or less of our outstanding stock of that class at all times during the five-year period ending on the date of disposition.

To the extent we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes and a Non-U.S. Holder held, directly or indirectly, at any time during the five-year period ending on the date of disposition, more than 5% of the class of stock and the non-U.S. Holder was not eligible for any treaty exemption, any gain on the sale of our common stock, preferred stock, or depositary shares would be treated as effectively connected with a trade or business within the United States, the treatment of which is described below, and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

We believe that we are not currently, and do not anticipate becoming, a “United States real property holding corporation” for U.S. federal income tax purposes.

Income Effectively Connected with a Trade or Business within the United States. If a Non-U.S. Holder of our common stock, preferred stock, or depositary shares is engaged in the conduct of a trade or business within the United States and if dividends on the shares, or gain realized on the sale, exchange, or other disposition of the shares, are effectively connected with the conduct of such trade or business (and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder, although exempt from U.S. federal withholding tax (provided that the certification requirements discussed above are satisfied), generally will be subject to U.S. federal income tax on such dividends or gain on a net income basis in the same manner as if it were a U.S. Holder. Non-U.S. Holders should read the material under the heading “—Consequences to U.S. Holders” above for a description of the U.S. federal income tax consequences of acquiring, owning, and disposing of our common stock, preferred stock, or depositary shares. In addition, if such Non-U.S. Holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable U.S. income tax treaty) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the United States, subject to certain adjustments.

Backup Withholding and Information Reporting

In general, in the case of a U.S. Holder, other than certain exempt holders, we and other payors are required to report to the IRS all payments of dividends on our common stock, preferred stock, or depositary shares. In addition, we and other payors generally are required to report to the IRS any payment of proceeds of the sale of common stock, preferred stock, or depositary shares. Additionally, backup withholding generally will apply to any dividend payment and to proceeds received on a sale or exchange if a U.S. Holder fails to provide an accurate taxpayer identification number and certify that the taxpayer identification number is correct, the U.S. Holder is notified by the IRS that it has failed to report all dividends required to be shown on its U.S. federal income tax returns, or the U.S. Holder does not certify that it has not underreported its interest and dividend income. If applicable, backup withholding will be imposed at a rate of 28%. This rate is scheduled to increase to 31% after 2010.

In the case of a Non-U.S. Holder, backup withholding and information reporting will not apply to payments made if the Non-U.S. Holder provides the required certification that it is not a United States person, as described above, or the Non-U.S. Holder otherwise establishes an exemption, provided that the payor or withholding agent does not have actual knowledge that the holder is a United States person, or that the conditions of any exemption are not satisfied.

In addition, payments of the proceeds from the sale of our common stock, preferred stock, or depositary shares to or through a foreign office of a broker or the foreign office of a custodian, nominee, or other dealer acting on behalf of a holder generally will not be subject to information reporting or backup withholding. However, if the broker, custodian, nominee, or other dealer is a United States person, the government of the United States or the government of any state or political subdivision of any state, or any agency or instrumentality of any of these governmental units, a controlled foreign corporation for U.S. federal income tax purposes, a foreign partnership that is either engaged in a trade or business within the United States or whose United States partners in the aggregate hold more than 50% of the income or capital interest in the partnership, a foreign person 50% or more of whose gross income for a certain period is effectively connected with a trade or business within the United States, or a United States branch of a foreign bank or insurance company, information reporting (but not backup withholding) generally will be required with respect to payments made to a holder unless the broker, custodian, nominee, or other dealer has documentation of the holder’s foreign status and the broker, custodian, nominee, or other dealer has no actual knowledge to the contrary.

Payment of the proceeds from a sale of our common stock, preferred stock, or depositary shares to or through the United States office of a broker is subject to information reporting and backup withholding, unless the holder certifies as to its non-United States person status or otherwise establishes an exemption from information reporting and backup withholding.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

Convertible Preferred Stock and Other Equity Securities

Special U.S. federal income tax rules are applicable to certain other of our equity securities, including preferred stock convertible into or exercisable or exchangeable for our common stock or other securities. The material U.S. federal income tax considerations with respect to these securities will be discussed in the applicable pricing supplement. Investors should consult with their own tax advisors regarding the specific U.S. federal income tax considerations with respect to these securities.

Taxation of Warrants

The applicable prospectus supplement will contain a discussion of any special U.S. federal income tax considerations with respect to the acquisition, ownership, and disposition of warrants offered in this prospectus, including any tax considerations relating to the specific terms of the warrants. Investors considering the purchase of warrants we are offering should carefully examine the applicable prospectus supplement regarding the special U.S. federal income tax considerations, if any, of the acquisition, ownership, and disposition of the warrants.

Investors should consult with their own tax advisors regarding the U.S. federal income tax consequences and the tax consequences of any other taxing jurisdiction relating to the ownership and disposition of warrants we are offering in light of their investment or tax circumstances.

Taxation of Purchase Contracts

The applicable prospectus supplement will contain a discussion of any special U.S. federal income tax considerations with respect to the acquisition, ownership, and disposition of purchase contracts offered in this prospectus, including any tax considerations relating to the specific terms of the purchase contracts. Investors considering the purchase of purchase contracts we are offering should carefully examine the applicable prospectus supplement regarding the special U.S. federal income tax considerations, if any, of the acquisition, ownership, and disposition of the purchase contracts.

Investors should consult with their own tax advisors regarding the U.S. federal income tax consequences and the tax consequences of any other taxing jurisdiction relating to the ownership and disposition of the purchase contracts in light of their investment or tax circumstances.

Taxation of Units

The applicable prospectus supplement will contain a discussion of any special U.S. federal income tax considerations with respect to the acquisition, ownership, and disposition of units that we are offering, including any tax considerations relating to the specific terms of the units. Investors considering the purchase of units that we are offering should carefully examine the applicable prospectus supplement regarding the special U.S. federal income tax consequences, if any, of the acquisition, ownership, and disposition of the units.

Investors should consult with their own tax advisors regarding the U.S. federal income tax consequences and the tax consequences of any other taxing jurisdiction relating to the ownership and disposition of units comprised of two or more of the securities we are offering in light of their investment or tax circumstances.

Reportable Transactions

Applicable Treasury regulations require taxpayers that participate in “reportable transactions” to disclose their participation to the IRS by attaching Form 8886 to their U.S. federal tax returns and to retain a copy of all documents and records related to the transaction. In addition, “material advisors” with respect to such a transaction may be required to file returns and maintain records, including lists identifying investors in the transactions, and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based on any of several criteria, one or more of which may be present with respect to an investment in the securities that we are offering. Whether an investment in these securities constitutes a “reportable transaction” for any investor depends on the investor’s particular circumstances. The Treasury regulations provide that, in addition to certain other transactions, a “loss transaction”

constitutes a “reportable transaction.” A “loss transaction” is any transaction resulting in the taxpayer claiming a loss under Section 165 of the Code, in an amount equal to or in excess of certain threshold amounts, subject to certain exceptions. The Treasury regulations specifically provide that a loss resulting from a “Section 988 transaction” will constitute a Section 165 loss, and certain exceptions will not be available if the loss from sale or exchange is treated as ordinary under Section 988. In general, certain securities issued in a foreign currency will be subject to the rules governing foreign currency exchange gain or loss. Therefore, losses realized with respect to such a security may constitute a Section 988 transaction, and a holder of such a security that recognizes exchange loss in an amount that exceeds the loss threshold amount applicable to that holder may be required to file Form 8886. Investors should consult their own tax advisors concerning any possible disclosure obligation they may have with respect to their investment in the securities that we are offering and should be aware that, should any “material advisor” determine that the return filing or investor list maintenance requirements apply to such a transaction, they would be required to comply with these requirements.

EU DIRECTIVE ON THE TAXATION OF SAVINGS INCOME

On July 1, 2005, a directive adopted by the European Union Council of Economic and Finance Ministers regarding the taxation of savings income payments came into effect. The directive obliges a member state of the European Union, or the “EU,” to provide to the tax authorities of another EU member state details of payments of interest or other similar income payments made by a person within its jurisdiction for the immediate benefit of an individual or to certain non-corporate entities resident in that other EU member state (or for certain payments secured for their benefit). However, Austria, Belgium, and Luxembourg have opted out of the reporting requirements and are instead applying a special withholding tax for a transitional period in relation to such payments of interest, deducting tax at rates rising over time to 35.00%. This transitional period commenced on July 1, 2005 and will terminate at the end of the first fiscal year following agreement by certain non-EU countries to the exchange of information relating to such payments.

Also with effect from July 1, 2005, a number of non-EU countries and certain dependent or associated territories of EU member states have adopted similar measures (either provision of information or transitional withholding) in relation to payments of interest or other similar income payments made by a person in that jurisdiction for the immediate benefit of an individual or to certain non-corporate entities in any EU member state. The EU member states have entered into reciprocal provision of information or transactional special withholding tax arrangements with certain of those dependent or associated territories. These apply in the same way to payments by persons in any EU member state to individuals or certain non-corporate residents of those territories.

PLAN OF DISTRIBUTION

We may sell the securities offered under this prospectus:

•	through underwriters;

•	through dealers;

•	through agents; or

•	directly to purchasers.

The underwriters, dealers, or agents may include Banc of America Securities LLC, Banc of America Securities Limited, or any of our other affiliates.

Each prospectus supplement relating to an offering of securities will state the terms of the offering, including:

•	the names of any underwriters, dealers, or agents;

•	the public offering or purchase price of the offered securities and the net proceeds that we will receive from the sale;

•	any underwriting discounts and commissions or other items constituting underwriters’ compensation;

•	any discounts, commissions, or fees allowed or paid to dealers or agents; and

•	any securities exchange on which the offered securities may be listed.

Distribution Through Underwriters

We may offer and sell securities from time to time to one or more underwriters who would purchase the securities as principal for resale to the public, either on a firm commitment or best efforts basis. If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of the sale and will name them in the applicable prospectus supplement. In connection with these sales, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts and commissions. The underwriters also may receive commissions from purchasers of securities for whom they may act as agent. Unless we specify otherwise in the applicable prospectus supplement, the underwriters will not be obligated to purchase the securities unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the securities, they will be required to purchase all of the offered securities. The underwriters may acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or varying prices determined at the time of sale. The underwriters may sell the offered securities to or through dealers, and those dealers may receive discounts, concessions, or commissions from the underwriters as well as from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Distribution Through Dealers

We may offer and sell securities from time to time to one or more dealers who would purchase the securities as principal. The dealers then may resell the offered securities to the public at fixed or varying prices to be determined by those dealers at the time of resale. We will set forth the names of the dealers and the terms of the transaction in the applicable prospectus supplement.

Distribution Through Agents

We may offer and sell securities on a continuous basis through agents that become parties to an underwriting or distribution agreement. We will name any agent involved in the offer and sale and describe any commissions payable by us in the applicable prospectus supplement. Unless we specify otherwise in the applicable prospectus supplement, the agent will be acting on a best efforts basis during the appointment period.

Direct Sales

We may sell directly to, and solicit offers from, institutional investors or others who may be deemed to be underwriters, as defined in the Securities Act of 1933, for any resale of the securities. We will describe the terms of any sales of this kind in the applicable prospectus supplement.

General Information

Underwriters, dealers, or agents participating in an offering of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities for whom they act as agent, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

We may offer to sell securities either at a fixed price or at prices that may vary, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. Securities may be sold in connection with a remarketing after their purchase by one or more firms including our affiliates, acting as principal for their own accounts or as our agent.

In connection with an underwritten offering of the securities, the underwriters may engage in over-allotment, stabilizing transactions, and syndicate covering transactions in accordance with Regulation M under the Securities Exchange Act of 1934. Over-allotment involves sales in excess of the offering size, which creates a short position for the underwriters. The underwriters may enter bids for, and purchase, securities in the open market in order to stabilize the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions. In addition, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. These activities may cause the price of the securities to be higher than it would otherwise be. Those activities, if commenced, may be discontinued at any time.

Ordinarily, each issue of securities will be a new issue, and there will be no established trading market for any security other than our common stock prior to its original issue date. We may not list any particular series of securities on a securities exchange or quotation system. Any underwriters to whom or agents through whom the offered securities are sold for offering and sale may make a market in the offered securities. However, any underwriters or agents that make a market will not be obligated to do so and may stop doing so at any time without notice. We cannot assure you that there will be a liquid trading market for the offered securities.

Under agreements entered into with us, underwriters and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution for payments the underwriters or agents may be required to make.

The offer and sale of any securities by Banc of America Securities LLC or any of our other affiliates that is a member of the National Association of Securities Dealers, Inc., or the “NASD,” will comply with the requirements of Rule 2720 of the Conduct Rules of the NASD regarding a member firm’s offer and sale of securities of an affiliate. As required by Rule 2720, any such offer and sale will not be made to any discretionary account without the prior approval of the customer.

The maximum commission or discount to be received by any NASD member or independent broker-dealer will not be greater than 8% of the initial gross proceeds from the sale of any security being sold.

Although we expect that delivery of securities generally will be made against payment on or about the third business day following the date of any contract for sale, we may specify a longer settlement cycle in the applicable prospectus supplement. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, if we have specified a longer settlement cycle in the applicable prospectus supplement for an offering of securities, purchasers who wish to trade those securities on the date of the contract for sale, or on one or more of the next succeeding business days as we will specify in the applicable prospectus supplement, will be required, by virtue of the fact that those securities will settle in more than T+3, to specify an alternative settlement cycle at the time of the trade to prevent a failed settlement and should consult their own advisors in connection with that election.

An underwriter or agent participating in an offering of securities may make the securities available for distribution on the Internet through a proprietary website and/or a third-party system operated by MarketAxess Corporation, an Internet-based communications technology provider. MarketAxess Corporation provides its system as a conduit for communications for broker-dealers and their customers and is not a party to any transactions. MarketAxess Corporation, a registered broker-dealer, will receive compensation from any broker-dealer based on transactions the broker-dealer conducts through its system. Any underwriter or agent that makes securities available to its customers through Internet distributions, whether made through a proprietary or third-party system, will make the securities available on the same terms as distributions made through other channels.

The underwriters, agents, and their affiliates may engage in financial or other business transactions with us and our subsidiaries in the ordinary course of business.

Market-Making Transactions by Affiliates

Following the initial distribution of securities, our affiliates, including Banc of America Securities LLC and Banc of America Securities Limited, may buy and sell the securities in secondary market transactions as part of their business as broker-dealers. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. This prospectus and any related prospectus supplements may be used by one or more of our affiliates in connection with these market-making transactions to the extent permitted by applicable law. Our affiliates may act as principal or agent in these transactions.

The aggregate initial offering price specified on the cover of the applicable prospectus supplement will relate to the initial offering of securities not yet issued as of the date of this prospectus. This amount does not include any securities to be sold in market-making transactions. The securities to be sold in market-making transactions include securities issued after the date of this prospectus.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or our agent inform you in your confirmation of sale that the security is being purchased in its original offering and sale, you may assume that you are purchasing the security in a market-making transaction.

ERISA CONSIDERATIONS

A fiduciary of a pension plan or other employee benefit plan, including a governmental plan, an individual retirement account, or a Keogh plan, proposing to invest in the securities being offered should consider this section carefully. This summary is based on provisions of the Employee Retirement Income Security Act of 1974, as amended (commonly referred to as “ERISA”), and the Code as of the date of this prospectus. This summary does not purport to be complete and is qualified in its entirety by reference to ERISA and the Code. No assurance can be given that future legislation, administrative regulations, or rulings or court decisions will not significantly modify the requirements summarized in this section. Any changes may be retroactive and could apply to transactions entered into prior to the date of their enactment or release.

The fiduciary investment considerations summarized in this section generally apply to private employee benefit plans, individual retirement accounts, and plans subject to Section 4975 of the Code, but generally do not apply to governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), and foreign plans (as described in Section 4(b)(4) of ERISA). However, these other plans may be subject to similar provisions under applicable federal, state, local, foreign, or other regulations, rules, or laws (“similar laws”). The following discussion focuses on issues affecting employee benefit plans subject to ERISA, but the fiduciaries of employee benefit plans subject to similar laws should also consider these issues in general terms as well as any further issues arising under the applicable similar laws.

Before authorizing an investment in the securities, fiduciaries of employee benefit plans subject to ERISA, which we refer to as “ERISA Plans,” should consider, among other factors, (a) the fiduciary standards under ERISA, (b) whether investment in the securities satisfies the prudence and diversification requirements of ERISA, and (c) whether such fiduciaries have authority to make the investment under the appropriate plan investment policies and governing instruments and under Title I of ERISA.

In determining whether an investment is prudent for purposes of ERISA, the fiduciaries of an ERISA Plan should consider all relevant facts and circumstances including, without limitation, whether the investment provides sufficient liquidity in light of the foreseeable needs of the ERISA Plan, and whether the investment is reasonably designed, as part of the ERISA Plan assets with respect to which the fiduciary has investment duties, to further the purposes of the ERISA Plan, taking into consideration (a) the risk of loss and the opportunity for gain (or other return) associated with the investment, (b) the ERISA Plan’s portfolio composition with regards to diversification, and (c) the projected return of the ERISA Plan’s total portfolio relative to the anticipated cash flow needs of the ERISA Plan. In addition, fiduciaries of ERISA Plans should determine whether the particular type of securities in which they propose to invest poses more specific concerns under ERISA. For example, a fiduciary of an ERISA Plan considering an investment in our subordinated debt securities should determine whether it holds any of our senior debt securities and how any such holdings and the exercise of rights thereunder might impact its proposed investment. We make no representation with respect to whether an investment in the securities would be a suitable investment for any ERISA Plan. It is the obligation of the fiduciaries of an ERISA Plan to consider whether an investment in the securities by the ERISA Plan, when judged in light of the overall portfolio of the ERISA Plan, will meet the prudence, diversification, and other applicable standards of ERISA.

In addition to making the threshold determination that the use of the assets of an ERISA Plan to acquire the securities is consistent with the fiduciary duties imposed by ERISA, a fiduciary should also consider the potential effects of the Plan Assets Regulation (as defined below) on the acquisition of such securities. For purposes of this discussion, we refer to ERISA Plans, together with individual retirement accounts or other plans that are not subject to ERISA but are subject to Section 4975 of the Code, as “Covered Plans,” and we refer to the assets of Covered Plans as “plan assets.”

The U.S. Department of Labor has issued a regulation, which we refer to as the “Plan Assets Regulation,” with regard to whether the underlying assets of an entity in which a Covered Plan acquires an equity interest are deemed to be plan assets. Under this regulation, for purposes of ERISA and Section 4975 of the Code, when a Covered Plan acquires an equity interest in an entity, and the equity interest is neither a “publicly-offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the Covered Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity issuing the equity interest, unless it is established either that equity participation in the entity by “benefit plan investors” is not significant or that the entity is an “operating company,” in each case as defined in the Plan Assets Regulation.

The Plan Assets Regulation defines an “equity interest” as any interest in an entity other than an instrument (a) that is treated as indebtedness under applicable local law, (b) which has no substantial equity features, and (c) which specifically includes a beneficial interest in a trust. Debt securities incorporating substantial equity features are generally subject to the Plan Assets Regulation to the same extent as equity interests. In addition, debt securities that are convertible into equity interests may similarly become subject to the Plan Assets Regulation at the time of their conversion. If our assets or the assets of a trust or other vehicle through which the securities are offered were deemed to be “plan assets” of investing Covered Plans, the persons providing services in connection with such assets might be considered “parties in interest” or “disqualified persons” with respect to an investing Covered Plan and could be governed by the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to transactions involving those assets. If this were the case, if anyone with discretionary responsibilities over the assets were affiliated with Bank of America, any discretionary actions undertaken by that person regarding those assets could be deemed to be a prohibited transaction under ERISA or the Code (e.g., the use of fiduciary authority or responsibility in circumstances under which that person has interests that may conflict with the interests of the investing Covered Plan and affect the exercise of that person’s best judgment as a fiduciary).

An exception to plan asset status under the Plan Assets Regulation applies to a class of “equity” interests that are “publicly-offered securities.” Publicly-offered securities are defined as securities that are:

•	widely held, i.e., owned by more than 100 investors independent of the issuer and of each other;

•	freely transferable; and

•

sold to a Covered Plan as part of an offering under an effective registration statement under the Securities Act of 1933 and then timely registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934.

We will specify in the applicable prospectus supplement for an offering of securities if the underwriters in that offering expect that an investment in the securities may constitute an “equity interest” and, if so, whether the securities meet the criteria of “publicly-offered securities” above. However, we can give no assurance in that regard.

Beyond the considerations described above, ERISA and the Code prohibit certain transactions (referred to as “prohibited transactions”) involving the assets of Covered Plans. Persons who have certain specified relationships to a Covered Plan are “parties in interest” within the meaning of ERISA or “disqualified persons” within the meaning of the Code. If we or any of our affiliates are considered a party in interest or a disqualified person with respect to a Covered Plan, then the investment in our securities by the Covered Plan may give rise to a prohibited transaction. There are several ways by which we or any of our affiliates may be considered a party in interest or a disqualified person with respect to a Covered Plan. For example, if we provide banking or financial advisory services to the Covered Plan, or act as a trustee or in a similar fiduciary role for the Covered Plan’s plan assets, we may be considered a party in interest or a disqualified person with respect to that Covered Plan, depending on whether the Covered Plan is an individual retirement account or another type of employee benefit plan.

The U.S. Department of Labor has issued various prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Among these class exemptions are the following:

•	PTCE 96–23, for specified transactions determined by in-house asset managers;

•	PTCE 95–60, for specified transactions involving insurance company general accounts;

•	PTCE 91–38, for specified transactions involving bank collective investment funds;

•	PTCE 90–1, for specified transactions involving insurance company separate accounts; and

•	PTCE 84–14, for specified transactions determined by independent qualified professional asset managers.

The securities may not be purchased or held by any Covered Plan, any entity whose underlying assets include “plan assets” by reason of any Covered Plan’s investment in the entity (a “Plan Asset Entity”), or any person investing “plan assets” of any Covered Plan if that transaction would cause a prohibited transaction, unless the purchaser or holder is eligible for the exemptive relief available under one or more of the class exemptions (or some other applicable exemption) and the conditions of the exemption are satisfied or the requirements of U.S. Department of Labor regulation Section 2550.401c-1 regarding insurance company general accounts are satisfied so that the securities held by the purchaser or holder do not constitute plan assets. In addition, neither a Covered Plan nor a Plan Asset Entity will be eligible to purchase the securities if any entity related to us is acting as a fiduciary with respect to the purchase or is an employer or party in interest or disqualified person with respect to the Covered Plan or Plan Asset Entity, unless one or more of the class exemptions (or another applicable exemption) is available and the conditions of that exemption are satisfied.

Any purchaser or holder of the securities or any interest in the securities will be deemed to have represented by its purchase and holding that either:

•	it is not a Covered Plan or a Plan Asset Entity and is not purchasing the securities on behalf of or with “plan assets” of any Covered Plans;

•

it is eligible for the exemptive relief available under one or more of the class exemptions (or some other applicable exemption) with respect to the purchase or holding of securities if a Covered Plan’s acquisition of the securities would otherwise cause a non-exempt prohibited transaction; or

•	it has satisfied the requirements of U.S. Department of Labor regulation Section 2550.401c-1 such that the securities held by the purchaser or holder do not constitute “plan assets.”

This discussion is a general summary of some of the rules which apply to benefit plans and their related investment vehicles. This summary does not include all of the investment considerations relevant to Covered Plans and should not be construed as legal advice or a legal opinion. If you are the fiduciary of an ERISA plan or a plan subject to similar laws, or an insurance company that is providing investment advice or other features to an ERISA plan or a plan subject to similar laws, and you propose to invest in the securities described in this prospectus with the assets of the plan, you should consult your own advisors for further guidance.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC covering the securities to be offered and sold using this prospectus. You should refer to this registration statement and its exhibits for additional information about us. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all of the information that you may find important, you should review the full text of these documents, which we have included as exhibits to the registration statement.

We file annual, quarterly, and special reports, proxy statements, and other information with the SEC. You may read and copy any document that we file with the SEC at the Public Reference Room of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You also may inspect our filings over the Internet at the SEC’s website, www.sec.gov. The reports and other information we file with the SEC also are available at our website, www.bankofamerica.com. We have included the SEC’s web address and our web address as inactive textual references only. Except as specifically incorporated by reference into this prospectus, information on those websites is not part of this prospectus.

You also can inspect reports and other information we file at the offices of The New York Stock Exchange, Inc., 20 Broad Street, 17th Floor, New York, New York 10005.

The SEC allows us to incorporate by reference the information we file with it. This means that:

•	incorporated documents are considered part of this prospectus;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file with the SEC automatically will update and supersede this incorporated information and information in this prospectus.

We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934:

•	our annual report on Form 10-K for the year ended December 31, 2005;

•

our current reports on Form 8-K or Form 8-K/A filed January 3, 2006 (as amended on March 24, 2006), January 23, 2006, February 22, 2006, March 24, 2006, March 27, 2006, March 28, 2006, March 29, 2006, April 20, 2006, and April 26, 2006 (in each case, other than information that is furnished but deemed not to have been filed); and

•

the description of our common stock which is contained in our registration statement filed under Section 12 of the Securities Exchange Act of 1934, as modified by our current report on Form 8-K dated March 30, 2004.

We also incorporate by reference reports that we will file under Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, but not any information that we may furnish but that is not deemed to be filed.

You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Our business, financial position, and results of operations may have changed since that date.

You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

Bank of America Corporation

Corporate Treasury Division

NC1-007-07-06

100 North Tryon Street

Charlotte, North Carolina 28255

1-866-804-5241

E-mail: securities.administration@bankofamerica.com

FORWARD-LOOKING STATEMENTS

We have included or incorporated by reference in this prospectus and the accompanying prospectus supplement statements that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You may find these statements by looking for words such as “plan,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “potential,” “possible,” or other similar expressions, or future or conditional verbs such as “will,” “should,” “would,” and “could.”

All forward-looking statements, by their nature, are subject to risks and uncertainties. Our actual results may differ materially from those set forth in our forward-looking statements. As a large, international financial services company, we face risks that are inherent in the businesses and market places in which we operate. Information regarding important factors that could cause our future financial performance to vary from that described in our forward-looking statements is contained in our annual report on Form 10-K for the year ended December 31, 2005, which is incorporated in this prospectus by reference, under the captions “Item 1A. Risk Factors,” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations.” See “Where You Can Find More Information” above for information about how to obtain a copy of our annual report.

You should not place undue reliance on any forward-looking statements, which speak only as of the dates they are made.

All subsequent written and oral forward-looking statements attributable to us or any person on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

LEGAL MATTERS

The legality of the securities being registered will be passed upon for us by Helms Mulliss & Wicker, PLLC, Charlotte, North Carolina, and for the underwriters or agents by Morrison & Foerster LLP, New York, New York. Helms Mulliss & Wicker, PLLC regularly performs legal services for us. Some members of Helms Mulliss & Wicker, PLLC performing those legal services own shares of our common stock.

EXPERTS

Our consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in the Report of Management on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to our annual report on Form 10-K for the year ended December 31, 2005 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to our restatement of our financial statements as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

You should rely only on the information incorporated by reference or provided in this prospectus supplement, the accompanying prospectus, any related product supplement, and the pricing supplement. We have not authorized anyone to provide you with different information. We are not offering the securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date on the front of this document.

Our affiliates, including Banc of America Securities LLC and Banc of America Investment Services, Inc., will deliver this prospectus supplement, the accompanying prospectus, any related product supplement, and the pricing supplement for offers and sales in the secondary market.

Medium-Term Notes,

Series L

PROSPECTUS SUPPLEMENT

Banc of America Securities LLC

Banc of America Investment Services, Inc.

April 10, 2008